Exhibit 10.6

Execution Version

$210,000,000

CREDIT AGREEMENT

dated as of December 22, 2004,

by and among

TUESDAY MORNING, INC.,

as Borrower,

TUESDAY MORNING CORPORATION,

and

TMI HOLDINGS, INC.,

as the Parental Entities,

the Lenders referred to herein,

and

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

Swingline Lender and Issuing Lender,

WELLS FARGO BANK, N.A., and LASALLE BANK NATIONAL ASSOCIATION,

as Co-Syndication Agents,

U.S. BANK NATIONAL ASSOCIATION and SOVEREIGN BANK,

as Co-Documentation Agents,

WACHOVIA CAPITAL MARKETS, LLC,

as Co-Lead Arranger and Sole Book Manager,

WELLS FARGO BANK, N.A.,

as Co-Lead Arranger

TABLE OF CONTENTS

ARTICLE I DEFINITIONS
SECTION 1.1	Definitions
SECTION 1.2	Other Definitions and Provisions
SECTION 1.3	Accounting Terms
SECTION 1.4	UCC Terms
SECTION 1.5	Rounding
SECTION 1.6	References to Agreement and Laws
SECTION 1.7	Times of Day
SECTION 1.8	Letter of Credit Amounts

ARTICLE II REVOLVING CREDIT FACILITY
SECTION 2.1	Revolving Credit Loans
SECTION 2.2	Swingline Loans
SECTION 2.3	Procedure for Advances of Revolving Credit Loans and Swingline Loans
SECTION 2.4	Repayment of Loans
SECTION 2.5	Permanent Reduction of the Revolving Credit Commitment
SECTION 2.6	Termination of Revolving Credit Facility
SECTION 2.7	Optional Increase of Revolving Credit Commitment

ARTICLE III LETTER OF CREDIT FACILITY
SECTION 3.1	L/C Commitment
SECTION 3.2	Procedure for Issuance of Letters of Credit
SECTION 3.3	Commissions and Other Charges
SECTION 3.4	L/C Participations
SECTION 3.5	Reimbursement Obligation of the Borrower
SECTION 3.6	Obligations Absolute
SECTION 3.7	Effect of Letter of Credit Application

ARTICLE IV GENERAL LOAN PROVISIONS
SECTION 4.1	Interest
SECTION 4.2	Notice and Manner of Conversion or Continuation of Loans
SECTION 4.3	Fees
SECTION 4.4	Manner of Payment
SECTION 4.5	Evidence of Indebtedness
SECTION 4.6	Adjustments
SECTION 4.7	Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by the Administrative Agent
SECTION 4.8	Changed Circumstances
SECTION 4.9	Indemnity
SECTION 4.10	Increased Costs
SECTION 4.11	Taxes
SECTION 4.12	Mitigation Obligations; Replacement of Lenders

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SECTION 4.13	Security

ARTICLE V CLOSING; CONDITIONS OF CLOSING AND BORROWING
SECTION 5.1	Closing
SECTION 5.2	Conditions to Closing and Initial Extensions of Credit
SECTION 5.3	Conditions to All Extensions of Credit

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE BORROWER
SECTION 6.1	Representations and Warranties
SECTION 6.2	Survival of Representations and Warranties, Etc

ARTICLE VII FINANCIAL INFORMATION AND NOTICES
SECTION 7.1	Financial Statements and Projections
SECTION 7.2	Officer’s Compliance Certificate
SECTION 7.3	Intentionally Omitted.
SECTION 7.4	Other Reports
SECTION 7.5	Notice of Litigation and Other Matters
SECTION 7.6	Accuracy of Information

ARTICLE VIII AFFIRMATIVE COVENANTS
SECTION 8.1	Preservation of Corporate Existence and Related Matters
SECTION 8.2	Maintenance of Property
SECTION 8.3	Insurance
SECTION 8.4	Accounting Methods and Financial Records
SECTION 8.5	Payment and Performance of Obligations
SECTION 8.6	Compliance With Laws and Approvals
SECTION 8.7	Environmental Laws
SECTION 8.8	Compliance with ERISA
SECTION 8.9	Compliance With Agreements
SECTION 8.10	Visits and Inspections
SECTION 8.11	Additional Subsidiaries
SECTION 8.12	Use of Proceeds
SECTION 8.13	Further Assurances

ARTICLE IX FINANCIAL COVENANTS
SECTION 9.1	Total Leverage Ratio
SECTION 9.2	Fixed Charge Coverage Ratio
SECTION 9.3	Interest Coverage Ratio

ARTICLE X NEGATIVE COVENANTS
SECTION 10.1	Limitations on Indebtedness
SECTION 10.2	Limitations on Liens

SECTION 10.3	Limitations on Loans, Advances, Investments and Acquisitions
SECTION 10.4	Limitations on Mergers and Liquidation
SECTION 10.5	Limitations on Sale of Assets
SECTION 10.6	Limitations on Dividends and Distributions
SECTION 10.7	Limitations on Exchange and Issuance of Capital Stock
SECTION 10.8	Transactions with Affiliates.
SECTION 10.9	Certain Accounting Changes; Organizational Documents
SECTION 10.10	Amendments; Payments and Prepayments of Subordinated Indebtedness
SECTION 10.11	Restrictive Agreements
SECTION 10.12	Nature of Business.
SECTION 10.13	Impairment of Security Interests

ARTICLE XI DEFAULT AND REMEDIES
SECTION 11.1	Events of Default
SECTION 11.2	Remedies
SECTION 11.3	Rights and Remedies Cumulative; Non-Waiver; etc
SECTION 11.4	Crediting of Payments and Proceeds
SECTION 11.5	Administrative Agent May File Proofs of Claim

ARTICLE XII THE ADMINISTRATIVE AGENT
SECTION 12.1	Appointment and Authority
SECTION 12.2	Delegation of Duties
SECTION 12.3	Exculpatory Provisions
SECTION 12.4	Reliance by the Administrative Agent
SECTION 12.5	Notice of Default
SECTION 12.6	Non-Reliance on the Administrative Agent and Other Lenders
SECTION 12.7	Indemnification
SECTION 12.8	The Administrative Agent in Its Individual Capacity
SECTION 12.9	Resignation of the Administrative Agent; Successor Administrative Agent
SECTION 12.10	Collateral and Guaranty Matters
SECTION 12.11	Other Agents, Arrangers and Managers

ARTICLE XIII MISCELLANEOUS
SECTION 13.1	Notices
SECTION 13.2	Amendments, Waivers and Consents
SECTION 13.3	Expenses; Indemnity
SECTION 13.4	Set-off
SECTION 13.5	Governing Law
SECTION 13.6	Jurisdiction and Venue
SECTION 13.7	Waiver of Jury Trial
SECTION 13.8	Reversal of Payments
SECTION 13.9	Punitive Damages
SECTION 13.10	Accounting Matters
SECTION 13.11	Successors and Assigns; Participations

SECTION 13.12	Confidentiality
SECTION 13.13	Performance of Duties
SECTION 13.14	All Powers Coupled with Interest
SECTION 13.15	Survival of Indemnities
SECTION 13.16	Titles and Captions
SECTION 13.17	Severability of Provisions
SECTION 13.18	Counterparts
SECTION 13.19	Integration
SECTION 13.20	Term of Agreement
SECTION 13.21	Advice of Counsel, No Strict Construction.
SECTION 13.22	Inconsistencies with Other Documents; Independent Effect of Covenants

EXHIBITS

Exhibit A-1	-	Form of Revolving Credit Note
Exhibit A-2		Form of Swingline Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Notice of Account Designation
Exhibit D	-	Form of Notice of Prepayment
Exhibit E	-	Form of Notice of Conversion/Continuation
Exhibit F	-	Form of Officer’s Compliance Certificate
Exhibit G	-	Form of Assignment and Assumption
Exhibit H	-	Form of Parental Entity Guaranty Agreement
Exhibit I		Form of Subsidiary Guaranty Agreement
Exhibit J	-	Form of Collateral Agreement

SCHEDULES

Schedule 5.2(c)(iii)	-	Schedule of Additional Lien Search Jurisdictions
Schedule 6.1(a)	-	Jurisdictions of Organization and Qualification
Schedule 6.1(b)	-	Subsidiaries and Capitalization
Schedule 6.1(i)	-	ERISA Plans
Schedule 6.1(l)	-	Material Contracts
Schedule 6.1(m)	-	Labor and Collective Bargaining Agreements
Schedule 6.1(t)	-	Indebtedness and Guaranty Obligations
Schedule 6.1(u)	-	Litigation
Schedule 10.2	-	Existing Liens
Schedule 10.3	-	Existing Loans, Advances and Investments
Schedule 10.8	-	Transactions with Affiliates

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CREDIT AGREEMENT, dated as of December 22, 2004, by and among TUESDAY MORNING, INC., a Texas corporation (the “Borrower”), TUESDAY MORNING CORPORATION, a Delaware corporation (the “Parent”), TMI HOLDINGS, INC., a Delaware corporation (“Holdings”), the lenders who are or may become a party to this Agreement (collectively, the “Lenders”), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as the administrative agent for the Lenders (the “Administrative Agent”), WELLS FARGO BANK, N.A. and LASALLE BANK NATIONAL ASSOCIATION, as Co-Syndication Agents, U.S. BANK NATIONAL ASSOCIATION and SOVEREIGN BANK, as Co-Documentation Agents, WACHOVIA CAPITAL MARKETS, LLC as a Co-Lead Arranger and Sole Book Manager, and WELLS FARGO BANK, N.A. as a Co-Lead Arranger.

STATEMENT OF PURPOSE

The Borrower has requested, and the Lenders have agreed, to extend certain credit facilities to the Borrower on the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1                          Definitions.  The following terms when used in this Agreement shall have the meanings assigned to them below:

“Administrative Agent” means Wachovia in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 12.9.

“Administrative Agent’s Office” means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 13.1(c).

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, any other Person (other than with respect to the Borrower or any Subsidiary thereof) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any Subsidiary thereof.  The term “control” means (a) the power to vote ten percent (10%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Margin” means the corresponding percentages per annum as set forth below:

Pricing Level	Average Total Leverage Ratio	Commitment Fee	Revolving Credit Loans
			LIBOR +	Base Rate +
I	Greater than or equal to 2.50 to 1.00	0.250%	1.500%	0.250%
II	Greater than or equal to 2.00 to 1.00, but less than 2.50 to 1.00	0.225%	1.250%	0.000%
III	Greater than or equal to 1.50 to 1.00, but less than 2.00 to 1.00	0.200%	1.000%	0.000%
IV	Greater than or equal to 1.00 to 1.00, but less than 1.50 to 1.00	0.175%	0.875%	0.000%
V	Less than 1.00 to 1.00	0.150%	0.750%	0.000%

The Applicable Margin shall be determined and adjusted quarterly on the date (each a “Calculation Date”) five (5) Business Days after the date by which the Borrower is required to provide an Officer’s Compliance Certificate pursuant to Section 7.2 for the most recently ended fiscal quarter of the Borrower; provided, however, that (a) the Applicable Margin shall be based on Pricing Level V until the first Calculation Date occurring after the Closing Date and, thereafter the Pricing Level shall be determined by reference to the Average Total Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, and (b) if the Borrower fails to provide the Officer’s Compliance Certificate as required by Section 7.2 (regardless of any applicable grace period that may be provided in Section 11.1) for the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, the Applicable Margin from such Calculation Date shall be based on Pricing Level I until such time as an appropriate Officer’s Compliance Certificate is provided, at which time the Pricing Level shall be determined by reference to the Average Total Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding such Calculation Date.  The Applicable Margin shall be effective from one Calculation Date until the next Calculation Date.  Any adjustment in the Applicable Margin shall be applicable to all Extensions of Credit then existing or subsequently made or issued.

 “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 13.11), and accepted by the Administrative Agent, in substantially the form of Exhibit G or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Average Total Indebtedness” means, for any period, as determined on a Consolidated basis, without duplication, for the Parent and its Subsidiaries in accordance with GAAP, the Total Indebtedness as of each calendar month end during such period divided by the number of months in the applicable period.

“Average Total Leverage Ratio” means, as of any fiscal quarter end, the ratio of (a) Average Total Indebtedness for the period of twelve (12) consecutive months ending on or immediately prior to such date to (b) EBITDA for the period of twelve (12) consecutive months ending on or immediately prior to such date.

“Base Rate” means, at any time, the higher of (a) the Prime Rate or (b) the Federal Funds Rate plus 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 4.1(a).

“Borrower” has the meaning assigned thereto in the preamble hereto.

“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina, Dallas, Texas and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Calculation Date” has the meaning assigned thereto in the definition of Applicable Margin.

“Capital Asset” means, with respect to the Credit Parties and their Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of the Credit Parties and their Subsidiaries.

“Capital Expenditures” means with respect to the Credit Parties and their Subsidiaries for any period, the aggregate cost of all Capital Assets acquired by the Credit Parties and their Subsidiaries during such period, as determined in accordance with GAAP but shall not include the reinvestment of insurance proceeds received from any casualty event with respect to any loss or damage to any Capital Asset in new or replacement Capital Assets.

“Capital Lease” means any lease of any property by any Credit Party or any Subsidiary thereof, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Credit Parties and their Subsidiaries.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Interest Expense” means , with respect to the Credit Parties and their Subsidiaries for any period, Interest Expense less amortization of financing fees of the Credit Parties and their Subsidiaries, all determined for such period on a Consolidated basis, without duplication, in accordance with GAAP.

“Change in Control” means any event or series of events in which (a) any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 as amended) other than Madison Dearborn Capital Partners II, L.P., shall at any time own or obtain ownership or control in one or more series of transactions of more than twenty percent (20%) of the Capital Stock or twenty percent (20%) of the voting power of the Parent entitled to vote in the election of members of the board of directors of the Parent, (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors of the Parent cease to be composed of individuals (i) who were members of the board of directors on the first day of such period, (ii) whose election or nomination to the board of directors was approved by individuals who comprised a majority of the board of directors on the first day of such period or (iii) whose election or nomination to the board of directors was approved by (A) individuals who were members of the board of directors on the first day of such period or (B) individuals whose election or nomination to the board of directors was approved by a majority of the board of directors on the first day of such period; provided that in each case such individuals constituted a majority of the board of directors at the time of such election or nomination, or (c) there shall have occurred under any indenture or other instrument evidencing any Indebtedness in excess of $5,000,000 any “change in control” (as defined in such indenture or other evidence of Indebtedness) obligating the Parent to repurchase, redeem or repay all or any part of the Indebtedness or Capital Stock provided for therein.

“Change in Law” means the occurrence, after the date of this Agreement (or in the case of any assignment to an Eligible Assignee pursuant to Section 13.11, the effective date of such assignment solely with respect to such new Eligible Assignee), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Closing Date” means the date of this Agreement or such later Business Day upon which each condition described in Section 5.2 shall be satisfied or waived in all respects in a manner acceptable to the Administrative Agent, in its sole discretion.

“Code” means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or modified from time to time.

“Collateral” means the collateral security for the Obligations pledged or granted pursuant to the Security Documents.

“Collateral Agreement” means the collateral agreement of even date executed by the Credit Parties in favor of the Administrative Agent for the benefit of itself and the Lenders, substantially in the form of Exhibit J, as amended, restated, supplemented or otherwise modified from time to time.

“Commitment” means, as to any Lender, the sum of such Lender’s Revolving Credit Commitment, as set forth in the Register, as the same may be increased, reduced or modified at any time or from time to time pursuant to the terms hereof.

“Consolidated” means, when used with reference to financial statements or financial statement items of the Parent and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

“Credit Facility” means, collectively, the Revolving Credit Facility, the Swingline Facility and the L/C Facility.

“Credit Parties” means, collectively, the Borrower, the Parent, Holdings, and the Subsidiary Guarantors.

“Default” means any of the events specified in Section 11.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Revolving Credit Loans, participations in L/C Obligations or participations in Swingline Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless such amount is the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Documentation Agent” has the meaning assigned thereto in the preamble hereto.

“Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States.

“EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Credit Parties and their Subsidiaries in accordance with GAAP:  (a) Net Income for such period plus (b) the sum of the following to the extent deducted in determining Net Income: (i) income and franchise taxes, (ii) Interest Expense, and (iii) amortization, depreciation and other non-cash charges less (c) interest income and any extraordinary gains.

“EBITDAR” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Credit Parties and their Subsidiaries in accordance with GAAP:  (a) Net Income for such period plus (b) the sum of the following to the extent deducted in determining Net Income: (i) income and franchise taxes, (ii) Interest Expense, (iii) Rental Expense and (iv) amortization, depreciation and other non-cash charges less (c) interest income and any extraordinary gains.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender or (c) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) in the case of any assignment of a Revolving Credit Commitment, the Swingline Lender and the Issuing Lender, and (iii) unless a Default or Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Parent, Holdings, the Borrower, or any of the Parent’s Affiliates or Subsidiaries.

“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, other than a Multiemployer Plan, which (a) is maintained for employees of the Borrower or any ERISA Affiliate or (b) with respect to which the Borrower or any ERISA Affiliate may have any liability, contingent or otherwise.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, written accusations delivered to any Credit Party or any Subsidiary thereof, written allegations delivered to any Credit Party or any Subsidiary thereof, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.

“Environmental Laws” means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

“ERISA Affiliate” means any Person who together with any Credit Party is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“Eurodollar Reserve Percentage” means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve system (or any successor) for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Event of Default” means any of the events specified in Section 11.1; provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 4.12(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 4.11(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 4.11(a).

“Existing Facility” means that certain credit facility of the Parent established pursuant to the Credit Agreement dated as of September 27, 2002 by and among the Parent, as borrower, the guarantors party thereto, the Revolving Credit Lenders (as such term is defined therein) and Fleet National Bank (now Bank of America, N.A. as successor in interest), as administrative agent (as amended, restated, supplemented or otherwise modified prior to the date hereof).

“Extensions of Credit” means, as to any Lender at any time, (a) an amount equal to the sum of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (ii) such Lender’s Revolving Credit Commitment Percentage of the L/C Obligations then outstanding and (iii) such Lender’s Revolving Credit Commitment Percentage of the Swingline Loans then outstanding, or (b) the making of any Loan or participation in any Letter of Credit by such Lender, as the context requires.

“FDIC” means the Federal Deposit Insurance Corporation, or any successor thereto.

“Federal Funds Rate” means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent.  If, for any reason, such rate is not available, then “Federal Funds Rate” shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time).  Rates for weekends or holidays shall be the same as the rate for the most immediately preceding Business Day.

“Fee Letter” means the separate fee letter agreement executed by the Parent, the Borrower and the Administrative Agent and/or certain of its affiliates dated November 15, 2004.

“Fiscal Year” means the fiscal year of the Credit Parties and their Subsidiaries ending on December 31, except as otherwise permitted under Section 10.9(a).

“Fixed Charges” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Credit Parties and their Subsidiaries in accordance with GAAP: (a) Cash Interest Expense, (b) scheduled principal payments with respect to long-term Indebtedness, and (c) Rental Expense.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“GAAP” means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Credit Parties and their Subsidiaries throughout the period indicated and (subject to Section 10.9(a) and Section 13.10) consistent with the prior financial practice of the Credit Parties and their Subsidiaries.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantors” means the collective reference to the Parental Entities and the Subsidiary Guarantors.

“Guaranty Obligation” means, with respect to the Credit Parties and their Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed by any Governmental Authority or pursuant to any common law doctrine to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties or (f) which contain asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

“Hedging Agreement” means any agreement with respect to any Interest Rate Contract, forward rate agreement, forward foreign exchange agreement, currency swap agreement, cross-currency rate swap agreement, currency option agreement or other agreement or arrangement designed to alter the risks of any Person arising from fluctuations in interest rates or currency values, all as amended, restated, supplemented or otherwise modified from time to time.

“Hedging Obligations” means all existing or future payment and other obligations owing by the Borrower under any Hedging Agreement (which such Hedging Agreement is permitted hereunder) with any Person that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is executed.

“Holdings” has the meaning assigned thereto in the preamble hereto.

“Indebtedness” means, with respect to the Credit Parties and their Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with GAAP:

(a)                                  all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person;

(b)                                 all obligations to pay the deferred purchase price of property or services of any such Person (including all obligations under non-competition, earn-out or similar agreements), except trade payables and accrued expenses arising in the ordinary course of business not more than one hundred and eighty (180) days past due;

(c)                                  the Attributable Indebtedness of such Person with respect to such Person’s obligations in respect of Capital Leases and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP);

(d)                                 all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by a Credit Party or Subsidiary thereof (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Credit Party or Subsidiary thereof or is limited in recourse;

(e)                                  all Guaranty Obligations of any such Person;

(f)                                    all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including any Reimbursement Obligation, and banker’s acceptances issued for the account of any such Person;

(g)                                 all obligations of any such Person to redeem, repurchase, exchange, defease or otherwise make payments in respect of Capital Stock of such Person;

(h)                                 all net obligations incurred by any such Person pursuant to Hedging Agreements; and

(i)                                     the outstanding attributed principal amount under any asset securitization program.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Hedging Agreement on any date shall be deemed to be the Termination Value thereof as of such date.

“Indemnified Taxes” means Taxes and Other Taxes other than Excluded Taxes.

“Interest Expense” means, with respect to the Credit Parties and their Subsidiaries for any period, the gross interest expense (including, without limitation, interest expense attributable to Capital Leases,  amortization of financing fees and all net payment obligations pursuant to Hedging Agreements but excluding the effects of any changes in fair value with respect to any

Hedging Agreements) of the Credit Parties and their Subsidiaries, all determined for such period on a Consolidated basis, without duplication, in accordance with GAAP.

“Interest Period” has the meaning assigned thereto in Section 4.1(b).

“Interest Rate Contract” means any interest rate swap agreement, interest rate cap agreement, interest rate floor agreement, interest rate collar agreement, interest rate option or any other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Person and any confirming letter executed pursuant to such agreement, all as amended, restated, supplemented or otherwise modified from time to time.

“ISP98” means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.

“Issuing Lender” means Wachovia, in its capacity as issuer of any Letter of Credit under this Agreement, or any successor thereto.

“L/C Commitment” means the lesser of (a) Twenty Five Million Dollars ($25,000,000) and (b) the Revolving Credit Commitment.

“L/C Facility” means the letter of credit facility established pursuant to Article III.

“L/C Obligations” means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

“L/C Participants” means the collective reference to all the Lenders other than the Issuing Lender.

“Lender” means each Person executing this Agreement as a Lender (including the Issuing Lender and the Swingline Lender unless the context otherwise requires) set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 13.11.

“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Revolving Credit Commitment Percentage of the Extensions of Credit.

“Letter of Credit Application” means an application, in the form specified by the Issuing Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit.

“Letters of Credit” means the collective reference to the standby and commercial letters of credit issued pursuant to Section 3.1.

“LIBOR” means the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to the applicable Interest Period which appears on the Telerate Page 3750 at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/100th of 1%).  If, for any reason, such rate does not appear on Telerate Page 3750, then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period.  Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

“LIBOR Rate” means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00-Eurodollar Reserve Percentage

“LIBOR Rate Loan” means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 4.1(a).

“Lien” means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset.  For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

“Loan Documents” means, collectively, this Agreement, each Note, the Letter of Credit Applications, the Parental Entity Guaranty Agreement, the Subsidiary Guaranty Agreement,  the Security Documents, and each other document, instrument, certificate and agreement executed and delivered by any Credit Party or Subsidiary thereof in connection with this Agreement or otherwise referred to herein or contemplated hereby (excluding any Hedging Agreement and excluding Material Contracts), all as may be amended, restated, supplemented or otherwise modified from time to time.

“Loans” means the collective reference to the Revolving Credit Loans and the Swingline Loans and “Loan” means any of such Loans.

“Material Adverse Effect” means, with respect to the Credit Parties and their Subsidiaries, a material adverse effect on (a) the properties, business, operations or condition (financial or otherwise) of such entities, taken as a whole, (b) the ability of any such Person to perform its obligations under the Loan Documents to which it is a party or (c) the legality, validity, binding effect or enforceability against any Credit Party or Subsidiary thereof of any Loan Document to which it is a party.

“Material Contract” means (a) any contract or other agreement, written or oral, of the Credit Parties and their Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $10,000,000 per annum, or (b) any other contract or agreement, written or oral, of any Credit Party or any Subsidiary thereof the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate contributes or with respect to which the Borrower or an ERISA Affiliate may have any liability, contingent or otherwise.

“Net Income” means, with respect to the Credit Parties and their Subsidiaries, for any period of determination, the net income (or loss) of the Credit Parties and their Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP; provided that there shall be excluded from Net Income (a) the net income (or loss) of any Person (other than a Subsidiary which shall be subject to clause (c) below), in which any Credit Party or any Subsidiary thereof has a joint interest with a third party, except to the extent such net income is actually paid to a Credit Party or any Subsidiary thereof by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person’s assets are acquired by such Person or any of its Subsidiaries except to the extent included pursuant to the foregoing clause (a), (c) the net income (if positive) of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to any Credit Party or any Subsidiary thereof of such net income (i) is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute rule or governmental regulation applicable to such Subsidiary or (ii) would be subject to any taxes payable on such dividends or distributions.

“Note” means a Revolving Credit Note or a Swingline Note.

“Notice of Account Designation” has the meaning assigned thereto in Section 2.3(b).

“Notice of Borrowing” has the meaning assigned thereto in Section 2.3(a).

“Notice of Conversion/Continuation” has the meaning assigned thereto in Section 4.2.

“Notice of Prepayment” has the meaning assigned thereto in Section 2.4(c).

“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, (c) all Hedging Obligations and (d) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by any Credit Party or any Subsidiary thereof to the Lenders or the Administrative Agent, in each case under any Loan Document or otherwise, with respect to any Loan or Letter of Credit of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note.

“Officer’s Compliance Certificate” means a certificate of the chief financial officer, vice president-finance or the treasurer of each of the Parent and the Borrower substantially in the form of Exhibit F.

“Operating Lease” means, as to any Person as determined in accordance with GAAP, any lease of property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.  For avoidance of doubt, the term “Other Taxes” does not include Excluded Taxes.

“Parent” has the meaning assigned thereto in the preamble hereto.

“Parental Entities” means the collective reference to the Parent and Holdings.

“Parental Entity Guaranty Agreement” means the unconditional guaranty agreement of even date executed by the Parental Entities in favor of the Administrative Agent for the ratable benefit of itself and the Lenders, substantially in the form of Exhibit H, as amended, restated, supplemented or otherwise modified from time to time.

“Participant” has the meaning assigned thereto in Section 13.11(d).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained for the employees of any Credit Party or any ERISA Affiliates or (b) with respect to which the Borrower or any of its ERISA Affiliates may have any liability, contingent or otherwise.

“Permitted Acquisition” has the meaning assigned thereto in Section 10.3(c).

“Permitted Liens” means the Liens permitted pursuant to Section 10.2.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by Wachovia as its prime rate.  Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs.  The parties hereto acknowledge that the rate announced publicly by Wachovia as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Register” has the meaning assigned thereto in Section 13.11(c).

“Reimbursement Obligation” means the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Rental Expense” means, with respect to the Credit Parties and their Subsidiaries for any period, the aggregate fixed amounts expensed with respect to Operating Leases (excluding personal or mixed property), paid or to be incurred under all leases of real property, net of sublease income, of the Credit Parties and their Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP.

“Required Lenders” means, at any date, any combination of Lenders whose Commitments aggregate greater than fifty percent (50%) of the Revolving Credit Commitment or, if the Credit Facility has been terminated pursuant to Section 11.2(a), any combination of Lenders holding greater than fifty percent (50%) of the aggregate Extensions of Credit; provided that the Commitment of, and the portion of the Extensions of Credit, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, vice president-finance, treasurer or assistant treasurer of a Credit Party or any other officer of a Credit Party reasonably acceptable to the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

“Revolving Credit Commitment” means (a) as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the account of the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender’s name on the Register, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Loans, as such amount may be reduced at any time or from time to time pursuant to the terms hereof.  The Revolving Credit Commitment of all Lenders on the Closing Date shall be Two Hundred Ten Million Dollars ($210,000,000).

“Revolving Credit Commitment Percentage” means, as to any Lender at any time, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) the Revolving Credit Commitments of all Lenders.

“Revolving Credit Facility” means the revolving credit facility established pursuant to Article II.

“Revolving Credit Loans” means any revolving loan made to the Borrower pursuant to Section 2.1, and all such revolving loans collectively as the context requires.

“Revolving Credit Maturity Date” means the earliest to occur of (a)  December 22, 2009 (b) the date of termination by the Borrower pursuant to Section 2.5, or (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 11.2(a).

“Revolving Credit Note” means a promissory note made by the Borrower in favor of a Lender evidencing the Revolving Credit Loans made by such Lender, substantially in the form of Exhibit A-1 hereto, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Security Documents” means the collective reference to the Collateral Agreement and each other written agreement or other writing required pursuant to this Agreement or any other Loan Document pursuant to which any Credit Party purports to pledge or grant a security interest in any property or assets securing the Obligations or any such Person purports to guaranty the payment and/or performance of the Obligations, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Solvent” means, as to the Credit Parties and their Subsidiaries on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) has assets having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

“Subordinated Indebtedness” means the collective reference to any Indebtedness of any Credit Party or any Subsidiary thereof subordinated in right and time of payment to the Obligations and containing such other terms and conditions, in each case as are satisfactory to the Required Lenders.

“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by or the management is otherwise controlled, directly or indirectly, by such Person (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency).  Unless otherwise qualified references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the Parent.

“Subsidiary Guarantors” means each Subsidiary of the Parent in existence on the Closing Date or which becomes a party to a Subsidiary Guaranty Agreement pursuant to Section 8.11.

“Subsidiary Guaranty Agreement” means the unconditional guaranty agreement of even date executed by the Subsidiary Guarantors in favor of the Administrative Agent for the ratable benefit of itself and the Lenders, substantially in the form of Exhibit I, as amended, restated, supplemented or otherwise modified from time to time.

“Swingline Commitment” means the lesser of (a) Ten Million Dollars ($10,000,000) and (b) the Revolving Credit Commitment.

“Swingline Facility” means the swingline facility established pursuant to Section 2.2.

“Swingline Lender” means Wachovia in its capacity as swingline lender hereunder.

“Swingline Loan” means any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.2, and all such swingline loans collectively as the context requires.

“Swingline Note” means a promissory note made by the Borrower in favor of the Swingline Lender, substantially in the form of Exhibit A-2 hereto, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Swingline Termination Date” means the first to occur of (a) the resignation of Wachovia as Administrative Agent in accordance with Section 12.9 and (b) the Revolving Credit Maturity Date.

“Syndication Agent” has the meaning assigned thereto in the preamble hereto.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, whether calculated on a separate or consolidated, unitary or combined basis or otherwise, including any interest, additions to tax or penalties applicable thereto.

“Termination Event” means except for any such event or condition that could not reasonably be expected to have a Material Adverse Effect: (a) a “Reportable Event” described in Section 4043(c) of ERISA for which the notice requirement has not been waived by the PBGC, or (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan in a distress termination under Section 4041(c) of ERISA, the filing of a notice of intent to terminate a Pension Plan in a distress termination under Section 4041(c) of ERISA or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA, or (g) the partial or complete withdrawal of any Credit Party of any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such plan, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

“Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender).

“Total Indebtedness” means, as of any date of determination with respect to the Credit Parties and their Subsidiaries on a Consolidated basis without duplication, the sum of all Indebtedness of the Credit Parties and their Subsidiaries.

“Uniform Customs” means the Uniform Customs and Practice for Documentary Credits (1993 Revision), effective January, 1994 International Chamber of Commerce Publication No. 500.

“UCC” means the Uniform Commercial Code as in effect in the State of New York, as amended or modified from time to time.

“United States” means the United States of America.

“Wachovia” means Wachovia Bank, National Association, a national banking association, and its successors.

“Wholly-Owned” means, with respect to a Subsidiary, that all of the shares of Capital Stock of such Subsidiary are, directly or indirectly, owned or controlled by the Parent and/or one or more of its Wholly-Owned Subsidiaries (except for directors’ qualifying shares or other shares required by Applicable Law to be owned by a Person other than the Parent).

SECTION 1.2                          Other Definitions and Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:  (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word

“will” shall be construed to have the same meaning and effect as the word “shall”, (e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (f) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (g) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (h) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (j) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (k) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”, and (l) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

SECTION 1.3                          Accounting Terms.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements required by Section 7.1(b), except as otherwise specifically prescribed herein.

SECTION 1.4                          UCC Terms.  Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions.  Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

SECTION 1.5                          Rounding.  Any financial ratios required to be maintained by the Credit Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.6                          References to Agreement and Laws.  Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Applicable

Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

SECTION 1.7                          Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.8                          Letter of Credit Amounts.  Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

ARTICLE II

REVOLVING CREDIT FACILITY

SECTION 2.1                          Revolving Credit Loans.  Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make Revolving Credit Loans to the Borrower from time to time from the Closing Date through, but not including, the Revolving Credit Maturity Date as requested by the Borrower in accordance with the terms of Section 2.3; provided, that (a) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) shall not exceed the Revolving Credit Commitment less the sum of all outstanding Swingline Loans and L/C Obligations and (b) the principal amount of outstanding Revolving Credit Loans from any Lender to the Borrower shall not at any time exceed such Lender’s Revolving Credit Commitment less such Lender’s Revolving Credit Commitment Percentage of outstanding L/C Obligations and outstanding Swingline Loans.  Each Revolving Credit Loan by a Lender shall be in a principal amount equal to such Lender’s Revolving Credit Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion.  Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Maturity Date.

SECTION 2.2                          Swingline Loans.

(a)                                  Availability.  Subject to the terms and conditions of this Agreement, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time from the Closing Date through, but not including, the Swingline Termination Date; provided, that the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the lesser of (i) the Revolving Credit Commitment less the sum of all outstanding Revolving Credit Loans and the L/C Obligations and (ii) the Swingline Commitment.

(b)                                 Refunding.

(i)                                     Swingline Loans shall be refunded by the Lenders on demand by the Swingline Lender.  Such refundings shall be made by the Lenders in accordance with their respective Revolving Credit Commitment Percentages and shall thereafter be reflected as Revolving Credit Loans of the Lenders on the books and records of the Administrative Agent.  Each Lender shall fund its respective Revolving Credit Commitment Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 1:00 p.m. on the next succeeding Business Day after such demand is made.  No Lender’s obligation to fund its respective Revolving Credit Commitment Percentage of a Swingline Loan shall be affected by any other Lender’s failure to fund its Revolving Credit Commitment Percentage of a Swingline Loan, nor shall any Lender’s Revolving Credit Commitment Percentage be increased as a result of any such failure of any other Lender to fund its Revolving Credit Commitment Percentage of a Swingline Loan.

(ii)                                  The Borrower shall pay to the Swingline Lender within two (2) Business Days of a demand therefor the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded.  In addition, the Borrower hereby authorizes the Administrative Agent to charge any account maintained by the Borrower with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded.  If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Revolving Credit Commitment Percentages.

(iii)                               Each Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including non-satisfaction of the conditions set forth in Article V.  Further, each Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section, one of the events described in Section 11.1(j) or (k) shall have occurred, each Lender will, on the date the applicable Revolving Credit Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Revolving Credit Commitment Percentage of the aggregate amount of such Swingline Loan.  Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount.  Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded).

SECTION 2.3                          Procedure for Advances of Revolving Credit Loans and Swingline Loans.

(a)                                  Requests for Borrowing.  The Borrower shall give the Administrative Agent irrevocable prior written notice substantially in the form attached hereto as Exhibit B (a “Notice of Borrowing”) not later than 1:00 p.m. (i) on the same Business Day as each Base Rate Loan and each Swingline Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be, (x) with respect to Base Rate Loans (other than Swingline Loans) in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, (y) with respect to LIBOR Rate Loans in an aggregate principal amount of $3,000,000 or a whole multiple of $500,000 in excess thereof and (z) with respect to Swingline Loans in an aggregate principal amount of $100,000 or a whole multiple of $100,000 in excess thereof, (C) whether such Loan is to be a Revolving Credit Loan or Swingline Loan, (D) in the case of a Revolving Credit Loan whether the Loans are to be LIBOR Rate Loans or Base Rate Loans, and (E) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto.  A Notice of Borrowing received after 1:00 p.m. shall be deemed received on the next Business Day.  The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.

(b)                                 Disbursement of Revolving Credit and Swingline Loans.  Not later than 1:00 p.m. on the proposed borrowing date, (i) each Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender’s Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date and (ii) the Swingline Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the Swingline Loans to be made on such borrowing date.  The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent notice substantially in the form of Exhibit C hereto (a “Notice of Account Designation”) delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time.  Subject to Section 4.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section to the extent that any Lender has not made available to the Administrative Agent its Revolving Credit Commitment Percentage of such Loan.  Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Lenders as provided in Section 2.2(b).

SECTION 2.4                          Repayment of Loans.

(a)                                  Repayment on Maturity Date.  The Borrower hereby agrees to repay the outstanding principal amount of (i) all Revolving Credit Loans in full on the Revolving Credit Maturity Date, and (ii) all Swingline Loans in accordance with Section 2.2(b), together, in each case, with all accrued but unpaid interest thereon.

(b)                                 Mandatory Repayment of Revolving Credit Loans.  If at any time the outstanding principal amount of all Revolving Credit Loans plus the sum of all outstanding Swingline Loans and L/C Obligations exceeds the Revolving Credit Commitment, the Borrower agrees to repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, Extensions of Credit in an amount equal to such excess with each such repayment applied first to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Credit Loans and third, with respect to any Letters of Credit then outstanding, a payment of cash collateral into a cash collateral account opened by the Administrative Agent, for the benefit of the Lenders in an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit (such cash collateral to be applied in accordance with Section 11.2(b)).

(c)                                  Optional Prepayments.  The Borrower may at any time and from time to time prepay Revolving Credit Loans and Swingline Loans, in whole or in part, with irrevocable prior written notice to the Administrative Agent substantially in the form attached hereto as Exhibit D (a “Notice of Prepayment”) given not later than 1:00 p.m. (i) on the same Business Day as each Base Rate Loan and each Swingline Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Rate Loans, Base Rate Loans, Swingline Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each.  Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender.  If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice.  Partial prepayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $500,000 in excess thereof with respect to Base Rate Loans (other than Swingline Loans), $3,000,000 or a whole multiple of $500,000 in excess thereof with respect to LIBOR Rate Loans and $100,000 or a whole multiple of $100,000 in excess thereof with respect to Swingline Loans.  A Notice of Prepayment received after 1:00 p.m. shall be deemed received on the next Business Day.  Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

(d)                                 Limitation on Prepayment of LIBOR Rate Loans.  The Borrower may not prepay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such prepayment is accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

(f)                                    Hedging Agreements.  No repayment or prepayment pursuant to this Section shall affect any of the Borrower’s obligations under any Hedging Agreement.

SECTION 2.5                          Permanent Reduction of the Revolving Credit Commitment.

(a)                                  Voluntary Reduction.  The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Revolving Credit Commitment at any time or (ii) portions of the Revolving Credit Commitment, from time to time, in an aggregate principal amount not less than $5,000,000 or any whole multiple of

$1,000,000 in excess thereof.  Any reduction of the Revolving Credit Commitments shall be applied to the Revolving Credit Commitment of each Lender according to its Revolving Credit Commitment Percentage.  All commitment fees accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the effective date of such termination.

(b)                                 Corresponding Payment.  Each permanent reduction permitted pursuant to this Section shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans, Swingline Loans and L/C Obligations, as applicable, after such reduction to the Revolving Credit Commitment as so reduced and if the Revolving Credit Commitment as so reduced is less than the aggregate amount of all outstanding Letters of Credit, the Borrower shall be required to deposit cash collateral in a cash collateral account opened by the Administrative Agent in an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit.  Such cash collateral shall be applied in accordance with Section 11.2(b).  Any reduction of the Revolving Credit Commitment to zero shall be accompanied by payment of all outstanding Revolving Credit Loans and Swingline Loans (and furnishing of cash collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Revolving Credit Commitment and the Swingline Commitment and the Revolving Credit Facility.  Such cash collateral shall be applied in accordance with Section 11.2(b).  If the reduction of the Revolving Credit Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

SECTION 2.6                          Termination of Revolving Credit Facility.  The Revolving Credit Facility shall terminate on the Revolving Credit Maturity Date.

SECTION 2.7                          Optional Increase of Revolving Credit Commitment.   The Borrower shall have the right upon not less than thirty (30) days prior written notice to the Administrative Agent to increase the Revolving Credit Commitment by an aggregate amount of $90,000,000; provided that:

(a)                                  the Borrower shall not make more than two (2) increases prior to the Revolving Credit Maturity Date and the amount of any such requested increase shall not (i) be less than 45,000,000 (or the remaining amount of increases available under this Section after giving effect to any prior increases) and (ii) together with all other increases in the Revolving Credit Commitment pursuant to this Section 2.7 since the date of this Agreement, cause the Revolving Credit Commitment to exceed $300,000,000;

(b)                                 no Default or Event of Default shall have occurred and be continuing or would result from such proposed increase and any borrowings thereunder;

(c)                                  the Credit Parties shall deliver an Officer’s Compliance Certificate to the Administrative Agent demonstrating pro forma compliance with the covenants set forth in Article IX hereof; using the financial statements delivered pursuant to Section 7.1(a) for the most recently ended fiscal quarter of the Credit Parties.

(d)                                 (i) Each existing Lender shall have the right, but not the obligation, to commit to all or a portion of the proposed increase, (ii) the failure by any existing Lender to respond to a request for such increase shall be deemed to be a refusal of such request by such existing Lender and (iii) if the Administrative Agent does not receive sufficient commitments from the existing Lenders to fund the entire amount of the proposed increase, the Borrower may then solicit commitments from other banks, financial institutions or investment funds reasonably acceptable to the Administrative Agent;

(e)                                  Any increase in the Revolving Credit Commitment which is accomplished by increasing the Commitment of any Lender or Lenders who are at the time of such increase party to this Agreement (which Lender or Lenders shall consent to such increase in their sole and absolute discretion) shall be accomplished as follows:  (i) this Agreement will be amended by the Credit Parties, the Administrative Agent and those Lender(s) whose Commitment(s) is or are being increased (but without any requirement that the consent of any other Lender be obtained) to reflect the revised Commitment of each of the Lenders, (ii) entries in the Register will be revised to reflect the revised Commitment and Commitment Percentage of each of the Lenders, (iii) the outstanding Revolving Credit Loans and Commitment Percentages of Swingline Loans and L/C Obligations will be reallocated on the effective date of such increase among the Lenders in accordance with their revised Commitment Percentages (and the Lenders agree to make all payments and adjustments necessary to effect the reallocation and the Borrower shall pay any and all costs required pursuant to Section 4.9 in connection with such reallocation as if such reallocation were a repayment) and (iv) if requested by such Lender or Lenders, the Borrower will deliver new Revolving Credit Note(s) to the Lender or Lenders whose Commitment(s) is or are being increased reflecting the revised Commitment of such Lender(s);

(f)                                    Any increase in the Revolving Credit Commitment which is accomplished by addition of a new Lender or Lenders under the Agreement shall be accomplished as follows: (i) each new Lender shall be an Eligible Assignee and shall be subject to the consent of the Administrative Agent and the Borrower which consents shall not be unreasonably withheld, (ii) this Agreement will be amended by the Credit Parties, the Administrative Agent and each new Lender (but without any requirement that the consent of the any other Lender be obtained) to reflect the addition of each new Lender as a Lender hereunder, (iii) entries in the Register will be revised to reflect the revised Commitment and Commitment Percentages of each of the Lenders (including each new Lender), (iv) the outstanding Revolving Credit Loans and Commitment Percentages of Swingline Loans and L/C Obligations will be reallocated on the effective date of such increase among the Lenders (including each new Lender) in accordance with their revised Commitment Percentages (and the Lenders (including each new Lender) agree to make all payments and adjustments necessary to effect the reallocation and the Borrower shall pay any and all costs required pursuant to Section 4.9 in connection with such reallocation as if such reallocation were a repayment) and (v) at the request of each new Lender, the Borrower will deliver a Revolving Credit Note to each new Lender; and

(g)                                 Each increase to the Revolving Credit Commitment pursuant to this Section 2.7 (i) shall rank pari passu in right of payment and security with the Revolving Credit Facility and (ii) will have the same pricing and tenor as the Revolving Credit Facility.

ARTICLE III

LETTER OF CREDIT FACILITY

SECTION 3.1                          L/C Commitment.  Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue standby and commercial Letters of Credit for the account of the Borrower on any Business Day from the Closing Date through but not including the Revolving Credit Maturity Date in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment or (b) the aggregate principal amount of outstanding Revolving Credit Loans, plus the aggregate principal amount of outstanding Swingline Loans, plus the aggregate amount of L/C Obligations would exceed the Revolving Credit Commitment.  Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $100,000, (ii) be a standby or commercial letter of credit issued to support obligations of the Credit Parties and their Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, (iii) expire on a date no later than the earlier of (A) five (5) Business Days prior to the Revolving Credit Maturity Date and (B) one year after its date of issuance and (iv) be subject to the Uniform Customs and/or ISP98, as set forth in the Letter of Credit Application or as determined by the Issuing Lender and, to the extent not inconsistent therewith, the laws of the State of New York.  The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law.  References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires.

SECTION 3.2                          Procedure for Issuance of Letters of Credit.  The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Administrative Agent’s Office a Letter of Credit Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request.  Upon receipt of any Letter of Credit Application, the Issuing Lender shall process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article V, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower.  The Issuing Lender shall promptly furnish to the Borrower a copy of such Letter of Credit and promptly notify each Lender of the issuance and upon request by any Lender, furnish to such Lender a copy of such Letter of Credit and the amount of such Lender’s participation therein.

SECTION 3.3                          Commissions and Other Charges.

(a)                                  Letter of Credit Commissions.  The Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in an amount equal to the face amount of such Letter of Credit multiplied by the Applicable Margin with respect to Revolving Credit Loans that are LIBOR Rate Loans (determined on a per annum basis).  Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter, on the Revolving Credit Maturity Date and thereafter on demand of the Administrative Agent.  The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all commissions received pursuant to this Section in accordance with their respective Revolving Credit Commitment Percentages.

(b)                                 Issuance Fee.  In addition to the foregoing commission, the Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender, an issuance fee with respect to each Letter of Credit in an amount equal to the face amount of such Letter of Credit multiplied by one-eighth of one percent (0.125%) per annum.  Such issuance fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Credit Maturity Date and thereafter on demand of the Issuing Lender (through the Administrative Agent).

(c)                                  Other Costs.  In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

SECTION 3.4                          L/C Participations.

(a)                                  The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Credit Commitment Percentage in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder.  Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower through a Revolving Credit Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

(b)                                 Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date.  If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of

(i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360.  A certificate of the Issuing Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.  With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section, if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. on any Business Day, such payment shall be due on the following Business Day.

(c)                                  Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Revolving Credit Commitment Percentage of such payment in accordance with this Section, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

SECTION 3.5                          Reimbursement Obligation of the Borrower.  In the event of any drawing under any Letter of Credit, the Borrower agrees to reimburse (either with the proceeds of a Revolving Credit Loan as provided for in this Section or with funds from other sources), in same day funds, the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by the Issuing Lender in connection with such payment.  Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to reimburse the Issuing Lender for such drawing from other sources or funds, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Lenders make a Revolving Credit Loan bearing interest at the Base Rate on such date in the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by the Issuing Lender in connection with such payment, and the Lenders shall make a Revolving Credit Loan bearing interest at the Base Rate in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses. Each Lender acknowledges and agrees that its obligation to fund a Revolving Credit Loan in accordance with this Section to reimburse the Issuing Lender for any draft paid under a Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including non-satisfaction of the conditions set forth in Section 2.3(a) or Article V.  If the Borrower has elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse the Issuing Lender as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full.

SECTION 3.6                          Obligations Absolute.  The Borrower’s obligations under this Article III (including the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit or any other Person.  The Borrower also agrees that the Issuing Lender and the L/C Participants shall not be responsible for, and the Borrower’s Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.  The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender’s gross negligence or willful misconduct.  The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender or any L/C Participant to the Borrower.  The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

SECTION 3.7                          Effect of Letter of Credit Application.  To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

ARTICLE IV

GENERAL LOAN PROVISIONS

SECTION 4.1                          Interest.

(a)                                  Interest Rate Options.  Subject to the provisions of this Section, at the election of the Borrower, (i) Revolving Credit Loans shall bear interest at (A) the Base Rate plus the Applicable Margin or (B) the LIBOR Rate plus the Applicable Margin (provided that the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date) and (ii) any Swingline Loan shall bear interest at the Base Rate plus the Applicable Margin.  The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 4.2.  Any Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

(b)                                 Interest Periods.  In connection with each LIBOR Rate Loan, the Borrower, by giving notice at the times described in Section 2.3 or Section 4.2, as applicable, shall elect an interest period (each, an “Interest Period”) to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2), three (3), or six (6) months; provided that:

(i)                                                        the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(ii)                                                     if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(iii)                                                  any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(iv)                                                 no Interest Period shall extend beyond the Revolving Credit Maturity Date; and

(v)                                                    there shall be no more than ten (10) Interest Periods in effect at any time.

(c)                                  Default Rate.  (i) Automatically upon the occurrence and during the continuance of an Event of Default under Section 11.1(a), Section 11.1(b), Section 11.1(j) or Section 11.1(k) and (ii) subject to Section 11.3, at the election of the Required Lenders upon the occurrence and during the continuance of any other Event of Default, (A) the Borrower shall no longer have the option to request LIBOR Rate Loans, Swingline Loans or Letters of Credit, (B) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, and (C) all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans or such other Obligations arising hereunder or under any other Loan Document.  Interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

(d)                                 Interest Payment and Computation.  Interest on each Base Rate Loan shall be due and payable in arrears on the last Business Day of each calendar quarter commencing March 31, 2005; and interest on each LIBOR Rate Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period.  Interest on LIBOR Rate Loans and all fees payable hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed and interest on Base Rate Loans shall be computed on the basis of a 365/66-day year and assessed for the actual number of days elapsed.

(e)                                  Maximum Rate.  In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations on a pro rata basis.  It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

SECTION 4.2                          Notice and Manner of Conversion or Continuation of Loans.  Provided that no Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time following the third Business Day after the Closing Date all or any portion of any outstanding Base Rate Loans (other than Swingline Loans) in a principal amount equal to $3,000,000 or any whole multiple of $500,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof into Base Rate Loans (other than Swingline Loans) or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans.  Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a “Notice of Conversion/Continuation”) not later than 1:00 p.m. three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan.  The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

SECTION 4.3                          Fees.

(a)                                  Commitment Fee.  Commencing on the Closing Date, the Borrower shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable commitment fee at a rate per annum based upon the table set forth in the definition of Applicable Margin (the “Commitment Fee Rate”) on the average daily unused portion of the Revolving Credit Commitment; provided, that the amount of outstanding Swingline Loans shall not be considered usage of the Revolving Credit Commitment for the purpose of calculating such commitment fee except when calculating the commitment fee of the Swingline Lender.  The commitment fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing March, 2005, and on the Revolving Credit Maturity Date.  Such commitment fee shall be distributed by the Administrative Agent to the Lenders pro rata in accordance with the Lenders’ respective Revolving Credit Commitment Percentages.

(b)                                 Administrative Agent’s and Other Fees.  In order to compensate the Administrative Agent for structuring and syndicating the Loans and for its obligations hereunder, the Borrower agrees to pay to the Administrative Agent and its Affiliates, for their own account, the fees set forth in the Fee Letter.

SECTION 4.4                          Manner of Payment.  Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders (other than as set forth below) pro rata in accordance with their respective Revolving Credit Commitment Percentages (except as specified below), in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever.  Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day.  Any payment received after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes.  Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with such Lender’s Revolving Credit Commitment Percentage (except as specified below) and shall wire advice of the amount of such credit to each Lender.  Each payment to the Administrative Agent of the Issuing Lender’s fees or L/C Participants’ commissions shall be made in like manner, but for the account of the Issuing Lender or the L/C Participants, as the case may be.  Each payment to the Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Section 4.9, Section 4.10, Section 4.11 or Section 13.3 shall be paid to the Administrative Agent for the account of the applicable Lender.  Subject to Section 4.1(b)(ii) if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

SECTION 4.5                          Evidence of Indebtedness.

(a)                                  Extensions of Credit.  The Extensions of Credit made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Credit Note and/or Swingline Note, as applicable, which shall evidence such Lender’s Revolving Credit Loans in addition to such accounts or records.  Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

(b)                                 Participations.  In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

SECTION 4.6                          Adjustments.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Section 4.9, Section 4.10, Section 4.11 or Section 13.3 hereof) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that

(i)                                     if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

(ii)                                  the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Swingline Loans and Letters of Credit to any assignee or Participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

SECTION 4.7                          Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by the Administrative Agent.  The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several.  Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Sections 2.3(b), and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of (a) the amount not made available by such Lender in accordance with the terms hereof, times (b) the daily average Federal Funds Rate during such period as determined by the Administrative Agent, times (c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such amount not made available by such Lender in accordance with the terms hereof shall have become immediately available to the Administrative Agent and the denominator of which is 360.  A certificate of the Administrative Agent with respect to any amounts owing under this Section shall be conclusive, absent manifest error.  If such Lender’s Revolving Credit Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days after such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower.  The failure of any Lender to make available its Revolving Credit Commitment Percentage of any Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Revolving Credit Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Revolving Credit Commitment Percentage of such Loan available on the borrowing date.  Notwithstanding anything set forth herein to the contrary and without limiting any rights which the Borrower may have against such Lender as a result of such failure, any Lender that fails to make available its Revolving Credit Commitment Percentage of any Loan shall not (a) have any voting or consent rights under or with respect to any Loan Document or (b) constitute a “Lender” (or be included in the calculation of Required Lenders hereunder) for any voting or consent rights under or with respect to any Loan Document.

SECTION 4.8                          Changed Circumstances.

(a)                                  Circumstances Affecting LIBOR Rate Availability.  If with respect to any Interest Period the Administrative Agent or any Lender (after consultation with the Administrative Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via the Telerate Page 3750 or offered to the Administrative Agent or such Lender for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Borrower.  Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrower shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

(b)                                 Laws Affecting LIBOR Rate Availability.  If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders.  Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

SECTION 4.9                          Indemnity.  The Borrower hereby indemnifies each of the Lenders against any loss or expense (other than lost profits) which may arise or be attributable to each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor or (d) due to an assignment required pursuant to Section 4.12(b).  The amount of such loss or expense shall be determined, in the applicable Lender’s sole discretion, based upon the assumption that such Lender funded its Revolving Credit Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical.  A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

SECTION 4.10                    Increased Costs.

(a)                                  Increased Costs Generally.  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Lender;

(ii)                                  subject any Lender or the Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender or the Issuing Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 4.11 and the imposition of, or any change in the rate of any Excluded Tax payable by such Lender or the Issuing Lender); or

(iii)                               impose on any Lender or the Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting into or maintaining any LIBOR Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the Issuing Lender, the Borrower shall promptly pay to any such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b)                                 Capital Requirements.  If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any Lending Office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower shall promptly pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.

(c)                                  Certificates for Reimbursement.  A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)                                 Delay in Requests.  Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than one hundred eighty (180) days prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 4.11                    Taxes.

(a)                                  Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)                                 Payment of Other Taxes by the Borrower. Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)                                  Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within ten (10) Business Days after demand therefore (accompanied by reasonable evidence thereof), for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be presumed correct absent manifest error.

(d)                                 Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                                  Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender at the time or times prescribed by Applicable Law or if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Without limiting the generality of the foregoing, in the event that the Borrower is a resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)                                     duly completed copies of Internal Revenue Service Form W-8BEN claiming the benefits of the portfolio interest exemption pursuant to subsection (iii) below or eligibility for benefits of an income tax treaty to which the United States is a party,

(ii)                                  duly completed copies of Internal Revenue Service Form W-8ECI,

(iii)                               in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

(iv)                              any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(f)                                    Treatment of Certain Refunds. If the Administrative Agent, a Lender or the Issuing Lender determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent, such Lender or the Issuing Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Issuing Lender in the event the Administrative Agent, such Lender or the Issuing Lender is required to repay such refund to such Governmental Authority.  This paragraph shall not be construed to require the Administrative Agent, any Lender or the Issuing Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(g)                                 Survival.  Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section shall survive the payment in full of the Obligations and the termination of the Commitments.

SECTION 4.12                    Mitigation Obligations; Replacement of Lenders.

(a)                                  Designation of a Different Lending Office. If any Lender requests compensation under Section 4.10, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.11, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.10 or Section 4.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                                 Replacement of Lenders.  If any Lender requests compensation under Section 4.10, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.11, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.11), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that

(i)                                     the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 13.11(b)(iv),

(ii)                                  such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 4.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts),

(iii)                               in the case of any such assignment resulting from a claim for compensation under Section 4.10 or payments required to be made pursuant to Section 4.11, such assignment will result in a reduction in such compensation or payments thereafter, and

(iv)                              such assignment does not conflict with Applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 4.13                    Security.  The Obligations of the Borrower shall be secured as provided in the Security Documents.

ARTICLE V

CLOSING; CONDITIONS OF CLOSING AND BORROWING

SECTION 5.1                          Closing.  The closing shall take place at the offices of Kennedy Covington Lobdell & Hickman, L.L.P. at 10:00 a.m. on December 22, 2004, or on such other place, date and time as the parties hereto shall mutually agree.

SECTION 5.2                          Conditions to Closing and Initial Extensions of Credit.  The obligation of the Lenders to close this Agreement and to make the initial Loan or issue or participate in the initial Letter of Credit, if any, is subject to the satisfaction of each of the following conditions:

(a)                                  Executed Loan Documents.  This Agreement, a Revolving Credit Note in favor of each Lender requesting a Revolving Credit Note, a Swingline Note in favor of the Swingline Lender (if requested thereby), the Parental Entity Guaranty Agreement, the Subsidiary Guaranty Agreement, the Security Documents, together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist hereunder or thereunder.

(b)                                 Closing Certificates; Etc.  The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

(i)                                     Officer’s Certificate of the Borrower and Parent.  A certificate from a Responsible Officer of each of the Borrower and the Parent to the effect that all representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are true, correct and complete; that none of the Credit Parties is in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that each of the Credit Parties, as applicable, has satisfied each of the conditions set forth in Section 5.2 and Section 5.3.

(ii)                                  Certificate of Responsible Officer of each Credit Party.  A certificate of a Responsible Officer of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation of such Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or formation, (B) the bylaws or other governing document of such Credit Party as in effect on the Closing Date, (C) resolutions duly adopted by the board of directors or other governing body of such Credit Party authorizing the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 5.2(b)(iii).

(iii)                               Certificates of Good Standing.  Certificates as of a recent date of the good standing or status of each Credit Party under the laws of its jurisdiction of organization and, to the extent requested by the Administrative Agent, each other jurisdiction where such Credit Party is qualified to do business and, to the extent available, a certificate of the relevant taxing authorities of such jurisdictions certifying that such Credit Party has filed required tax returns and owes no delinquent taxes.

(iv)                              Opinions of Counsel.  Favorable opinions of counsel to the Credit Parties addressed to the Administrative Agent and the Lenders with respect to the Credit Parties, the Loan Documents and such other matters as the Lenders shall request, each in form and substance satisfactory to the Administrative Agent.

(v)                                 Tax Forms.  Copies of the United States Internal Revenue Service forms required by Section 4.11(e).

(c)                                  Personal Property Collateral.

(i)                                     Filings and Recordings.  The Administrative Agent shall have received all filings and recordations that are necessary to perfect the security interests of the Administrative Agent, on behalf of itself and the Lenders, in the Collateral shall have been received by the Administrative Agent and the Administrative Agent shall have received evidence and evidence reasonably satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens thereon.

(ii)                                  Pledged Collateral.  The Administrative Agent shall have received original stock certificates or other certificates evidencing the Capital Stock pledged pursuant to the Security Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof.

(iii)                               Lien Search. The Administrative Agent shall have received (A) the results of a Lien search (including a search as to judgments, pending litigation and tax matters), in form and substance reasonably satisfactory thereto, made against the Credit Parties under the Uniform Commercial Code (or applicable judicial docket) as in effect in Delaware and Texas, indicating among other things that its assets are free and clear of any Lien except for Permitted Liens and (B) the results of a Lien search (but not including a search as to judgments, pending litigation and tax matters), in form and substance reasonably satisfactory to the Administrative Agent, made against the Credit Parties under the Uniform Commercial Code as in effect in the states listed on Schedule 5.2(c)(iii), indicating among other things that its assets are free and clear of any Lien except for Permitted Liens.

(iv)                              Hazard and Liability Insurance.  The Administrative Agent shall have received certificates of property hazard, business interruption and liability insurance, evidence of payment of all insurance premiums for the current policy year of each (naming the Administrative Agent as loss payee on all certificates for property hazard insurance as to inventory only and as additional insured on all certificates for liability insurance), and, if requested by the Administrative Agent, copies (certified by a Responsible Officer) of insurance policies otherwise in form and substance reasonably satisfactory to the Administrative Agent.

(d)                                 Consents; Defaults.

(i)                                     Governmental and Third Party Approvals.  The Credit Parties shall have received all material governmental, shareholder and third party consents and approvals necessary (or any other material consents as determined in the reasonable discretion of the Administrative Agent) in connection with the transactions contemplated by this Agreement and the other Loan Documents and the other transactions contemplated hereby and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on any of the Credit Parties or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could reasonably be expected to have such effect.

(ii)                                  No Injunction, Etc.  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby.

(e)                                  Financial Matters.

(i)                                     Financial Statements.  The Administrative Agent shall have received the most recent audited Consolidated financial statements of the Parent and its Subsidiaries, all in form and substance satisfactory to the Administrative Agent and prepared in accordance with GAAP.

(ii)                                  Financial Condition Certificate.  The Parent and the Borrower shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by a Responsible Officer of each entity, that (A) each Credit Party and each Subsidiary thereof is Solvent, (B) the payables of each Credit Party and each Subsidiary thereof are current and not past due (except to the extent consistent with its customary past practice), (C) attached thereto are calculations evidencing compliance with the covenants contained in Article IX hereof (utilizing the financial statements of the Credit Parties and their Subsidiaries for the quarter under September 30, 2004), (D) the financial projections previously delivered to the Administrative Agent represent the good faith estimates (utilizing reasonable assumptions) of the financial condition and operations of the Credit Parties and their Subsidiaries and (E) attached thereto is a calculation of the Applicable Margin.

(iii)                               Financial Projections.  The Administrative Agent shall have received financial projections with respect to the Credit Parties and their Subsidiaries for the five (5) years following the Closing Date prepared by a Responsible Officer of the Parent, in form reasonably satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements.

(iv)                              Payment at Closing; Fee Letters. The Borrower shall have paid to the Administrative Agent and the Lenders the fees set forth or referenced in Section 4.3 and any other accrued and unpaid fees or commissions due hereunder (including legal fees and expenses) and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

(f)                                    Miscellaneous.

(i)                                     Notice of Borrowing.  The Administrative Agent shall have received a Notice of Borrowing from the Borrower in accordance with Section 2.3(a) and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made after the Closing Date are to be disbursed.

(ii)                                  Due Diligence.  The Administrative Agent shall have completed, to its satisfaction, all legal due diligence with respect to the Credit Parties and their Subsidiaries in scope and determination satisfactory to the Administrative Agent in its sole discretion.

(iii)                               Existing Facility.  The Existing Facility shall be repaid in full and terminated and all collateral security therefor shall be released, and the Administrative Agent shall have received a pay-off letter in form and substance satisfactory to it evidencing such repayment, termination, reconveyance and release.

(iv)                              Other Documents.  All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent.  The Administrative Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.

SECTION 5.3                          Conditions to All Extensions of Credit.  The obligations of the Lenders to make any Extensions of Credit (including the initial Extension of Credit), convert or continue any Loan pursuant to Section 4.2, and/or the Issuing Lender to issue or extend any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing, continuation, conversion, issuance or extension date:

(a)                                  Continuation of Representations and Warranties.  The representations and warranties contained in Article VI shall be true and correct on and as of such borrowing, continuation, conversion, issuance or extension date with the same effect as if made on and as of such date, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

(b)                                 No Existing Default.  No Default or Event of Default shall have occurred and be continuing (i) on the borrowing, continuation or conversion date with respect to such Loan or after giving effect to the Loans to be made, continued or converted on such date or (ii) on the issuance or extension date with respect to such Letter of Credit or after giving effect to the issuance or extension of such Letter of Credit on such date.

(c)                                  Notices.  The Administrative Agent shall have received a Notice of Borrowing or Notice of Conversion/Continuation, as applicable, from the Borrower in accordance with Section 2.3(a) or Section 4.2, as applicable.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

SECTION 6.1                          Representations and Warranties.  To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, each of the Borrower, the Parent and Holdings hereby represents and warrants to the Administrative Agent and Lenders as of the Closing Date and as of each date that representations and warranties are required to be brought down pursuant to this Agreement and the other Loan Documents that:

(a)                                  Organization; Power; Qualification.  Each Credit Party and each Subsidiary thereof is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization except where the failure to be qualified or authorized, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  The jurisdictions in which each Credit Party and each Subsidiary thereof are organized and qualified to do business as of the Closing Date are described on Schedule 6.1(a).

(b)                                 Ownership.  Each Subsidiary of the Parent as of the Closing Date is listed on Schedule 6.1(b).  As of the Closing Date, the capitalization of the Parent and each Subsidiary thereof consists of the number of shares (or other ownership interests), authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 6.1(b).  All outstanding shares (or other ownership interests) have been duly authorized and validly issued and are fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and not subject to any preemptive or similar rights.  The equityholders of the Subsidiaries of the Parent and the number of shares (or other ownership interests) owned by each as of the Closing Date are described on Schedule 6.1(b).  As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of Capital Stock of any Credit Party or its Subsidiaries, except as described on Schedule 6.1(b).

(c)                                  Authorization of Agreement, Loan Documents and Borrowing. Each Credit Party and each Subsidiary thereof has the right, power and authority and has taken all necessary corporate or other entity action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party.  This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Credit Party and each Subsidiary thereof that is a party thereto, and each such document constitutes the legal, valid and binding obligation of each Credit Party and each Subsidiary thereof that is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

(d)                                 Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc.

(i) The execution, delivery and performance by each Credit Party and each Subsidiary thereof of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the Extensions of Credit hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to any Credit Party or any Subsidiary thereof, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Credit Party or any Subsidiary thereof or any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents or (iv) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

(ii)                                  None of the Borrower, Subsidiary of a Borrower, or any Affiliate of the Borrower or any Guarantor:  (i) is a person named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html. or as otherwise published from time to time; or (ii) is (A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html. or as otherwise published from time to time, as such program may be applicable to such agency, organization or person; or (iii) does business in such country or with any such agency, organization or person, in violation of the economic sanctions of the United States administered by OFAC.

(e)                                  Compliance with Law; Governmental Approvals.  Each Credit Party and each Subsidiary thereof (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding except where the failure to so comply with the foregoing, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (iii) has timely filed all material reports, documents and other materials required to be filed by it under all Applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under Applicable Law, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(f)                                    Tax Returns and Payments.  Each Credit Party and each Subsidiary thereof has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable.  Such returns accurately reflect in all material respects all liability for Taxes of each Credit Party and each Subsidiary thereof for the periods covered thereby.  There is no ongoing audit or examination or, to the knowledge of the Parent, Holdings and the Borrower, other investigation by any Governmental Authority of the tax liability of any Credit Party or any Subsidiary thereof in each case, except as could not reasonably be expected to have a liability in excess of $5,000,000.  No Governmental Authority has asserted any Lien or other claim against any Credit Party or any Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved except to the extent contemplated in Section 10.2(a).  The charges, accruals and reserves on the books of each Credit Party and each Subsidiary thereof in respect of federal, state, local and other Taxes for all Fiscal Years and portions thereof since the organization of such Person are in the judgment of the Parent, Holdings and the Borrower adequate, and the Parent, Holdings and the Borrower do not anticipate any additional material Taxes or assessments for any of such years.

(g)                                 Intellectual Property Matters.  Each Credit Party and each Subsidiary thereof owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service mark, service mark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and no Credit Party or any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations except any such revocation, termination or liability as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(h)                                 Environmental Matters.

(i)                                     The properties owned, leased or operated by each Credit Party and each Subsidiary thereof now or in the past do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of applicable Environmental Laws or (B) could give rise to liability under applicable Environmental Laws, except where such violation or liability could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(ii)                                  Each Credit Party, each Subsidiary thereof and such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof, except for any such noncompliance or contamination, that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(iii)                               No Credit Party or any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability under any Environmental Laws or regarding or relating to Hazardous Materials, nor does any Credit Party or any Subsidiary thereof have knowledge or reason to believe that any such notice is being threatened, except where such violation, alleged violation, noncompliance, liability or potential liability which is the subject of such notice could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(iv)                              Hazardous Materials have not been transported or disposed of to or from the properties owned, leased or operated by any Credit Party or any Subsidiary thereof in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws, except where such violation or liability could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(v)                                 No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Parent, Holdings and the Borrower, threatened, under any Environmental Law to which any Credit Party or any Subsidiary thereof is or will be named as a potentially responsible party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Credit Party, any Subsidiary thereof or such properties or such operations, except where such proceeding, action, degree, order or other requirement could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

(vi)                              There has been no release, or to the knowledge of the Parent, Holdings and the Borrower, threat of release, of Hazardous Materials at or from properties owned, leased or operated by any Credit Party or any Subsidiary thereof, now or in the past, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws, except where such violation or liability could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(i)                                     ERISA.

(i)                                     As of the Closing Date, no Credit Party or any ERISA Affiliate maintains or contributes to, or has any obligation under, any Pension Plans or Multiemployer Plans that are subject to Title IV of ERISA other than those identified on Schedule 6.1(i);

(ii)                                  Each Credit Party and each ERISA Affiliate is in material compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired and except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect.  Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code except for such plans that have not yet received determination letters but for which the remedial amendment period for submitting a determination letter has not yet expired.  No liability has been incurred by any Credit Party or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan except for a liability that could not reasonably be expected to have a Material Adverse Effect;

(iii)                               As of the Closing Date, no Pension Plan has been terminated, in a distress termination under Section 4041(c) of ERISA, no accumulated funding deficiency (as defined in Section 412 of the Code) has been incurred by a Pension Plan as of the close of the most recently completed fiscal year of the Pension Plan (without regard to any waiver granted under Section 412 of the Code), no funding waiver from the Internal Revenue Service has been received or requested with respect to any Pension Plan, nor has any Credit Party or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

(iv)                              Except as could not reasonably be expected to have a Material Adverse Effect, no Credit Party or any ERISA Affiliate has:  (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code;

(v)                                 No Termination Event has occurred or is reasonably expected to occur; and

(vi)                              Except as could not reasonably be expected to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to the best knowledge of the Parent, Holdings and the Borrower after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Credit Party or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

(j)                                     Margin Stock.  No Credit Party or any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System).  No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

(k)                                  Government Regulation.  No Credit Party or any Subsidiary thereof is an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act of 1940, as amended) and no Credit Party or any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

(l)                                     Material Contracts.  Schedule 6.1(l) sets forth a complete and accurate list of all Material Contracts of the Credit Parties and the Subsidiaries thereof in effect as of the Closing Date not listed on any other Schedule hereto; other than as set forth in Schedule 6.1(l), each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof.  The Credit Parties and their Subsidiaries have delivered to the Administrative Agent a true and complete copy of each Material Contract required to be listed on Schedule 6.1(l) or any other Schedule hereto.  No Credit Party or any Subsidiary thereof (nor, to the knowledge of the Parent, Holdings and the Borrower, any other party thereto) is in breach of or in default under any Material Contract in any material respect.

(m)                               Employee Relations. Except as could not reasonably be expected to have a Material Adverse Effect, each Credit Party and its Subsidiaries has a stable work force in place and is not, as of the Closing Date, party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees except as set forth on Schedule 6.1(m).  None of the Parent, Holdings and the Borrower knows of any pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries.

(n)                                 Burdensome Provisions.  No Credit Party or any Subsidiary thereof is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect.  The Credit Parties and their Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.  No Subsidiary of the Borrower is party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Capital Stock to the Borrower or any Subsidiary thereof or to transfer any of its assets or properties to the Borrower or any other Subsidiary thereof in each case other than existing under or by reason of the Loan Documents or Applicable Law.

(o)                                 Financial Statements.  The (i) audited Consolidated balance sheet of the Parent and its Subsidiaries as of December 31, 2003 and the related audited statements of income, shareholder’s equity and cash flows for the Fiscal Year then ended and (ii) unaudited Consolidated balance sheet of the Parent and its Subsidiaries as of September 30, 2004 and related unaudited interim statements of income and cash flows, copies of which have been furnished to the Administrative Agent and each Lender, are complete and correct and fairly present in all material respects on a Consolidated basis the assets, liabilities and financial position of the Parent and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended (other than customary year-end adjustments for unaudited financial statements).  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP.  The Credit Parties and their Subsidiaries have no Indebtedness, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto.

(p)                                 No Material Adverse Change.  Since September 30, 2004, there has been no material adverse change in the properties, business, operations or financial condition of the Credit Parties and their Subsidiaries and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

(q)                                 Solvency.  As of the Closing Date and after giving effect to each Extension of Credit made hereunder, each Credit Party and each Subsidiary thereof will be Solvent.

(r)                                    Titles to Properties.  Each Credit Party and each Subsidiary thereof has such title to or a valid leasehold in such real property as is necessary or desirable to the conduct of its business and has valid and legal title to all of its personal property and assets, including those reflected on the balance sheets of the Parent and its Subsidiaries delivered pursuant to Section 6.1(o), except such property that has been disposed of by a Credit Party subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

(s)                                  Liens.  None of the properties and assets of any Credit Party or any Subsidiary thereof is subject to any Lien, except Permitted Liens.  No financing statement under the Uniform Commercial Code of any state which names any Credit Party or any Subsidiary thereof or any of their respective trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction and no Credit Party or any Subsidiary thereof has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Permitted Liens.

(t)                                    Indebtedness and Guaranty Obligations.  Schedule 6.1(t) is a complete and correct listing of all Indebtedness and Guaranty Obligations of the Credit Parties and their Subsidiaries to any Person as of the Closing Date in excess of $5,000,000.  The Credit Parties and their Subsidiaries have performed and are in compliance with all of the terms of such Indebtedness and Guaranty Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of any Credit Party or any of its Subsidiaries exists with respect to any such Indebtedness or Guaranty Obligation.

(u)                                 Litigation. Except for matters existing on the Closing Date and set forth on Schedule 6.1(u), there are no actions, suits or proceedings pending nor, to the knowledge of the Parent, Holdings and the Borrower, threatened against or in any other way relating adversely to or affecting any Credit Party or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions provided for herein or therein, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

(v)                                 Absence of Defaults.  No event has occurred and is continuing which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by any Credit Party or any Subsidiary thereof under any Material Contract or judgment, decree or order to which any Credit Party or its Subsidiaries is a party or by which any Credit Party or its Subsidiaries or any of their respective properties may be bound or which would require any Credit Party or its Subsidiaries to make any payment thereunder prior to the scheduled maturity date therefor.

(w)                               Senior Indebtedness Status.  The Obligations of each Credit Party and each Subsidiary thereof under this Agreement and each of the other Loan Documents ranks and shall continue to rank at least senior in priority of payment to all Subordinated Indebtedness of each such Person and is designated as “Senior Indebtedness” under all instruments and documents, now or in the future, relating to all Subordinated Indebtedness and all senior unsecured Indebtedness of such Person.

(x)                                   Accuracy and Completeness of Information.  All written information, reports and other papers and data produced by or on behalf of any Credit Party or any Subsidiary thereof (other than financial projections, which shall be subject to the standard set forth in Section 7.1(c)) and furnished to the Lenders were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter.

(y)                                 Disclosure.  The Parent, Holdings and the Borrower have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which any of the Credit Parties and their Subsidiaries are subject, and all other matters known to it that could reasonably be expected to result in a Material Adverse Effect; provided that for purposes of compliance with this sentence after the Closing Date, such disclosures may be made by the Parent, Holdings and the Borrower by delivery to the Administrative Agent and the Lenders of the Parent’s appropriate SEC filings containing such disclosures, or the availability of such filings on EDGAR Online with notice thereof to the Administrative Agent.  No financial statement, material report, material certificate or other material information furnished (whether in writing or orally) by or on behalf of any of the Credit Parties and their Subsidiaries to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, pro forma financial information, estimated financial information and other projected or estimated information, the Parent, Holdings and the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 6.2                          Survival of Representations and Warranties, Etc.  All representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate, or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement.  All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

ARTICLE VII

FINANCIAL INFORMATION AND NOTICES

Until all the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.2, the Parent, on behalf of the Parent, Holdings and the Borrower, will furnish or cause to be furnished to the Administrative Agent at the Administrative Agent’s Office at the address set forth in Section 13.1(b) and to the Lenders at their respective addresses as set forth on the Register, or such other office as may be designated by the Administrative Agent and Lenders from time to time:

SECTION 7.1                          Financial Statements and Projections.

(a)                                  Quarterly Financial Statements.  As soon as practicable and in any event within forty-five (45) days (or, if earlier, on the date of any required public filing thereof) after the end of each fiscal quarter of each Fiscal Year, an unaudited Consolidated balance sheet of the Parent and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by the Parent in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Parent to present fairly in all material respects the financial condition of the Parent and its Subsidiaries on a Consolidated basis as of their respective dates and the results of operations of the Parent and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments.  Delivery by the Parent to the Administrative Agent and the Lenders of the Parent’s quarterly report to the SEC on Form 10-Q with respect to any fiscal quarter, or the availability of such report on EDGAR Online, within the period specified above shall be deemed to be compliance with this Section 7.1(a).

(b)                                 Annual Financial Statements.  As soon as practicable and in any event within ninety (90) days (or, if earlier, on the date of any required public filing thereof) after the end of each Fiscal Year, an audited Consolidated balance sheet of the Parent and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, shareholder’s equity, and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year.  Such annual financial statements shall be audited by an independent certified public accounting firm acceptable to the Administrative Agent, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Parent or any of its Subsidiaries or with respect to accounting principles followed by the Parent or any of its Subsidiaries not in accordance with GAAP.  Delivery by the Parent to the Administrative Agent and the Lenders of the Parent’s annual report to the SEC on Form 10-K with respect to any Fiscal Year, or the availability of such report on EDGAR Online, within the period specified above shall be deemed to be compliance with this Section 7.1(b).

(c)                                  Annual Business Plan and Financial Projections.  As soon as practicable and in any event within sixty (60) days after the beginning of each Fiscal Year, a business plan of the Parent and its Subsidiaries for the ensuing four (4) fiscal quarters, such plan to be prepared in accordance with GAAP and to include, on a quarterly basis, the following:  a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet.

SECTION 7.2                          Officer’s Compliance Certificate.  At each time financial statements are delivered pursuant to Sections 7.1(a) or (b) and at such other times as the Administrative Agent shall reasonably request, an Officer’s Compliance Certificate.

SECTION 7.3                          Intentionally Omitted.

SECTION 7.4                          Other Reports.

(a)                                  Promptly after becoming available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Parent generally, and copies of all annual, regular, periodic and special reports and registration statements which the Parent may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; provided that, delivery of the foregoing shall be deemed to have been made if made available on Edgar Online or the website of the Parent and the Parent shall have given notice thereof to Administrative Agent;

(b)                                 Promptly upon receipt thereof, copies of all reports, if any, submitted to any Credit Party, any Subsidiary thereof or any of their respective boards of directors by its independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto, if the matters stated in any such reports could reasonably be expected to have a Material Adverse Effect; and

(c)                                  such other information regarding the operations, business affairs and financial condition of any Credit Party or any Subsidiary thereof as the Administrative Agent or any Lender may reasonably request.

SECTION 7.5                          Notice of Litigation and Other Matters.  Prompt (but in no event later than ten (10) days after an officer of the Parent, Holdings or the Borrower obtains knowledge thereof) telephonic and written notice of:

(a)                                  the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any Credit Party, or any Subsidiary thereof or any of their respective properties, assets or businesses which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;

(b)                                 any notice of any violation received by any Credit Party or any Subsidiary thereof from any Governmental Authority including any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

(c)                                  any labor controversy that has resulted in, or is reasonably expected to result in, a strike or other work action against any Credit Party or any Subsidiary thereof which could reasonably be expected to, individually or in the aggregate with any other labor controversy, work stoppage or slow down, have a Material Adverse Effect;

(d)                                 any attachment, judgment, lien, levy or order exceeding $10,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) that may be assessed against or threatened against any Credit Party or any Subsidiary thereof;

(e)                                  any Default or Event of Default; and

(f)                                    (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by any Credit Party or any ERISA Affiliate of the PBGC’s intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by any Credit Party or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) the Parent, Holdings or the Borrower obtaining knowledge or reason to know that any Credit Party or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

Each notice pursuant to this Section 7.5 shall be accompanied by a statement of a Responsible Officer of the Parent setting forth details of the occurrence referred to therein and stating what action the Parent or any Subsidiary thereof, as applicable, has taken and proposes to take with respect thereto.  Each notice pursuant to Section 7.5(e) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached; provided that, delivery of the foregoing notices shall be deemed to have been made if made available on Edgar Online or the website of the Parent and the Parent shall have given notice thereof to Administrative Agent.

SECTION 7.6                          Accuracy of Information.  All written information, reports, statements and other papers and data furnished by or on behalf of the Credit Parties and their Subsidiaries to the Administrative Agent or any Lender whether pursuant to this Article VII or any other provision of this Agreement, or any of the Security Documents, shall, at the time the same is so furnished, comply with the representations and warranties set forth in Section 6.1(y).

ARTICLE VIII

AFFIRMATIVE COVENANTS

Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 13.2, each of the Parent, Holdings and the Borrower will, and will cause each of its Subsidiaries to:

SECTION 8.1                          Preservation of Corporate Existence and Related Matters.  Except as permitted by Section 10.4, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

SECTION 8.2                          Maintenance of Property.  In addition to the requirements of any of the Security Documents, and except as permitted by Section 10.5, protect and preserve all properties material to its business, including copyrights, patents, trade names, service marks and trademarks; maintain in good working order and condition, ordinary wear and tear excepted, all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all repairs, renewals and replacements thereof and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be conducted in a commercially reasonable manner.

SECTION 8.3                          Insurance.  Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts and with such deductibles as are customarily maintained by similar businesses (including hazard and business interruption insurance) and as may be required by Applicable Law and as are required by any Security Documents, all in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, and on the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

SECTION 8.4                          Accounting Methods and Financial Records.  Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

SECTION 8.5                          Payment and Performance of Obligations.  Pay and perform all Obligations under this Agreement and the other Loan Documents, and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices; provided, that the relevant Credit Party or Subsidiary may contest any item described in clauses (a) or (b) of this Section in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

SECTION 8.6                          Compliance With Laws and Approvals.  Observe and remain in compliance in all material respects with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business, except where the failure to so comply or maintain such Governmental Approval could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

SECTION 8.7                          Environmental Laws.  In addition to and without limiting the generality of Section 8.6, (a) comply with, and ensure such compliance by all tenants and subtenants with all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants, if any, obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except where the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, except where the failure to conduct or complete such actions, or comply with such orders or directions, could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials, or the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations any Credit Party or any such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including reasonable attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

SECTION 8.8                          Compliance with ERISA. In addition to and without limiting the generality of Section 8.6, (a) except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) comply with all material applicable provisions of ERISA with respect to all Employee Benefit Plans, (ii) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan, (iii) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code and (iv) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (b) furnish to the Administrative Agent upon the Administrative Agent’s request such additional information about any Employee Benefit Plan or Multiemployer Plan as may be reasonably requested by the Administrative Agent.

SECTION 8.9                          Compliance With Agreements.  Comply in all material respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including any Material Contract; provided, that any Credit Party or any such Subsidiary may contest any such lease, agreement or other instrument in good faith through applicable proceedings so long as adequate reserves are maintained in accordance with GAAP.

SECTION 8.10                    Visits and Inspections.  Permit, at Lender’s expense (other than upon the occurrence and during the continuance of an Event of Default), representatives of the Administrative Agent or any Lender, from time to time, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects; provided that so long as no Default or Event of Default has occurred and is continuing, the Administrative Agent or applicable Lender shall give reasonable prior notice to the applicable Credit Party of its intention to visit and inspect the properties and records pursuant to this Section .

SECTION 8.11                    Additional Subsidiaries.  Within thirty (30) days after any newly created or acquired Subsidiary of any Credit Party (including as a result of any Permitted Acquisition) conducts business operations or has assets in excess of $3,000,000 the Credit Parties shall cause such Person to (a) become a Guarantor by delivering to the Administrative Agent a duly executed supplement to the Subsidiary Guaranty Agreement, Parental Entity Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (b) pledge a security interest in all Collateral owned by such Subsidiary by delivering to the Administrative Agent a duly executed supplement to each Security Document or such other document as the Administrative Agent shall deem appropriate for such purpose and comply with the terms of each Security Document, (c) deliver to the Administrative Agent such documents and certificates referred to in Section 5.2 as may be reasonably requested by the Administrative Agent, (d) deliver to the Administrative Agent such original Capital Stock or other certificates and stock or other transfer powers evidencing the Capital Stock of such Person, (e) deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with respect to such Person, and (f) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent in furtherance of the foregoing, all in form, content and scope reasonably satisfactory to the Administrative Agent.

SECTION 8.12                    Use of Proceeds.  The Borrower shall use the proceeds of the Extensions of Credit (a) to finance the acquisition of Capital Assets, (b) to finance Permitted Acquisitions, (c) to refinance the Existing Facility and (d) for working capital and general corporate requirements of the Credit Parties and their Subsidiaries, including the payment of certain fees and expenses incurred in connection with the transactions and restricted payments permitted hereunder.

SECTION 8.13                    Further Assurances.  Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under this Agreement, the Letters of Credit and the other Loan Documents.

ARTICLE IX

FINANCIAL COVENANTS

Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.2, the Credit Parties and their Subsidiaries on a Consolidated basis will not:

SECTION 9.1                          Total Leverage Ratio.  As of any fiscal quarter end, permit the ratio of (a) Total Indebtedness on such date to (b) EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to be greater than 3.00 to 1.0.

SECTION 9.2                          Fixed Charge Coverage Ratio.  As of any fiscal quarter end, permit the ratio of (a) EBITDAR for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date minus Capital Expenditures made during such period to (b) Fixed Charges for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to be less than 1.25 to 1.0.

SECTION 9.3                          Interest Coverage Ratio.  As of any fiscal quarter end, permit the ratio of (a) EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to (b) Cash Interest Expense, net of interest income, for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to be less than 4.00 to 1.0.

ARTICLE X

NEGATIVE COVENANTS

Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.2, the Credit Parties have not and will not and will not permit any of its Subsidiaries to:

SECTION 10.1                    Limitations on Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness except:

(a)                                  the Obligations (excluding Hedging Obligations permitted pursuant to Section 10.1(b));

(b)                                 Indebtedness incurred in connection with a Hedging Agreement (which are non-speculative) with a counterparty and upon terms and conditions (including interest rate) reasonably satisfactory to the Administrative Agent; provided, that any counterparty that is a Lender or an Affiliate of a Lender shall be deemed satisfactory to the Administrative Agent;

(c)                                  Indebtedness existing on the Closing Date and not otherwise permitted under this Section, as set forth on Schedule 6.1(t), and the renewal, refinancing, extension and replacement (but not the increase in the aggregate principal amount) thereof;

(d)                                 Indebtedness of the Credit Parties and their Subsidiaries incurred in connection with Capital Leases plus purchase money Indebtedness of the Credit Parties and their Subsidiaries in an aggregate amount not to exceed $20,000,000 on any date of determination;

(e)                                  Guaranty Obligations in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

(f)                                    Guaranty Obligations with respect to Indebtedness permitted pursuant to subsections (a) through (e) of this Section;

(g)                                 Indebtedness owed by any Subsidiary to the Borrower, by the Borrower to any Guarantor, by any Guarantor to the Borrower, or by any Subsidiary to any Guarantor;

(h)                                 Subordinated Indebtedness; provided that in the case of each issuance of Subordinated Indebtedness, (i) no Default or Event of Default shall have occurred and be continuing or would be caused by the issuance of such Subordinated Indebtedness and (ii) the Administrative Agent shall have received satisfactory written evidence that the Borrower would be in compliance with all covenants contained in this Agreement on a pro forma basis after giving effect to the issuance of any such Subordinated Indebtedness; and

(i)                                     unsecured Indebtedness not otherwise permitted pursuant to this Section; provided that in the case of each issuance of unsecured Indebtedness, (i) no Default or Event of Default shall have occurred and be continuing or would be caused by the issuance of such unsecured Indebtedness, (ii) the Administrative Agent shall have received satisfactory written evidence that the Credit Parties would be in compliance with Section 9.1 on a pro forma basis after giving effect to the issuance of any such unsecured Indebtedness and (iii) the terms and conditions of any such unsecured indebtedness shall be no more restrictive than the terms and conditions hereof and shall otherwise be reasonably satisfactory to the Administrative Agent; and

provided, that no agreement or instrument with respect to Indebtedness permitted to be incurred by this Section shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of any Credit Party or Subsidiary thereof to make any payment to the Borrower (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling the Borrower to pay the Obligations.

SECTION 10.2                    Limitations on Liens.  Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including, without limitation, shares of Capital Stock), real or personal, whether now owned or hereafter acquired, except:

(a)                                  Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

(b)                                 the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than sixty (60) days or (ii) which are being contested in good faith and by appropriate proceedings;

(c)                                  Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar legislation;

(d)                                 Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;

(e)                                  Liens of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

(f)                                    Liens not otherwise permitted hereunder securing obligations not at any time exceeding in the aggregate $5,000,000;

(g)                                 Liens not otherwise permitted by this Section and in existence on the Closing Date and described on Schedule 10.2; and

(h)                                 Liens securing Indebtedness permitted under Section 10.1(d); provided that (i) such Liens shall be created substantially simultaneously with the acquisition or lease of the related asset, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the original purchase price or lease payment amount of such property at the time it was acquired.

SECTION 10.3                    Limitations on Loans, Advances, Investments and Acquisitions.  Purchase, own, invest in or otherwise acquire, directly or indirectly, any Capital Stock, interests in any partnership or joint venture (including, without limitation, the creation or capitalization of any Subsidiary), evidence of Indebtedness or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person except:

(a)                                  investments (i) existing on the Closing Date in Subsidiaries, (ii) in Subsidiaries formed or acquired after the Closing Date so long as the applicable Credit Party and its Subsidiaries comply with the provisions of Section 8.11 and (iii) the other loans, advances and investments described on Schedule 10.3 existing on the Closing Date;

(b)                                 investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof maturing within one hundred twenty (120) days from the date of acquisition thereof, (ii) commercial paper maturing no more than one hundred twenty (120) days from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or Moody’s Investors Service, Inc., (iii) certificates of deposit maturing no more than one hundred twenty (120) days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of “A” or better by a nationally recognized rating agency; provided, that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, or (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder;

(c)                                  investments by the Credit Parties or any Subsidiaries thereof in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of Capital Stock, assets or any combination thereof) of any other Person up to an aggregate cash amount of $50,000,000 over the term of this Agreement and provided that each acquisition hereunder meets all of the following requirements (such acquisition being referred to herein as a “Permitted Acquisition”):

(i)                                     the Person to be acquired shall be organized under the laws of the United States, shall be a going concern and such Person shall be engaged in a business, or the assets acquired shall be used in a business, which is substantially similar to that of the Credit Parties and their Subsidiaries;

(ii)                                  a Credit Party or Subsidiary thereof (including any entity being acquired that becomes a Subsidiary) shall be the surviving Person and no Change of Control shall have been effected thereby;

(iii)                               the Credit Parties shall have delivered to the Administrative Agent such documents reasonably requested by the Administrative Agent pursuant to Section 8.11 to be delivered at the time required by Section 8.11 and shall confirm that any such Person acquired or created in connection with the Permitted Acquisition is a Guarantor hereunder;

(iv)                              the Person to be acquired shall not be subject to any material pending litigation which could reasonably be expected to have a Material Adverse Effect;

(v)                                 prior to the closing of such acquisition, the acquisition is approved by the board of directors (or a majority of the holders of the Capital Stock of such Person) of the Person whose assets or Capital Stock are being acquired pursuant to such acquisition;

(vi)                              no Default or Event of Default shall have occurred and be continuing both before and after giving effect to such proposed acquisition;

(vii)                           the Credit Parties shall have (A) demonstrated to the Administrative Agent pro forma compliance (as of the date of the proposed acquisition and after giving effect thereto and any Extensions of Credit made or to be made in connection therewith) with each covenant contained herein (as evidenced by an Officer’s Compliance Certificate), (B) delivered to the Administrative Agent evidence of the approval referred to in clause (v) above for each acquisition where the aggregate consideration exceeds $20,000,000, and (C) delivered written notice of such proposed acquisition to the Administrative Agent and the Lenders, which notice shall include the proposed closing date of such proposed acquisition and a description of the acquisition in the form customarily prepared by the Credit Parties, not less than five (5) Business Days prior to such proposed closing date; and

(viii)                        the Credit Parties shall have delivered to the Administrative Agent such documents reasonably requested by the Administrative Agent or the Required Lenders (through the Administrative Agent) pursuant to Section 8.11 to be delivered at the time required pursuant to Section 8.11.

(d)                                 Hedging Agreements permitted pursuant to Section 10.1(b);

(e)                                  purchases of assets in the ordinary course of business;

(f)                                    investments in the form of loans and advances to employees in the ordinary course of business, which, in the aggregate, do not exceed at any time $500,000;

(g)                                 intercompany Indebtedness permitted pursuant to Section 10.1(g); and

(h)                                 other additional investments, advances or other extensions of credit not otherwise permitted pursuant to this Section in an aggregate amount not to exceed $5,000,000 over the term of this Agreement; provided that no Default or Event of Default shall have occurred and be continuing or would be occasioned by any such investment.

SECTION 10.4                    Limitations on Mergers and Liquidation.  Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

(a)                                  any Wholly-Owned Subsidiary of the Parent may be merged or consolidated (i) with or into the Borrower (provided that the Borrower shall be the continuing or surviving Person) or (ii) with or into any Guarantor (provided that the Guarantor shall be the continuing or surviving Person);

(b)                                 any Wholly-Owned Subsidiary of the Parent may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Wholly-Owned Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower or a Guarantor;

(c)                                  any Wholly-Owned Subsidiary of the Parent may merge into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with a Permitted Acquisition; and

(d)                                 any Subsidiary of the Borrower may wind-up into the Borrower or any Subsidiary Guarantor.

SECTION 10.5                    Limitations on Sale of Assets.  Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including the sale of any receivables and leasehold interests but excluding sale-leaseback transactions), whether now owned or hereafter acquired except:

(a)                                  the sale of inventory in the ordinary course of business;

(b)                                 the sale of obsolete assets no longer used or usable in the business of the Credit Parties or any of their Subsidiaries;

(c)                                  the transfer of assets to the Borrower or any Guarantor pursuant to Section 10.4 (d);

(d)                                 the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(e)                                  the disposition of any Hedging Agreement;

(f)                                    additional dispositions of assets not otherwise permitted pursuant to this Section the fair market value with respect to which does not exceed an aggregate amount of $5,000,000 in any Fiscal Year; and

(g)                                 entering into non-exclusive licenses.

SECTION 10.6                    Limitations on Dividends and Distributions.  Declare or pay any dividends upon any of its Capital Stock; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its Capital Stock, or make any distribution of cash, property or assets among the holders of shares of its Capital Stock, or make any change in its capital structure which such change in its capital structure could reasonably be expected to have a Material Adverse Effect; provided that:

(a)                                  the Borrower or any Subsidiary may pay dividends in shares of its own Capital Stock;

(b)                                 any Subsidiary of the Borrower may pay cash dividends or make distributions to its shareholders or other equity owners;

(c)                                  so long as no Default or Event of Default has occurred and is continuing or would result therefrom, (i) the Borrower may declare and pay dividends to Holdings, (ii) Holdings may declare and pay dividends to Parent and (iii) Parent may declare and pay dividends to its shareholders; and

(d)                                 so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Parent may repurchase the Capital Stock of the Parent.

SECTION 10.7                    Limitations on Exchange and Issuance of Capital Stock.  Issue, sell or otherwise dispose of any class or series of Capital Stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be, (a) convertible or exchangeable into Indebtedness or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due.

SECTION 10.8                    Transactions with Affiliates.  Except for transactions permitted by Sections 10.3, 10.6 and 10.7, and those transactions existing on the Closing Date and identified on Schedule 10.8, directly or indirectly (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors or other Affiliates, or to or from any member of the immediate family of any of its officers, directors or other Affiliates, or subcontract any operations to any of its Affiliates or (b) enter into, or be a party to, any other transaction not described in clause (a) above with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not its Affiliate.

SECTION 10.9                    Certain Accounting Changes; Organizational Documents.  (a) Change its Fiscal Year end, or make any change in its accounting treatment and reporting practices except as required by GAAP; provided that upon reasonable prior notice to the Administrative Agent, the Credit Parties and their Subsidiaries may all change their fiscal year-ends from December 31 to the fourth (4th) Saturday in January for fiscal year 2006 and thereafter, or (b) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational documents) or amend, modify or change its bylaws (or other similar documents) in any manner adverse in any respect to the rights or interests of the Lenders.

SECTION 10.10              Amendments; Payments and Prepayments of Subordinated Indebtedness.

(a)                                  Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Indebtedness incurred pursuant to Section 10.1(i) hereof in any respect which would materially adversely affect the rights or interests of the Administrative Agent and Lenders hereunder.

(b)                                 Make any payment or prepayment on, or redeem or acquire for value (including (i) by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due and (ii) at the maturity thereof) any Subordinated Indebtedness incurred pursuant to Section 10.1(h).

SECTION 10.11              Restrictive Agreements.

(a)                                  Enter into any Indebtedness which contains any negative pledge on assets or any covenants more restrictive than the provisions of Articles VIII, IX and X hereof, or which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Indebtedness.

(b)                                 Enter into or permit to exist any agreement (other than this Agreement or the other Loan Documents) which impairs or limits the ability of any Subsidiary of the Borrower to pay dividends to the Borrower.

SECTION 10.12              Nature of Business.  Alter in any material respect the character or conduct of the business conducted by the Credit Parties and their Subsidiaries as of the Closing Date.

SECTION 10.13              Impairment of Security Interests. Take or omit to take any action, which might or would have the result of materially impairing the security interests in favor of the Administrative Agent with respect to the Collateral or grant to any Person (other than the Administrative Agent for the benefit of itself and the Lenders pursuant to the Security Documents) any interest whatsoever in the Collateral, except for Permitted Liens and asset sales permitted under Section 10.5.

ARTICLE XI

DEFAULT AND REMEDIES

SECTION 11.1                    Events of Default.  Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

(a)                                  Default in Payment of Principal of Loans and Reimbursement Obligations.  The Borrower shall default in any payment of principal of any Loan or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

(b)                                 Other Payment Default.  The Borrower or any other Credit Party shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue for a period of five (5) Business Days.

(c)                                  Misrepresentation.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Credit Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith that is subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any respect when made or deemed made or any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Credit Party herein, any other Loan Document, or in any document delivered in connection herewith or therewith that is not subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any material respect when made or deemed made

(d)                                 Default in Performance of Certain Covenants.  The Borrower or any other Credit Party shall default in the performance or observance of any covenant or agreement contained in Section 7.5(e) or Articles IX or X of this Agreement.

(e)                                  Default in Performance of Other Covenants and Conditions.  The Borrower or any other Credit Party shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrower by the Administrative Agent; provided, that with respect to a default under Section 7.1 or Section 7.2, such default shall continue for a period of thirty (30) days whether or not any notice, written or otherwise, has been provided.

(f)                                    Hedging Agreement.  The Borrower or any other Credit Party shall default in the performance or observance of any terms, covenant, condition or agreement (after giving effect to any applicable grace or cure period) under any Hedging Agreement and such default causes the termination of such Hedging Agreement and the Termination Value owned by such Credit Party as a result thereof exceeds $5,000,000.

(g)                                 Indebtedness Cross-Default.  The Borrower or any other Credit Party shall (i) default in the payment of any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate outstanding amount of which Indebtedness is in excess of $10,000,000 beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate outstanding amount of which Indebtedness is in excess of $10,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Indebtedness to become due prior to its stated maturity (any applicable grace period having expired).

(h)                                 Other Cross-Defaults.  The Borrower or any other Credit Party shall default in the payment when due, or in the performance or observance, of any material obligation or material condition of any Material Contract unless, but only as long as, the existence of any such default is being contested by the Borrower or any such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of the Borrower or such Credit Party to the extent required by GAAP.

(i)                                     Change in Control.  A Change in Control shall occur.

(j)                                     Voluntary Bankruptcy Proceeding.  Any Credit Party or a Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

(k)                                  Involuntary Bankruptcy Proceeding.  A case or other proceeding shall be commenced against any Credit Party or a Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Credit Party or Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

(l)                                     Failure of Agreements.  Any provision of this Agreement or any provision of any other Loan Document shall for any reason cease to be valid and binding on the Borrower or any other Credit Party party thereto or any such Person shall so state in writing, or any Security Document shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

(m)                               Termination Event.  The occurrence of any of the following events:  (i) any Credit Party or any ERISA Affiliate fails to make full payment when due of all material amounts which, under the provisions of any Pension Plan or Section 412 of the Code, such Credit Party or ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of $5,000,000 occurs or exists, whether or not waived, with respect to any Pension Plan as of the close of the most recently completed fiscal year of the Pension Plan, or (iii) a Termination Event.

(n)                                 Judgment.  A judgment or order for the payment of money which causes the aggregate amount of all such judgments to exceed $5,000,000 in any Fiscal Year (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) shall be entered against the Borrower or any Credit Party by any court and such judgment or order shall continue without having been discharged, vacated, stayed or stayed pending appeal for a period of (i) sixty (60) days after the entry thereof or (ii) such longer period as may be granted within any such judgment or order provided that the Borrower or the applicable Credit Party complies with the terms thereof.

(o)                                 Environmental.  Any one or more Environmental Claims shall have been asserted against the Borrower or any Credit Party; the Borrower and any Credit Party would be reasonable likely to incur liability as a result thereof; and such liability would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

SECTION 11.2                    Remedies.  Upon the occurrence of an Event of Default and during the continuance thereof, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:

(a)                                  Acceleration; Termination of Facilities.  Terminate the Commitments and declare the principal of and interest on the Loans and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented or shall be entitled to present the documents required thereunder) and all other Obligations (other than Hedging Obligations), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 11.1(j) or (k), the Credit Facility shall be automatically terminated and all Obligations (other than Hedging Obligations) shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

(b)                                 Letters of Credit.  With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding subsection, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to one hundred and five percent (105%) of the aggregate then undrawn and unexpired amount of such Letters of Credit.  Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations on a pro rata basis.  After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

(c)                                  Rights of Collection.  Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrower’s Obligations.

SECTION 11.3                    Rights and Remedies Cumulative; Non-Waiver; etc.  The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise.  No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default.  No course of dealing between any Credit Party, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

SECTION 11.4                    Crediting of Payments and Proceeds.  In the event that the Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 11.2(a), all payments received by the Lenders upon the Obligations and all net proceeds from the enforcement of the Obligations shall be applied:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including reasonable attorney fees, payable to the Administrative Agent in its capacity as such and the Issuing Lender in its capacity as such (ratably among the Administrative Agent and the Issuing Lender in proportion to the respective amounts described in this clause First payable to them);

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders, including reasonable attorney fees (ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them);

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations (ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them);

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, Reimbursement Obligations, and any Hedging Obligations (including any termination payments and any accrued and unpaid interest thereon) (ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them);

Fifth, to the Administrative Agent for the account of the Issuing Lender, to cash collateralize any L/C Obligations then outstanding; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

SECTION 11.5                    Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                                  to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 3.3, Section 4.3 and Section 13.3) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 4.3 and Section 13.3.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

ARTICLE XII

THE ADMINISTRATIVE AGENT

SECTION 12.1                    Appointment and Authority.  Each of the Lenders hereby irrevocably designates and appoints Wachovia to act on its behalf as the Administrative Agent of such Lender under this Agreement and the other Loan Documents for the term hereof and each such Lender irrevocably authorizes Wachovia, as Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent.  Any reference to the Administrative Agent in this Article XII shall be deemed to refer to the Administrative Agent solely in its capacity as Administrative Agent and not in its capacity as a Lender.

SECTION 12.2                    Delegation of Duties.  The Administrative Agent may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.

SECTION 12.3                    Exculpatory Provisions.  Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person’s own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any of the Credit Parties or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrower or any of the Credit Parties to perform their respective obligations hereunder or thereunder.  The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of the Credit Parties.

SECTION 12.4                    Reliance by the Administrative Agent.

(a)                                  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Credit Parties), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Documents, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b)                                 For purposes of determining compliance with the conditions specified in Section 5.2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 12.5                    Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless it has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, when expressly required hereby, all the Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders, except to the extent that other provisions of this Agreement expressly require that any such action be taken or not be taken only with the consent and authorization or the request of the Lenders or Required Lenders, as applicable.

SECTION 12.6                    Non-Reliance on the Administrative Agent and Other Lenders.  Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower or any Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, the other Credit Parties and their Subsidiaries and made its own decision to make its Loans and issue or participate in Letters of Credit hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower or any Credit Party.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or by the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower or any of the Credit Parties which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

SECTION 12.7                    Indemnification.  The Lenders agree to indemnify the Administrative Agent in its capacity as such and (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their Revolving Credit Commitment Percentages from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Loans or any Reimbursement Obligation) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents, reports or other information provided to the Administrative Agent or any Lender or contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent’s bad faith, gross negligence or willful misconduct.  The agreements in this Section shall survive the payment of the Obligations and the termination of this Agreement.

SECTION 12.8                    The Administrative Agent in Its Individual Capacity.  The Administrative Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder.  With respect to any Loans made or renewed by it and with respect to any Letter of Credit issued by it or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

SECTION 12.9                    Resignation of the Administrative Agent; Successor Administrative Agent.

(a)                                  Subject to the appointment and acceptance of a successor as provided below, Wachovia may resign as the Administrative Agent at any time by giving notice thereof to the Lenders and the Borrower.  Upon any such resignation, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed).  If no successor administrative agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the Administrative Agent’s giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor administrative agent.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor administrative agent, such successor administrative agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder without any other or further act or deed on the part of such retiring Administrative Agent or any other Lender.  After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XII and Section 13.3 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.  If no successor administrative agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

(b)                                 Notwithstanding anything to the contrary contained herein, Wachovia may, (i) upon thirty (30) days’ notice to the Borrower and the Lenders, resign as Issuing Lender and/or (ii) upon thirty (30) days’ notice to the Borrower, resign as Swingline Lender.  In the event of any such resignation as Issuing Lender or Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Lender or Swingline Lender hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of Wachovia as Issuing Lender or Swingline Lender, as the case may be.  If Wachovia resigns as Issuing Lender, it shall retain all the rights and obligations of the Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all L/C Obligations with respect thereto, including the right to require the Lenders to make Revolving Credit Loans or fund risk participations for unreimbursed amounts of Letters of Credit pursuant to Section 3.4.  If Wachovia resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Revolving Credit Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.2(b).

SECTION 12.10              Collateral and Guaranty Matters.  The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)                                  to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of itself and the Lenders, under any Loan Document (i) upon repayment of the outstanding principal of and all accrued interest on the Loans, payment of all outstanding fees and expenses hereunder, the termination of the Lenders’ Commitments and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the necessary Lenders in accordance with Section 13.2;

(b)                                 to subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such Collateral that is permitted by Section 10.2(g); and

(c)                                  to release any Subsidiary Guarantor from its obligations under the Guaranty Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty Agreement pursuant to this Section.

SECTION 12.11              Other Agents, Arrangers and Managers.  None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” “lead manager,” “arranger,” “lead arranger” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such.  Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE XIII

MISCELLANEOUS

SECTION 13.1                    Notices.

(a)                                  Method of Communication.  Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing (for purposes hereof, the term “writing” shall include information in electronic format such as electronic mail and internet web pages), or by telephone subsequently confirmed in writing.  Any notice shall be effective if delivered by hand delivery or sent via electronic mail, posting on an internet web page, telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by electronic mail, posting on an internet web page, telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested.  A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

(b)                                 Addresses for Notices.  Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

If to the Borrower:	Tuesday Morning, Inc.
6250 LBJ Freeway
Dallas, Texas 75240
	Attention:	Loren K. Jensen, Executive Vice President
and Chief Financial Officer
Telephone No.: (972) 934-7251
Telecopy No.: (469) 374-0493

With copies to:	Tuesday Morning Corporation
6250 LBJ Freeway
Dallas, Texas 75240
	Attention:	Loren K. Jensen, Executive Vice President
and Chief Financial Officer
Telephone No.: (972) 934-7251
Telecopy No.: (469) 374-0493

Fulbright & Jaworski L.L.P.
2200 Ross Avenue, Suite 2800
Dallas, Texas 75201
	Attention:	Harva R. Dockery, Esq.
Telephone No.: (214) 855-8369
Telecopy No.: (214) 855-8200

If to Wachovia as	Wachovia Bank, National Association
Administrative Agent:	Charlotte Plaza, CP-8
201 South College Street
Charlotte, North Carolina 28288-0680
Attention: Syndication Agency Services
Telephone No.: (704) 374-2698
Telecopy No.: (704) 383-0288

If to any Lender:	To the address set forth on the Register

(c)                                  Administrative Agent’s Office.  The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit requested.

SECTION 13.2                    Amendments, Waivers and Consents.  Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided, that no amendment, waiver or consent shall:

(a)                                  waive any condition set forth in Section 5.2 without the written consent of each Lender;

(b)                                 extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 11.2(a)) or the amount of Loans of any Lender without the written consent of each Lender directly affected thereby;

(c)                                  postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d)                                 reduce the principal of, or the rate of interest specified herein on, any Loan or Reimbursement Obligation, or (subject to clause (iv) of the second proviso to this Section) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders shall be necessary (i) to waive any obligation of the Borrower to pay interest at the rate set forth in Section 4.1(c) during the continuance of an Event of Default, or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(e)                                  change Section 4.4 or Section 11.4 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;

(f)                                    change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g)                                 release the Parent or Holdings from the Parental Entity Guaranty Agreement or release all of the Subsidiary Guarantors or release Subsidiary Guarantors comprising substantially all of the credit support for the Credit Party Obligations, in either case, from the Subsidiary Guaranty Agreement (other than as authorized in Section 12.10), without the written consent of each Lender; or

(h)                                 release all or a material portion of the Collateral or release any Security Document (other than as authorized in Section 12.10 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender;

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Lenders required above, affect the rights or duties of the Issuing Lender under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

SECTION 13.3                    Expenses; Indemnity.  The Borrower will (a) pay all out-of-pocket expenses (including all costs of electronic or internet distribution of any information hereunder) of the Administrative Agent in connection with (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including all out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Administrative Agent and (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent or the Lenders relating to this Agreement or any other Loan Document, including reasonable fees, disbursements and other charges of counsel for the Administrative Agent, (b) pay all reasonable out-of-pocket expenses of the Administrative Agent and each Lender actually incurred in connection with the administration and enforcement of any rights and remedies of the Administrative Agent and Lenders under the Credit Facility, including in connection with any workout, restructuring, bankruptcy or other similar proceeding, creating and perfecting Liens in favor of the Administrative Agent on behalf of the Lenders pursuant to any Security Document, enforcing any Obligations of, or collecting any payments due from, the Borrower or any Guarantor by reason of an Event of Default (including by reason of an Event of Default, in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty Agreement; consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include the reasonable fees and disbursements of such Persons, (c) any civil penalty or fine assessed by the U.S. Department of the Treasury’s Office of Foreign Assets Control against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by the Administrative Agent or any Lender as a result of the funding of Loans, the issuance of Letters of Credit, the acceptance of payment or of collateral due under the Loan Documents and (d) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, partners, employees, agents, officers, advisors and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim (including any Environmental Claims), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Extensions of Credit, this Agreement, any other Loan Document, or any documents, reports or other information provided to the Administrative Agent or any Lender or contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including reasonable attorney’s and consultant’s fees, except to the extent that any of the foregoing (a) are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted directly from the gross negligence or willful misconduct of the party seeking indemnification therefor or (b) result from a claim brought by any Credit Party against an indemnitee for breach in bad faith of the obligations under this Agreement or the other Loan Documents of the party seeking indemnification if such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

SECTION 13.4                    Set-off.  If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender, the Swingline Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender or the Swingline Lender, irrespective of whether or not such Lender, the Issuing Lender or the Swingline Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender, the Issuing Lender or the Swingline Lender different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender, the Issuing Lender, the Swingline Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender, the Swingline Lender or their respective Affiliates may have.  Each Lender, the Issuing Lender and the Swingline Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 13.5                    Governing Law.  This Agreement and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of New York, including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York, without reference to any other conflicts of law principles thereof.

SECTION 13.6                    Jurisdiction and Venue.

(a)                                  Jurisdiction.  Each Credit Party party hereto hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in New York, New York (and any courts from which an appeal from any of such courts must or may be taken), in any action, claim or other proceeding arising out of any dispute in connection with this Agreement and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations.  Each Credit Party party hereto hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 13.1.  Nothing in this Section shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against any Credit Party or their respective properties in the courts of any other jurisdictions.

(b)                                 Venue.  Each Credit Party party hereto hereby irrevocably waives any objection it may have now or in the future to the laying of venue in the aforesaid jurisdiction in any action, claim or other proceeding arising out of or in connection with this Agreement, any other Loan Document or the rights and obligations of the parties hereunder or thereunder.  Each Credit Party party hereto irrevocably waives, in connection with such action, claim or proceeding, any plea or claim that the action, claim or other proceeding has been brought in an inconvenient forum.

SECTION 13.7                    Waiver of Jury Trial.

THE ADMINISTRATIVE AGENT, EACH LENDER, THE PARENT, HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

(a)                                  Preservation of Certain Remedies.  The parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a dispute, claim or controversy in connection with, or relating to this Agreement, the Notes or the other Loan Documents .  Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies, as applicable:  (i) all rights to foreclose against any real or personal property or other security granted under a Loan Document by exercising a power of sale granted in the Loan Documents or under Applicable Law or by judicial foreclosure and sale, including a proceeding to confirm the sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment.  Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

SECTION 13.8                    Reversal of Payments.  To the extent the Borrower makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the Collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

SECTION 13.9                    Punitive Damages.The Administrative Agent, the Lenders, the Parent, Holdings and the Borrower (on behalf of itself and the other Credit Parties) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

SECTION 13.10              Accounting Matters.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

SECTION 13.11              Successors and Assigns; Participations.

(a)                                  Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that

(i)                                     except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, unless such assignment is made to an existing Lender or to an Affiliate thereof, in which case no minimum amount shall apply, unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have given its consent five (5) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth (5th) Business Day;

(ii)                                  each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned;

(iii)                               any assignment of a Revolving Credit Commitment must be approved by the Administrative Agent, the Swingline Lender and the Issuing Lender unless the Person that is the proposed assignee is itself a Lender with a Revolving Credit Commitment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

(iv)                              the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 4.8, Section 4.9, Section 4.10, Section 4.11 and Section 13.3 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)                                  Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender solely to the extent of any entries applicable to such Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the

Participant, agree to any amendment, modification or waiver or modification described in the Section 13.2 that directly affects such Participant.  Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 4.8, Section 4.9, Section 4.10 and Section 4.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.4 as though it were a Lender, provided such Participant agrees to be subject to Section 4.6 as though it were a Lender.

(e)                                  Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 4.10 and Section 4.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.11 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 4.11(e) as though it were a Lender.

(f)                                    Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 13.12              Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) in accordance with the Administrative Agent’s regulatory compliance policy, to the extent requested by, or required to be disclosed to, any rating agency, or regulatory or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement or under any other Loan Document (or any Hedging Agreement with a Lender or the Administrative Agent) or any action or proceeding relating to this Agreement or any other Loan Document (or any Hedging Agreement with a Lender or the Administrative Agent) or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any purchasing lender, proposed purchasing lender, Participant or proposed Participant or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower.  For purposes of this Section, “Information” means all information received from any Credit Party relating to any Credit Party or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Credit Party; provided that, in the case of information received from a Credit Party after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 13.13              Performance of Duties.  Each of the Credit Party’s obligations under this Agreement and each of the other Loan Documents shall be performed by such Credit Party at its sole cost and expense.

SECTION 13.14              All Powers Coupled with Interest.  All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.

SECTION 13.15              Survival of Indemnities.  Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XIII and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

SECTION 13.16              Titles and Captions.  Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

SECTION 13.17              Severability of Provisions.  Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 13.18              Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

SECTION 13.19              Integration.  This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.  In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other

Loan Document shall not be deemed a conflict with this Agreement.  Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

SECTION 13.20              Term of Agreement.  This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full and all Commitments have been terminated.  No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

SECTION 13.21              Advice of Counsel, No Strict Construction. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

SECTION 13.22              Inconsistencies with Other Documents; Independent Effect of Covenants.

(a)                                  In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Security Documents which imposes additional burdens on the Credit Parties or their Subsidiaries or further restricts the rights of the Credit Parties or their Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

(b)                                 Each of the Parent, Holdings and the Borrower expressly acknowledges and agrees that each covenant contained in Articles VIII, IX, or X hereof shall be given independent effect.  Accordingly, the Parent, Holdings and the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VIII, IX, or X if, before or after giving effect to such transaction or act, such Person shall or would be in breach of any other covenant contained in Articles VIII, IX, or X.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

TUESDAY MORNING, INC., as Borrower

By:
Name:
Title:

TUESDAY MORNING CORPORATION, as Parent

By:
Name:
Title:

TMI HOLDINGS, INC., as Holdings

By:
Name:
Title:

AGENTS AND LENDERS:

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Swingline Lender, Issuing Lender and Lender

By:
Name:
Title:

WELLS FARGO BANK, N.A., as Co-Syndication Agent, Co-Lead Arranger and Lender

By:
Name:
Title:

LASALLE BANK NATIONAL ASSOCIATION, as Co-Syndication Agent and Lender

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Co-Documentation Agent and Lender

By:
Name:
Title:

SOVEREIGN BANK, as Co-Documentation Agent and Lender

By:
Name:
Title:

THE ROYAL BANK OF SCOTLAND plc, as Lender

By:
Name:
Title:

HIBERNIA NATIONAL BANK, as Lender

By:
Name:
Title:

EXHIBIT A-1

to

Credit Agreement

dated as of December 22, 2004

by and among

TUESDAY MORNING, INC., as Borrower,

TUESDAY MORNING CORPORATION, as Parent,

TMI HOLDINGS, INC., as Holdings,

the lenders party thereto, as Lenders,

and

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Administrative Agent

FORM OF REVOLVING CREDIT NOTE

REVOLVING CREDIT NOTE

$	, 200

FOR VALUE RECEIVED, the undersigned, TUESDAY MORNING, INC., a corporation organized under the laws of the State of Texas (the “Borrower”), promises to pay to the order of                                      , (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of                                     DOLLARS ($                      ) or, if less, the principal amount of all Revolving Credit Loans made by the Lender from time to time pursuant to that certain Credit Agreement, dated as of December 22, 2004 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among the Borrower, Tuesday Morning Corporation, a Delaware corporation (the “Parent”), TMI Holdings, Inc., a Delaware corporation (“Holdings”), the lenders who are or may become a party thereto (collectively, the “Lenders”) and Wachovia Bank, National Association, a national banking association, as the administrative agent for the Lenders (the “Administrative Agent”).  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Revolving Credit Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 4.1 of the Credit Agreement.  All payments of principal and interest on this Revolving Credit Note shall be payable in lawful currency of the United States of America in immediately available funds to the account designated in the Credit Agreement.

This Revolving Credit Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Revolving Credit Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Revolving Credit Note and on which such Obligations may be declared to be immediately due and payable.

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REFERENCE TO ANY OTHER CONFLICTS OF LAW PRINCIPLES THEREOF.

The Indebtedness evidenced by this Revolving Credit Note is senior in right of payment to all Subordinated Indebtedness referred to in the Credit Agreement.

The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Revolving Credit Note.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Revolving Credit Note under seal as of the day and year first above written.

TUESDAY MORNING, INC.

By:
Name:
Title:

EXHIBIT A-2

to

Credit Agreement

dated as of December 22, 2004

by and among

TUESDAY MORNING, INC., as Borrower,

TUESDAY MORNING CORPORATION, as Parent,

TMI HOLDINGS, INC., as Holdings,

the lenders party thereto, as Lenders,

and

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Administrative Agent

FORM OF SWINGLINE NOTE

SWINGLINE NOTE

$	, 200

FOR VALUE RECEIVED, the undersigned, TUESDAY MORNING, INC., a corporation organized under the laws of the State of Texas (the “Borrower”), promises to pay to the order of                        (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of                                   DOLLARS ($                     ) or, if less, the principal amount of all Swingline Loans made by the Lender from time to time pursuant to that certain Credit Agreement, dated as of December 22, 2004 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among the Borrower, Tuesday Morning Corporation, a Delaware corporation (the “Parent”), TMI Holdings, Inc., a Delaware corporation (“Holdings”), the lenders who are or may become a party thereto (collectively, the “Lenders”) and Wachovia Bank, National Association, a national banking association, as the administrative agent for the Lenders (the “Administrative Agent”).  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Swingline Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 4.1 of the Credit Agreement.  Swingline Loans refunded as Revolving Credit Loans in accordance with Section 2.2(b) of the Credit Agreement shall be payable by the Borrower as Revolving Credit Loans pursuant to the Revolving Credit Notes, and shall not be payable under this Swingline Note as Swingline Loans.  All payments of principal and interest on this Swingline Note shall be payable in lawful currency of the United States of America in immediately available funds to the account designated in the Credit Agreement.

This Swingline Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Swingline Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Swingline Note and on which such Obligations may be declared to be immediately due and payable.

THIS SWINGLINE NOTE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REFERENCE TO ANY OTHER CONFLICTS OF LAW PRINCIPLES THEREOF.

The Indebtedness evidenced by this Swingline Note is senior in right of payment to all Subordinated Indebtedness referred to in the Credit Agreement.

The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Swingline Note.

IN WITNESS WHEREOF, the undersigned has executed this Swingline Note under seal as of the day and year first above written.

TUESDAY MORNING, INC.

By:
Name:
Title:

2

EXHIBIT B

to

Credit Agreement

dated as of December 22, 2004

by and among

TUESDAY MORNING, INC., as Borrower,

TUESDAY MORNING CORPORATION, as Parent,

TMI HOLDINGS, INC., as Holdings,

the lenders party thereto, as Lenders,

and

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Administrative Agent

FORM OF NOTICE OF BORROWING

NOTICE OF BORROWING

Dated as of:

Wachovia Bank, National Association,
  as Administrative Agent

Charlotte Plaza, CP-8

201 South College Street

Charlotte, North Carolina 28288-0680

Attention:  Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Borrowing is delivered to you pursuant to Section 2.3 of the Credit Agreement dated as of December 22, 2004 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among TUESDAY MORNING, INC., a Texas corporation (the “Borrower”), TUESDAY MORNING CORPORATION, a Delaware corporation (the “Parent”), TMI HOLDINGS, INC., a Delaware corporation (“Holdings”), the lenders who are or may become party thereto (collectively, the “Lenders”) and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as the administrative agent for the Lenders (the “Administrative Agent”).

1.             The Borrower hereby requests that the Lenders make a [Revolving Credit Loan] [Swingline Loan] to the Borrower in the aggregate principal amount of $                 .  (Complete with an amount in accordance with Section 2.3(a) of the Credit Agreement.)

2.             The Borrower hereby requests that such Loan be made on the following Business Day:                           .  (Complete with a Business Day in accordance with Section 2.3(a) of the Credit Agreement).

3.             The Borrower hereby requests that the Revolving Credit Loan bear interest at the following interest rate, plus the Applicable Margin, as set forth below:

Component of Loan	Interest Rate	Interest Period (LIBOR Rate only)	Termination Date for Interest Period (if applicable)

[Base Rate or LIBOR Rate](1)

(1)           Complete with (i) the Base Rate or LIBOR Rate for Revolving Credit Loans and (ii) the Base Rate for Swingline Loans.

4.             The principal amount of all Loans and L/C Obligations outstanding as of the date hereof (including the Loan requested herein) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

5.             All of the conditions applicable to the Loan requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan.

6.             Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing as of the              day of         , 200  .

TUESDAY MORNING, INC.

By:
Name:
Title:

3

EXHIBIT C

to

Credit Agreement

dated as of December 22, 2004

by and among

TUESDAY MORNING, INC., as Borrower,

TUESDAY MORNING CORPORATION, as Parent,

TMI HOLDINGS, INC., as Holdings,

the lenders party thereto, as Lenders,

and

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Administrative Agent

FORM OF NOTICE OF ACCOUNT DESIGNATION

NOTICE OF ACCOUNT DESIGNATION

Dated as of:

Wachovia Bank, National Association,
  as Administrative Agent

Charlotte Plaza, CP-8

201 South College Street

Charlotte, North Carolina 28288-0680

Attention:  Syndication Agency Services

Ladies and Gentlemen:

This Notice of Account Designation is delivered to you pursuant to Section 2.3(b) of the Credit Agreement, dated as of December 22, 2004 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among TUESDAY MORNING, INC., a Texas corporation (the “Borrower”), TUESDAY MORNING CORPORATION, a Delaware corporation (the “Parent”), TMI HOLDINGS, INC., a Delaware corporation (“Holdings”), the lenders who are or may become party thereto (collectively, the “Lenders”) and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as the administrative agent for the Lenders (the “Administrative Agent”).

1.             The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account(s):

ABA Routing Number:

Account Number:

2.             This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided to the Administrative Agent.

3.             Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation as of the        day of          , 200  .

TUESDAY MORNING, INC.

By:
Name:
Title:

EXHIBIT D

to

Credit Agreement

dated as of December 22, 2004

by and among

TUESDAY MORNING, INC., as Borrower,

TUESDAY MORNING CORPORATION, as Parent,

TMI HOLDINGS, INC., as Holdings,

the lenders party thereto, as Lenders,

and

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Administrative Agent

FORM OF NOTICE OF PREPAYMENT

NOTICE OF PREPAYMENT

Dated as of:

Wachovia Bank, National Association,
  as Administrative Agent

Charlotte Plaza, CP-8

201 South College Street

Charlotte, North Carolina 28288-0680

Attention:  Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Prepayment is delivered to you pursuant to Section 2.4(c) of the Credit Agreement, dated as of December 22, 2004 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among TUESDAY MORNING, INC., a Texas corporation (the “Borrower”), TUESDAY MORNING CORPORATION, a Delaware corporation (the “Parent”), TMI HOLDINGS, INC., a Delaware corporation (“Holdings”), the lenders who are or may become a party thereto (collectively, the “Lenders”) and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as the administrative agent for the Lenders (the “Administrative Agent”).

1.             The Borrower hereby provides notice to the Administrative Agent that it shall prepay the following [Base Rate Loans] and/or [LIBOR Rate Loans]:                        .

(Complete with the amount of prepayment allocable to each type of loan in accordance with Section 2.4 of the Credit Agreement.)

2.            The Loan to be prepaid is a [check each applicable box]

•              Swingline Loan

•              Revolving Credit Loan

3.             The Borrower shall repay the above-referenced Loans on the following Business Day:                        . (Complete with the same Business Day as the date of this Notice of Prepayment or any Business Day thereafter with respect to any Swingline Loan or any Base Rate Loan, and a date which is at least three (3) Business Days subsequent to date of this Notice of Prepayment with respect to any LIBOR Rate Loan.)

4.             Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment as of the       day of      , 200  .

TUESDAY MORNING, INC.

By:
Name:
Title:

2

EXHIBIT E

to

Credit Agreement

dated as of December 22, 2004

by and among

TUESDAY MORNING, INC., as Borrower,

TUESDAY MORNING CORPORATION, as Parent,

TMI HOLDINGS, INC., as Holdings,

the lenders party thereto, as Lenders,

and

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Administrative Agent

FORM OF NOTICE OF CONVERSION/CONTINUATION

NOTICE OF CONVERSION/CONTINUATION

Dated as of:

Wachovia Bank, National Association,
  as Administrative Agent

Charlotte Plaza, CP-8

201 South College Street

Charlotte, North Carolina 28288-0680

Attention:  Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Conversion/Continuation (this “Notice”) is delivered to you pursuant to Section 4.2 of the Credit Agreement, dated as of December 22, 2004 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among TUESDAY MORNING, INC., a Texas corporation (the “Borrower”), TUESDAY MORNING CORPORATION, a Delaware corporation (the “Parent”), TMI HOLDINGS, INC., a Delaware corporation (“Holdings”), the lenders who are or may become a party thereto (collectively, the “Lenders”) and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as the administrative agent for the Lenders.

1.             This Notice is submitted for the purpose of:  (Check one and complete applicable information in accordance with the Credit Agreement.)

• Converting all or a portion of a Base Rate Loan into a LIBOR Rate Loan

(a)           The aggregate outstanding principal balance of such Loan is $                      .

(b)           The principal amount of such Loan to be converted is $                      .

(c)           The requested effective date of the conversion of such Loan is                       .

(d)           The requested Interest Period applicable to the converted Loan is                       .

• Converting all or a portion of a LIBOR Rate Loan into a Base Rate Loan

(a)           The aggregate outstanding principal balance of such Loan is $                      .

(b)                                 The last day of the current Interest Period for such Loan is                       .

(c)                                  The principal amount of such Loan to be converted is $                      .

(d)                                 The requested effective date of the conversion of such Loan is                       .

• Continuing all or a portion of a LIBOR Rate Loan as a LIBOR Rate Loan

(a)                                  The aggregate outstanding principal balance of such Loan is $                      .

(b)                                 The last day of the current Interest Period for such Loan is                       .

(c)                                  The principal amount of such Loan to be continued is $                      .

(d)                                 The requested effective date of the continuation of such Loan is                       .

(e)                                  The requested Interest Period applicable to the continued Loan is                       .

2.                                       The principal amount of all Loans and L/C Obligations outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

3.                                       All of the conditions applicable to the conversion or continuation of the Loan requested herein as set forth in the Credit Agreement have been satisfied or waived as of the date hereof and will remain satisfied or waived to the date of such Loan.

4.                                       Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation as of the       day of             , 200  .

TUESDAY MORNING, INC.

By:
Name:
Title:

3

EXHIBIT F

to

Credit Agreement

dated as of December 22, 2004

by and among

TUESDAY MORNING, INC., as Borrower,

TUESDAY MORNING CORPORATION, as Parent,

TMI HOLDINGS, INC., as Holdings,

the lenders party thereto, as Lenders,

and

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Administrative Agent

FORM OF OFFICER’S COMPLIANCE CERTIFICATE

OFFICER’S COMPLIANCE CERTIFICATE

The undersigned, on behalf of TUESDAY MORNING, INC., a Texas corporation (the “Borrower”), and TUESDAY MORNING CORPORATION, a Delaware corporation (the “Parent”), hereby certify (solely in their capacities as Responsible Officers of the Borrower and Parent, as applicable, and not in their individual capacities) to the Administrative Agent and the Lenders each as defined in the Credit Agreement referred to below, as follows:

1.                                       This Certificate is delivered to you pursuant to Section 7.2 of the Credit Agreement, dated as of December 22, 2004 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among the Borrower, the Parent, TMI Holdings, Inc., a Delaware corporation (“Holdings”), the lenders who are or may become a party thereto (collectively, the “Lenders”) and Wachovia Bank, National Association, a national banking association, as administrative agent for the Lenders (the “Administrative Agent”).  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

2.                                       We have reviewed the financial statements of the Parent and its Subsidiaries dated as of September 30, 2004 and for the three (3) period[s] then ended and such statements fairly present in all material respects, in accordance with GAAP, the financial condition of the Parent and its Subsidiaries on a Consolidated basis, subject to changes resulting from audit and normal year-end adjustments, as of the dates indicated and the results of their operations and cash flows for the period[s] indicated.

3.                                       We have reviewed the terms of the Credit Agreement, and the related Loan Documents and have made, or caused to be made under our supervision, a review in reasonable detail of the transactions and the condition of the Parent and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above.  Such review has not disclosed the existence of any condition or event that constitutes a Default or an Event of Default, nor do we have any knowledge of the existence of any such condition or event as of the date of this Certificate.

4.                                       The Applicable Margin and calculations determining the Average Total Leverage Ratio and the Applicable Margin are set forth on the attached Schedule 1.  The Parent and its Subsidiaries are in compliance with the financial covenants contained in Article IX of the Credit Agreement as shown on such Schedule 1.  The Parent and its Subsidiaries are in compliance with the other covenants and restrictions contained in the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF the undersigned have executed this Officer’s Compliance Certificate as of the             day of         , 200  .

TUESDAY MORNING, INC.

By:
Name:
Title:

TUESDAY MORNING CORPORATION

By:
Name:
Title:

2

Schedule 1

to

Officer’s Compliance Certificate

[To be provided by Borrower and Parent in form acceptable to Administrative Agent]

EXHIBIT G

to

Credit Agreement

dated as of December 22, 2004

by and among

TUESDAY MORNING, INC., as Borrower,

TUESDAY MORNING CORPORATION, as Parent,

TMI HOLDINGS, INC., as Holdings,

the lenders party thereto, as Lenders,

and

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Administrative Agent

FORM OF ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION

Dated as of:

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate of [identify Lender](2)]

3.	Borrower:	Tuesday Morning, Inc.

(2)                                  Select as applicable.

4.	Administrative Agent:	Wachovia Bank, National Association, as Administrative Agent under the Credit Agreement

5.	Credit Agreement:

Credit Agreement dated as of December 22, 2004 by and among Tuesday Morning, Inc., a Texas corporation (the “Borrower”), Tuesday Morning Corporation, a Delaware corporation (the “Parent”), TMI Holdings, Inc., a Delaware corporation (“Holdings”), the lenders who are or may become a party thereto (collectively, the “Lenders”), and Wachovia Bank, National Association, a national banking association, as administrative agent for the Lenders (the “Administrative Agent”) (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”)

6.	Assigned Interest:

Facility Assigned(3)	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned(4)	Percentage Assigned of Commitment/Loans(5)	CUSIP Number
	$	$	%
	$	$	%
	$	$	%

[7.	Trade Date:	](6)

8.	Effective Date:	[TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

(3)                                  Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment”)

(4)                                  Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(5)                                  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(6)                                  To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

3

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

4

[Consented to:](7)

[NAME OF RELEVANT PARTY]

By:
Name:
Title:

(7)                                  To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, L/C Issuer) is required by the terms of the Credit Agreement.

Consented to and Accepted by:

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Administrative Agent

By:
Name:
Title:

ANNEX 1 to Assignment and Assumption

CREDIT AGREEMENT DATED AS OF DECEMBER 22, 2004 BY AND AMONG

TUESDAY MORNING, INC. (THE “BORROWER”), TUESDAY MORNING CORPORATION
(THE “PARENT”), TMI HOLDINGS, INC. (“HOLDINGS”),

THE LENDERS WHO ARE OR MAY BECOME A PARTY THERETO, AS LENDERS,

AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.                                       Representations and Warranties.

1.1                                 Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, the Parent, Holdings, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, the Parent, Holdings, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.                              Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a foreign lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                       Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

3.                                       General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

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EXHIBIT H

to

Credit Agreement

dated as of December 22, 2004

by and among

TUESDAY MORNING, INC., as Borrower,

TUESDAY MORNING CORPORATION, as Parent,

TMI HOLDINGS, INC., as Holdings,

the lenders party thereto, as Lenders,

and

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Administrative Agent

FORM OF PARENTAL ENTITY GUARANTY AGREEMENT

EXHIBIT I

to

Credit Agreement

dated as of December 22, 2004

by and among

TUESDAY MORNING, INC., as Borrower,

TUESDAY MORNING CORPORATION, as Parent,

TMI HOLDINGS, INC., as Holdings,

the lenders party thereto, as Lenders,

and

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Administrative Agent

FORM OF SUBSIDIARY GUARANTY AGREEMENT

EXHIBIT J

to

Credit Agreement

dated as of December 22, 2004

by and among

TUESDAY MORNING, INC., as Borrower,

TUESDAY MORNING CORPORATION, as Parent,

TMI HOLDINGS, INC., as Holdings,

the lenders party thereto, as Lenders,

and

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Administrative Agent

FORM OF COLLATERAL AGREEMENT

Execution Version

PARENTAL ENTITY GUARANTY AGREEMENT

dated as of December 22, 2004

by and among

TUESDAY MORNING CORPORATION

and

TMI HOLDINGS, INC.,

as Guarantors

in favor of

WACHOVIA BANK, NATIONAL ASSOCIATION

as Administrative Agent

i

Execution Version

PARENTAL ENTITY GUARANTY AGREEMENT

PARENTAL ENTITY GUARANTY AGREEMENT (as amended, restated, supplemented or otherwise modified, this “Guaranty”), dated as of December 22, 2004, made by TUESDAY MORNING CORPORATION, a Delaware corporation (the “Parent”) and TMI HOLDINGS, INC., a Delaware corporation (“Holdings” and, together with the Parent, the “Guarantors”, and individually the “Guarantor”) in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent (in such capacity, the “Administrative Agent”) for the ratable benefit of itself and the financial institutions (the “Lenders”) from time to time parties to the Credit Agreement, dated of even date herewith (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Tuesday Morning, Inc., a Texas corporation (the “Borrower”), the Guarantors, the Lenders, and the Administrative Agent.

STATEMENT OF PURPOSE

Pursuant to the terms of the Credit Agreement, the Lenders have agreed to make Extensions of Credit to the Borrower upon the terms and subject to the conditions set forth therein.

The Borrower and the Guarantors, though separate legal entities, comprise one integrated financial enterprise, and all Extensions of Credit to the Borrower will inure, directly or indirectly to the benefit of each of the Guarantors.

It is a condition precedent to the obligation of the Lenders to make their respective Extensions of Credit to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Guaranty to the Administrative Agent, for the ratable benefit of itself and the Lenders.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrower thereunder, each Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of itself and the Lenders, as follows:

ARTICLE I

DEFINED TERMS

SECTION 1.1                          Definitions.  The following terms when used in this Guaranty shall have the meanings assigned to them below:

“Applicable Insolvency Laws” means all Applicable Laws governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. Sections 544, 547, 548 and 550 and other “avoidance” provisions of Title 11 of the United States Code, as amended or supplemented).

“Guaranteed Obligations” has the meaning set forth in Section 2.1.

“Guaranty” means this Parental Entity Guaranty Agreement, as amended, restated, supplemented or otherwise modified.

“Subsidiary Guarantor” means each Subsidiary party to the Subsidiary Guaranty Agreement.

“Subsidiary Guaranty Agreement” means the Guaranty Agreement dated as of the date hereof, and made by each of the Subsidiaries of the Parent in favor of the Administrative Agent for the benefit of itself and the other Lenders, as amended, restated, supplemented or otherwise modified.

SECTION 1.2                          Other Definitional Provisions.  Capitalized terms used and not otherwise defined in this Guaranty including the preambles and recitals hereof shall have the meanings ascribed to them in the Credit Agreement.  The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and Section references in this Guaranty are to Sections of this Guaranty unless otherwise specified.  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Guarantor, shall refer to such Guarantor’s Collateral or the relevant part thereof.

ARTICLE II

GUARANTY

SECTION 2.1                          Guaranty.  Each Guarantor, jointly and severally with the other Guarantors, unconditionally guarantees to the Administrative Agent for the ratable benefit of itself and the Lenders, and their respective permitted successors, endorsees, transferees and assigns, the prompt payment and performance of all Obligations, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment and performance thereof) or hereafter increased or incurred, whether or not recovery may be or hereafter becomes barred by the statute of limitations, whether enforceable or unenforceable as against the Credit Parties, whether or not discharged, stayed or otherwise affected by any Applicable Insolvency Law or proceeding thereunder, whether created directly with the Administrative Agent or any Lender or acquired by the Administrative Agent or any Lender through assignment, endorsement or otherwise, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such Obligations, including all renewals, extensions or modifications thereof (all Obligations, including all of the foregoing being hereafter collectively referred to as the “Guaranteed Obligations”).

SECTION 2.2                          Bankruptcy Limitations on each Guarantor.  Notwithstanding anything to the contrary contained in Section 2.1, it is the intention of each Guarantor, the Administrative Agent and the Lenders that, in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to any Guarantor or its assets, the amount of such

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Guarantor’s obligations with respect to the Guaranteed Obligations shall be equal to, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of Applicable Insolvency Laws.  To that end, but only in the event and to the extent that such Guarantor’s obligations with respect to the Guaranteed Obligations or any payment made pursuant to such Guaranteed Obligations would, but for the operation of the first sentence of this Section 2.2, be subject to avoidance or recovery in any such proceeding under Applicable Insolvency Laws, the amount of each Guarantor’s obligations with respect to the Guaranteed Obligations shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render such Guarantor’s obligations with respect to the Guaranteed Obligations unenforceable or avoidable or otherwise subject to recovery under Applicable Insolvency Laws.  To the extent any payment actually made pursuant to the Guaranteed Obligations exceeds the limitation of the first sentence of this Section 2.2 and is otherwise subject to avoidance and recovery in any such proceeding under Applicable Insolvency Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation and the Guaranteed Obligations as limited by the first sentence of this Section 2.2 shall in all events remain in full force and effect and be fully enforceable against each Guarantor.  The first sentence of this Section 2.2 is intended solely to preserve the rights of the Administrative Agent hereunder against each Guarantor in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and neither such Guarantor, the Borrower, any other Guarantor nor any other Person shall have any right or claim under such sentence that would not otherwise be available under Applicable Insolvency Laws in such proceeding.

SECTION 2.3                          Agreement Regarding Subrogation.  Notwithstanding any payment or payments by any of the Guarantors hereunder, or any set-off or application of funds of any of the Guarantors by the Administrative Agent or any Lender, or the receipt of any amounts by the Administrative Agent or any Lender with respect to any of the Guaranteed Obligations, none of the Guarantors shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or the other Guarantor, the Subsidiary Guarantors or against any collateral security held by the Administrative Agent or any Lender for the payment of the Guaranteed Obligations nor shall any of the Guarantors seek any reimbursement from the Borrower, the Subsidiary Guarantors or any of the other Guarantors in respect of payments made by such Guarantor in connection with the Guaranteed Obligations, until all amounts owing to the Administrative Agent and the Lenders on account of the Guaranteed Obligations are paid in full and the Commitments are terminated.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Administrative Agent, if required) to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as set forth in the Credit Agreement.

SECTION 2.4                          Agreements for Reimbursement.  Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that, as the Borrower is a Wholly-Owned Subsidiary of the Guarantors and part of an integrated financial enterprise to which the Guarantors are a party, each Subsidiary Guarantor shall have a right of reimbursement

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and indemnity from the Guarantors for any amount paid by such Subsidiary Guarantor in lieu of a right of contribution between the Subsidiary Guarantors and the Guarantors.

SECTION 2.5                          Nature of Guaranty.

(a)                                  Each Guarantor agrees that this Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

(i)                                     the genuineness, validity, enforceability or any future amendment of, or change in, the Credit Agreement or any other Loan Document or any other agreement, document or instrument to which the Borrower, any Guarantor, any Subsidiary Guarantor or any of their respective Subsidiaries or Affiliates is or may become a party;

(ii)                                  the absence of any action to enforce this Guaranty, the Credit Agreement or any other Loan Document or the waiver or consent by the Administrative Agent or any Lender with respect to any of the provisions of this Guaranty, the Credit Agreement or any other Loan Document;

(iii)                               the existence, value or condition of, or failure to perfect the Administrative Agent’s Lien against, any security for or other guaranty of, the Guaranteed Obligations or any action, or the absence of any action, by the Administrative Agent or any Lender in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty);

(iv)                              any structural change in, restructuring of or other similar change of the Borrower, any Guarantor, any Subsidiary Guarantor or any of their respective Subsidiaries;

(v)                                 any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by each Guarantor that, subject to the first sentence of Section 2.2, its obligations under this Guaranty shall not be discharged until the final indefeasible payment and performance, in full, of the Guaranteed Obligations and the termination of the Commitments; provided that notwithstanding anything to the contrary in this Section 2.5, a Guarantor may be released from the Guaranteed Obligations and any other obligations hereunder pursuant to Section 4.16 of this Guaranty.

(b)                                 Each Guarantor hereby represents and warrants that the Guaranteed Obligations and any other obligations hereunder are not, and agrees that its obligations under this Guaranty shall not be, subject to any counterclaims, offsets or defenses (other than a defense of payment) of any kind against the Administrative Agent, the Lenders or the Borrower whether now existing or which may arise in the future.

(c)                                  Each Guarantor hereby agrees and acknowledges that the Guaranteed Obligations, and any other obligations hereunder, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this

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Guaranty, and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

SECTION 2.6                          Waivers.  To the extent permitted by Applicable Laws, each Guarantor expressly waives all of the following rights and defenses (and agrees not to take advantage of or assert any such right or defense):

(a)                                  any rights it may now or in the future have under any statute, or at law or in equity, or otherwise, to compel the Administrative Agent or any Lender to proceed in respect of the Obligations against the Borrower or any other Person or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, such Guarantor;

(b)                                 any defense based upon the failure of the Administrative Agent or any Lender to commence an action in respect of the Guaranteed Obligations against the Borrower, any Guarantor, any other Subsidiary Guarantor or any other Person or any security for the payment and performance of the Guaranteed Obligations;

(c)                                  any right to insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Guarantor of its obligations under, or the enforcement by the Administrative Agent or the Lenders of this Guaranty;

(d)                                 any right of diligence, presentment, demand, protest and notice (except as specifically required herein or in the Credit Agreement) of whatever kind or nature with respect to any of the Guaranteed Obligations and waives, to the extent permitted by Applicable Laws, the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty; and

(e)                                  any and all right to notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon, or acceptance of, this Guaranty.

Each Guarantor agrees that any notice or directive given at any time to the Administrative Agent or any Lender which is inconsistent with any of the foregoing waivers shall be null and void and may be ignored by the Administrative Agent or such Lender and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Administrative Agent and the Required Lenders have specifically agreed otherwise in writing.  The foregoing waivers are of the essence of the transaction contemplated by the Credit Agreement and the other Loan Documents and, but for this Guaranty and such waivers, the Administrative Agent and Lenders would decline to enter into the Credit Agreement and the other Loan Documents.

SECTION 2.7                          Modification of Loan Documents, etc.  None of the following shall impair or release this Guaranty or any of the obligations of any Guarantor under this Guaranty:

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(a)                                  any change or extension of the manner, place or terms of payment of, or renewal or alteration of all or any portion of, the Guaranteed Obligations;

(b)                                 any action under or in respect of the Credit Agreement or the other Loan Documents in the exercise of any remedy, power or privilege contained therein or available to any of them at law, in equity or otherwise, or waiver or refrain from exercising any such remedies, powers or privileges;

(c)                                  any amendment or modification, in any manner whatsoever, of the Credit Agreement or any other Loan Document;

(d)                                 any extension or waiver of the time for performance by the Borrower, any Guarantor, any Subsidiary Guarantor or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Credit Agreement or any other Loan Document, or waiver of such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(e)                                  any taking and holding of security or collateral for the payment of the Obligations or the sale, exchange, release, disposal of, or other dealing with, any property pledged, mortgaged or conveyed, or in which the Administrative Agent or the Lenders have been granted a Lien, to secure any Indebtedness of the Borrower, any Guarantor, any Subsidiary Guarantor or any other Person to the Administrative Agent or the Lenders;

(f)                                    any release of anyone who may be liable in any manner for the payment of any amounts owed by the Borrower, any Guarantor, any Subsidiary Guarantor,  any other Person to the Administrative Agent or any Lender other than pursuant to Section 4.16, it being understood that the release of a Guarantor pursuant to Section 4.16 shall not release any other Guarantor from its obligations hereunder;

(g)                                 any modification or termination of the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of the Borrower, any Guarantor, any Subsidiary Guarantor or any other Person are subordinated to the claims of the Administrative Agent or any Lender; or

(h)                                 any application of any sums by whomever paid or however realized to any obligations owing by the Borrower, any Guarantor, any Subsidiary Guarantor or any other Person to the Administrative Agent or any Lender in accordance with the terms of the Credit Agreement.

SECTION 2.8                          Demand by the Administrative Agent.  In addition to the terms set forth in this Article II and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations under the Credit Agreement are declared to be immediately due and payable, then the Guarantors shall, upon demand in writing therefor by the Administrative Agent to the Guarantors, pay all or such portion of the outstanding Guaranteed Obligations due hereunder then declared due and payable.

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SECTION 2.9                          Remedies.

(a)                                  Upon the occurrence and during the continuance of any Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, enforce against the Guarantors their respective obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Administrative Agent hereunder, under the Credit Agreement or the other Loan Documents or otherwise.

(b)                                 Additionally, and without limiting any other remedy of the Administrative Agent hereunder or under the Credit Agreement or other Loan Documents, each Guarantor hereby acknowledges that this Guaranty constitutes an instrument for the payment of money, and consents and agrees that the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

SECTION 2.10                    Benefits of Guaranty.  The provisions of this Guaranty are for the benefit of the Administrative Agent and the Lenders and their respective permitted successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Credit Parties, the Administrative Agent and the Lenders, the obligations of the Credit Parties under the Credit Agreement and the other Loan Documents.  In the event all or any part of the Obligations are transferred, endorsed or assigned by the Administrative Agent or any Lender to any Person or Persons as permitted under the Credit Agreement, any reference to an “Administrative Agent”, or “Lender” herein shall be deemed to refer equally to such Person or Persons.

SECTION 2.11                    Termination; Reinstatement.

(a)                                  Subject to subsection (c) below, this Guaranty shall remain in full force and effect until all the Guaranteed Obligations and all the obligations of the Guarantors shall have been paid in full and the Commitments terminated.

(b)                                 No payment made by the Borrower, any Guarantor, or any other Person received or collected by the Administrative Agent or any Lender from the Borrower, any Guarantor, or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the obligations of the Guarantors or any payment received or collected from such Guarantor in respect of the obligations of the Guarantors), remain liable for the obligations of the Guarantor up to the maximum liability of such Guarantor hereunder until the Guaranteed Obligations and all the obligations of the Guarantors shall have been paid in full and the Commitments terminated.

(c)                                  Each Guarantor agrees that, if any payment made by the Borrower or any other Person applied to the Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid or the proceeds of any Collateral are required to be refunded by the Administrative Agent or any Lender to the Borrower, its estate, trustee, receiver or any other Person, including, without limitation, any Guarantor, under any Applicable Law or equitable cause, then, to the extent of

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such payment or repayment, each Guarantor’s liability hereunder (and any Lien or Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Guaranty shall have been canceled or surrendered (and if any Lien or Collateral securing such Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty shall be reinstated in full force and effect, (and each Guarantor shall take such action as is necessary to reinstate such Lien or Collateral) and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Guarantor in respect of the amount of such payment (or the obligation of such Guarantor to provide such Lien or Collateral securing such obligation).

SECTION 2.12                    Payments.  Payments by the Guarantors shall be made to the Administrative Agent, to be credited and applied to the Guaranteed Obligations in accordance with Sections 4.4 and 11.4 of the Credit Agreement, in immediately available Dollars to an account designated by the Administrative Agent or at the Administrative Agent’s Office or at any other address that may be specified in writing from time to time by the Administrative Agent.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to make any Extensions of Credit each Guarantor hereby represents and warrants that:

SECTION 3.1                          Organization; Power; Qualification.  Each of the representations and warranties set forth in Section 6.1(a) of the Credit Agreement is true and correct as of the date hereof with respect to such Guarantor.

SECTION 3.2                          Authorization of Agreement; Enforceability.  Each of the representations and warranties set forth in Section 6.1(c) of the Credit Agreement is true and correct as of the date hereof with respect to such Guarantor.

SECTION 3.3                          Compliance of Guaranty with Laws, etc.  Each of the representations and warranties set forth in Section 6.1(e) of the Credit Agreement is true and correct as of the date hereof with respect to such Guarantor.

SECTION 3.4                          Title to Properties.  Each of the representations and warranties set forth in Section 6.1(r) of the Credit Agreement is true and correct as of the date hereof with respect to such Guarantor.

SECTION 3.5                          Litigation.  Each of the representations and warranties set forth in Section 6.1(u) of the Credit Agreement is true and correct as of the date hereof with respect to such Guarantor.

SECTION 3.6                          Solvency.  As of the Closing Date (or such later date upon which such Guarantor became a party hereto), after giving effect to the Extensions of Credit to be made under the Credit Agreement, such Guarantor (a) has capital sufficient to carry on its business and

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transactions and all business and transactions in which it engages and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation on a going concern basis and at present fair saleable value on a going concern basis, greater than the amount required to pay its probable liabilities (including contingencies) and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature, subject in each case to the first sentence of Section 2.2.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1                          Amendments, Waivers and Consents.  None of the terms, covenants, agreements or conditions of this Guaranty may be amended, supplemented or otherwise modified, nor may they be waived, nor may any consent be given, except in accordance with Section 13.2 of the Credit Agreement.

SECTION 4.2                          Notices.  All notices, requests and demands to or upon the Administrative Agent or any Guarantor hereunder shall be effected in the manner provided for in Section 13.1 of the Credit Agreement; provided that notices and communications to the Guarantors shall be directed to the Guarantors at the address of the Borrower set forth in Section 13.1(b) of the Credit Agreement.

SECTION 4.3                          Enforcement Expenses, Indemnification.

(a)                                  Each Guarantor will (i) pay all out-of-pocket expenses (including, without limitation,  all costs of electronic or internet distribution of any information hereunder) of the Administrative Agent in connection with (A) the preparation, execution and delivery of this Guaranty and each other Loan Document, whenever the same shall be executed and delivered, including, without limitation, all out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Administrative Agent and (B) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent or the Lenders relating to this Guaranty or any other Loan Document, including, without limitation, reasonable fees, disbursements and other charges of counsel for the Administrative Agent, (ii) pay all reasonable out-of-pocket expenses of the Administrative Agent and each Lender actually incurred in connection with the administration and enforcement of any rights and remedies of the Administrative Agent and Lenders under this Guaranty, including, without limitation, in connection with any workout, restructuring, bankruptcy or other similar proceeding, creating and perfecting Liens in favor of the Administrative Agent on behalf of the Lenders pursuant to any Security Document, enforcing any Obligations of, or collecting any payments due from, the Borrower or any Guarantor by reason of an Event of Default (including by reason of an Event of Default, in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of this Guaranty or the Subsidiary Guaranty Agreement); consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include the reasonable fees and disbursements of such Persons, (iii) any civil penalty or fine assessed by the U.S. Department of the Treasury’s

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Office of Foreign Assets Control against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by the Administrative Agent or any Lender as a result of the funding of Loans, the issuance of Letters of Credit, the acceptance of payment or of collateral due under the Loan Documents and (iv) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, partners, employees, agents, officers, advisors and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim (including, without limitation, any Environmental Claims), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Guaranty, any other Loan Document, or any documents, reports or other information provided to the Administrative Agent or any Lender or contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including, without limitation, reasonable attorney’s and consultant’s fees, except to the extent that any of the foregoing (A) are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted directly from the gross negligence or willful misconduct of the party seeking indemnification therefor or (B) result from a claim brought by any Credit Party against an indemnitee for breach in bad faith of the obligations under this Guaranty or the other Loan Documents of the party seeking indemnification if such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(b)                                 The agreements in this Section 4.3 shall survive termination of the Commitments and repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

SECTION 4.4                          Governing Law.  This Guaranty, unless otherwise expressly set forth herein, shall be governed by, construed and enforced in accordance with the laws of the State of New York, including Section 5-1401 and Section 5-1402 of the General Obligations Laws of the State of New York, without reference to any other conflicts of law principles thereof.

SECTION 4.5                          Jurisdiction and Venue.

(a)                                  Jurisdiction.  Each Guarantor party hereto hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in New York, New York (and any courts from which an appeal from any of such courts must or may be taken) in any action, claim or other proceeding arising out of any dispute in connection with this Guaranty, any rights or obligations hereunder, or the performance of such rights and obligations.  Each Guarantor hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Guaranty, any rights or obligations hereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 4.2.  Nothing in this Section shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against any Guarantor or its properties in the courts of any other jurisdictions.

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(b)                                 Venue.  Each Guarantor party hereto hereby irrevocably waives any objection it may have now or in the future to the laying of venue in the aforesaid jurisdiction in any action, claim or other proceeding arising out of or in connection with this Guaranty or the rights and obligations of the parties hereunder.  Each Guarantor party hereto irrevocably waives, in connection with such action, claim or proceeding, any plea or claim that the action, claim or proceeding has been brought in an inconvenient forum.

SECTION 4.6                          Waiver of Jury Trial.  THE ADMINISTRATIVE AGENT AND EACH GUARANTOR HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

SECTION 4.7                          Punitive Damages.  The Administrative Agent, the Lenders, and each Guarantor hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to this Guaranty or other Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any dispute, claim or controversy arising out of, connected with or relating to this Guaranty or any other Loan Document.

SECTION 4.8                          No Waiver by Course of Conduct, Cumulative Remedies.  Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 4.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

SECTION 4.9                          Successors and Assigns.  This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby; provided that, except for any merger, consolidation or similar combination or liquidation permitted by the Credit Agreement, no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent and the Lenders (given in accordance with Section 4.1).

SECTION 4.10                    Severability.  Any provision of this Guaranty or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

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SECTION 4.11                    Headings.  The various headings used in this Guaranty are for convenience only, and neither limit nor amplify the provisions of this Guaranty.

SECTION 4.12                    Counterparts.  This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

SECTION 4.13                    Set-Off.  Each Guarantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time pursuant to Section 13.4 of the Credit Agreement, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, and provided that an Event of Default shall have occurred and be continuing, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Guarantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  The Administrative Agent and each Lender shall notify such Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Administrative Agent and each Lender under this Section 4.13 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

SECTION 4.14                    Integration.  This Guaranty and the other Loan Documents represent the agreement of the Guarantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

SECTION 4.15                    Acknowledgements.  Each Guarantor hereby acknowledges that:

(a)                                  it has been advised by counsel in the negotiation, execution and delivery of this Guaranty and the other Loan Documents to which it is a party;

(b)                                 neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guaranty or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

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(c)                                  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantors and the Lenders.

SECTION 4.16                    Releases.  At such time as the Guaranteed Obligations shall have been paid in full and the Commitments have been terminated, this Guaranty and all obligations hereunder (other than those expressly stated to survive such termination) of the Administrative Agent and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.  At the request and sole expense of any Guarantor following any such termination, the Administrative Agent shall execute and deliver to such Guarantor such documents as such Guarantor shall reasonably request to evidence such termination.

SECTION 4.17                    Joint and Several Liability.  The liability of the Guarantors hereunder shall be joint and several with the liability of the Subsidiary Guarantors under the Subsidiary Guaranty Agreement.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, each of the Guarantors has executed and delivered this Guaranty under seal by their duly authorized officers, all as of the day and year first above written.

TUESDAY MORNING CORPORATION, as
Guarantor

By:
Name:
Title:

TMI HOLDINGS, INC., as Guarantor

By:
Name:
Title:

[Signature Pages Continue]

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

Execution Version

SUBSIDIARY GUARANTY AGREEMENT

dated as of December 22, 2004

by and among

certain Subsidiaries of TUESDAY MORNING, INC.,

as Guarantors

in favor of

WACHOVIA BANK, NATIONAL ASSOCIATION

as Administrative Agent

i

SECTION 4.15	Acknowledgements
SECTION 4.16	Releases
SECTION 4.17	Additional Guarantors
SECTION 4.18	Joint and Several Liability

ii

SUBSIDIARY GUARANTY AGREEMENT

SUBSIDIARY GUARANTY AGREEMENT (as amended, restated, supplemented or otherwise modified, this “Guaranty”), dated as of December 22, 2004, made by certain Subsidiaries (collectively, the “Guarantors”, each, a “Guarantor”) of TUESDAY MORNING, INC., a Texas corporation (the “Borrower”), in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent (in such capacity, the “Administrative Agent”) for the ratable benefit of itself and the financial institutions (the “Lenders”) from time to time parties to the Credit Agreement, dated of even date herewith (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among the Borrower, Tuesday Morning Corporation, a Delaware corporation (the “Parent”), TMI Holdings, Inc., a Delaware corporation (“Holdings”), the Lenders and the Administrative Agent.

STATEMENT OF PURPOSE

Pursuant to the terms of the Credit Agreement, the Lenders have agreed to make Extensions of Credit to the Borrower upon the terms and subject to the conditions set forth therein.

The Borrower and the Guarantors, though separate legal entities, comprise one integrated financial enterprise, and all Extensions of Credit to the Borrower will inure, directly or indirectly, to the benefit of each of the Guarantors.

It is a condition precedent to the obligation of the Lenders to make their respective Extensions of Credit to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Guaranty to the Administrative Agent, for the ratable benefit of itself and the Lenders.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrower thereunder, each Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of itself and the Lenders, as follows:

ARTICLE I

DEFINED TERMS

SECTION 1.1                          Definitions.  The following terms when used in this Guaranty shall have the meanings assigned to them below:

 “Applicable Insolvency Laws” means all Applicable Laws governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. Sections 544, 547, 548 and 550 and other “avoidance” provisions of Title 11 of the United States Code, as amended or supplemented).

“Guaranteed Obligations” has the meaning set forth in Section 2.1.

“Guaranty” means this Subsidiary Guaranty Agreement, as amended, restated, supplemented or otherwise modified.

“Parental Entity Guarantors” means, collectively, the Parent and Holdings as guarantors under the Parental Entity Guaranty Agreement.

“Parental Entity Guaranty Agreement” means the Guaranty Agreement dated as of the date hereof made by the Parental Entity Guarantors in favor of the Administrative Agent for the benefit of itself and the Lenders.

SECTION 1.2                          Other Definitional Provisions. Capitalized terms used and not otherwise defined in this Guaranty including the preambles and recitals hereof shall have the meanings ascribed to them in the Credit Agreement.  The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and Section references in this Guaranty are to Sections of this Guaranty unless otherwise specified.  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Guarantor, shall refer to such Guarantor’s Collateral or the relevant part thereof.

ARTICLE II

GUARANTY

SECTION 2.1                          Guaranty.  Each Guarantor hereby, jointly and severally with the other Guarantors, unconditionally guarantees to the Administrative Agent for the ratable benefit of itself and the Lenders, and their respective permitted successors, endorsees, transferees and assigns, the prompt payment and performance of all Obligations, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment and performance thereof) or hereafter increased or incurred, whether or not recovery may be or hereafter becomes barred by the statute of limitations, whether enforceable or unenforceable as against the Credit Parties, whether or not discharged, stayed or otherwise affected by any Applicable Insolvency Law or proceeding thereunder, whether created directly with the Administrative Agent or any Lender or acquired by the Administrative Agent or any Lender through assignment, endorsement or otherwise, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any instruments evidencing any such Obligations, including all renewals, extensions or modifications thereof (all Obligations, including all of the foregoing being hereafter collectively referred to as the “Guaranteed Obligations”).

SECTION 2.2                          Bankruptcy Limitations on each Guarantor.  Notwithstanding anything to the contrary contained in Section 2.1, it is the intention of each Guarantor, the Administrative Agent and the Lenders that, in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to any Guarantor or its assets, the amount of such Guarantor’s

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obligations with respect to the Guaranteed Obligations shall be equal to, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of Applicable Insolvency Laws.  To that end, but only in the event and to the extent that such Guarantor’s obligations with respect to the Guaranteed Obligations or any payment made pursuant to such Guaranteed Obligations would, but for the operation of the first sentence of this Section 2.2, be subject to avoidance or recovery in any such proceeding under Applicable Insolvency Laws, the amount of each Guarantor’s obligations with respect to the Guaranteed Obligations shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render such Guarantor’s obligations with respect to the Guaranteed Obligations unenforceable or avoidable or otherwise subject to recovery under Applicable Insolvency Laws.  To the extent any payment actually made pursuant to the Guaranteed Obligations exceeds the limitation of the first sentence of this Section 2.2 and is otherwise subject to avoidance and recovery in any such proceeding under Applicable Insolvency Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation and the Guaranteed Obligations as limited by the first sentence of this Section 2.2 shall in all events remain in full force and effect and be fully enforceable against each Guarantor.  The first sentence of this Section 2.2 is intended solely to preserve the rights of the Administrative Agent hereunder against each Guarantor in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and neither such Guarantor, the Borrower, any other Guarantor nor any other Person shall have any right or claim under such sentence that would not otherwise be available under Applicable Insolvency Laws in such proceeding.

SECTION 2.3                          Agreements for Contribution.

(a)                                  To the extent any Guarantor is required, by reason of its obligations hereunder, to pay to the Administrative Agent or any Lender an amount greater than the amount of value (as determined in accordance with Applicable Insolvency Laws) actually made available to or for the benefit of such Guarantor on account of the Credit Agreement, this Guaranty or any other Loan Document, such Guarantor shall have an enforceable right of contribution against the Borrower and the remaining Guarantors, and the Borrower and the remaining Guarantors shall be jointly and severally liable for repayment of the full amount of such excess payment.  Subject only to the subordination provided in Section 2.3(d), such Guarantor further shall be subrogated to any and all rights of the Lenders against the Borrower and the remaining Guarantors to the extent of such excess payment.

(b)                                 To the extent that any Guarantor would, but for the operation of this Section 2.3 and by reason of its obligations hereunder or its obligations to other Guarantors under this Section 2.3, be rendered insolvent for any purpose under Applicable Insolvency Laws, each of the Guarantors hereby agrees to indemnify such Guarantor and commits to make a contribution to such Guarantor’s capital in an amount at least equal to the amount necessary to prevent such Guarantor from having been rendered insolvent by reason of the incurrence of any such obligations.

(c)                                  To the extent that any Guarantor would, but for the operation of this Section 2.3, be rendered insolvent under any Applicable Insolvency Law by reason of its incurring of obligations to any other Guarantor under the foregoing Sections 2.3(a) and (b), such Guarantor

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shall, in turn, have rights of contribution and indemnity, to the full extent provided in the foregoing Sections 2.3(a) and (b), against the Borrower and the remaining Guarantors, such that all obligations of all of the Guarantors hereunder and under this Section 2.3 shall be allocated in a manner such that no Guarantor shall be rendered insolvent for any purpose under Applicable Insolvency Law by reason of its incurrence of such obligations.

(d)                                 Notwithstanding any payment or payments by any of the Guarantors hereunder, or any set-off or application of funds of any of the Guarantors by the Administrative Agent or any Lender, or the receipt of any amounts by the Administrative Agent or any Lender with respect to any of the Guaranteed Obligations, none of the Guarantors shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or the other Guarantors or against any collateral security held by the Administrative Agent or any Lender for the payment of the Guaranteed Obligations nor shall any of the Guarantors seek any reimbursement from the Borrower or any of the other Guarantors in respect of payments made by such Guarantor in connection with the Guaranteed Obligations, until all amounts owing to the Administrative Agent and the Lenders on account of the Guaranteed Obligations are paid in full and the Commitments are terminated.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Administrative Agent, if required) to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as set forth in the Credit Agreement.

SECTION 2.4                          Agreements for Reimbursement.  Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that, as the Borrower is either a Wholly-Owned Subsidiary of the Parental Entity Guarantors or part of an integrated financial enterprise to which the Parental Entity Guarantors are a party, each Subsidiary Guarantor shall have a right of reimbursement and indemnity from the Parental Entity Guarantors for any amount paid by such Subsidiary Guarantor in lieu of a right of contribution between the Subsidiary Guarantors and the Parental Entity Guarantors.

SECTION 2.5                          Nature of Guaranty.

(a)                                  Each Guarantor agrees that this Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

(i)                                     the genuineness, validity, enforceability or any future amendment of, or change in, the Credit Agreement or any other Loan Document or any other agreement, document or instrument to which the Borrower, any Parental Entity Guarantor, any Guarantor or any of their respective Subsidiaries or Affiliates is or may become a party;

(ii)                                  the absence of any action to enforce this Guaranty, the Credit Agreement or any other Loan Document or the waiver or consent by the Administrative Agent or any

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Lender with respect to any of the provisions of this Guaranty, the Credit Agreement or any other Loan Document;

(iii)                               the existence, value or condition of, or failure to perfect the Administrative Agent’s Lien against, any security for, or other guaranty of, the Guaranteed Obligations or any action, or the absence of any action, by the Administrative Agent or any Lender in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty);

(iv)                              any structural change in, restructuring of or similar change of the Borrower, the Parental Entity Guarantors, any Guarantor or any of their respective Subsidiaries; or

(v)                                 any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by each Guarantor that, subject to the first sentence of Section 2.2, its obligations under this Guaranty shall not be discharged until the final indefeasible payment and performance, in full, of the Guaranteed Obligations and the termination of the Commitments; provided that notwithstanding anything to the contrary in this Section 2.5, a Guarantor may be released from the Guaranteed Obligations and any other obligations hereunder pursuant to Section 4.16 of this Guaranty.

(b)                                 Each Guarantor hereby represents and warrants that its obligations under this Guaranty are not, and agrees that the Guaranteed Obligations and any other obligations hereunder shall not be, subject to any counterclaims, offsets or defenses (other than a defense of payment) of any kind against the Administrative Agent, the Lenders or the Borrower whether now existing or which may arise in the future.

(c)                                  Each Guarantor hereby agrees and acknowledges that the Guaranteed Obligations and any other obligations hereunder, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty, and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

SECTION 2.6                          Waivers.  To the extent permitted by Applicable Laws, each Guarantor expressly waives all of the following rights and defenses (and agrees not to take advantage of or assert any such right or defense):

(a)                                  any rights it may now or in the future have under any statute, or at law or in equity, or otherwise, to compel the Administrative Agent or any Lender to proceed in respect of the Obligations against the Borrower or any other Person or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, such Guarantor;

(b)                                 any defense based upon the failure of the Administrative Agent or any Lender to commence an action in respect of the Guaranteed Obligations against the Borrower, any Parental

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Entity Guarantor, any other Guarantor or any other Person or any security for the payment and performance of the Guaranteed Obligations;

(c)                                  any right to insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Guarantor of its obligations under, or the enforcement by the Administrative Agent or the Lenders of this Guaranty;

(d)                                 any right of diligence, presentment, demand, protest and notice (except as specifically required herein or in the Credit Agreement) of whatever kind or nature with respect to any of the Guaranteed Obligations and waives, to the extent permitted by Applicable Laws, the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty; and

(e)                                  any and all right to notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon, or acceptance of, this Guaranty.

Each Guarantor agrees that any notice or directive given at any time to the Administrative Agent or any Lender which is inconsistent with any of the foregoing waivers shall be null and void and may be ignored by the Administrative Agent or such Lender, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Administrative Agent and the Required Lenders have specifically agreed otherwise in writing.  The foregoing waivers are of the essence of the transaction contemplated by the Credit Agreement and the other Loan Documents and, but for this Guaranty and such waivers, the Administrative Agent and Lenders would decline to enter into the Credit Agreement and the other Loan Documents.

SECTION 2.7                          Modification of Loan Documents, etc.  None of the following shall impair or release this Guaranty or any of the obligations of any Guarantor under this Guaranty:

(a)                                  any change or extension of the manner, place or terms of payment of, or renewal or alteration of all or any portion of, the Guaranteed Obligations;

(b)                                 any action under or in respect of the Credit Agreement or the other Loan Documents in the exercise of any remedy, power or privilege contained therein or available to any of them at law, in equity or otherwise, or waiver or refrain from exercising any such remedies, powers or privileges;

(c)                                  any amendment or modification, in any manner whatsoever, of the Credit Agreement or any other Loan Document;

(d)                                 any extension or waiver of the time for performance by the Borrower, any Parental Entity Guarantor, any Guarantor or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Credit Agreement or any other

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Loan Document, or waiver of such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(e)                                  any taking and holding of security or collateral for the payment of the Guaranteed Obligations or any sale, exchange, release, disposal of, or other dealing with, any property pledged, mortgaged or conveyed, or in which the Administrative Agent or the Lenders have been granted a Lien, to secure any Indebtedness of the Borrower, any Parental Entity Guarantor, any Guarantor or any other Person to the Administrative Agent or the Lenders;

(f)                                    any release of anyone who may be liable in any manner for the payment of any amounts owed by the Borrower, any Parental Entity Guarantor, any Guarantor or any other Person to the Administrative Agent or any Lender other than pursuant to Section 4.16, it being understood that the release of a Guarantor pursuant to Section 4.16 shall not release any other Guarantor from its obligations hereunder;

(g)                                 any modification or termination of the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of the Borrower, any Parental Entity Guarantor, any Guarantor or any other Person are subordinated to the claims of the Administrative Agent or any Lender; or

(h)                                 any application of any sums by whomever paid or however realized to any obligations owing by the Borrower, any Parental Entity Guarantor, any Guarantor or any other Person to the Administrative Agent or any Lender in accordance with the terms of the Loan Documents.

SECTION 2.8                          Demand by the Administrative Agent.  In addition to the terms set forth in this Article II and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations under the Credit Agreement are declared to be immediately due and payable, then the Guarantors shall, upon demand in writing therefor by the Administrative Agent to the Guarantors, pay all or such portion of the outstanding Guaranteed Obligations due hereunder then declared due and payable.

SECTION 2.9                          Remedies.

(a)                                  Upon the occurrence and during the continuance of any Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, enforce against the Guarantors their respective obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Administrative Agent hereunder, under the Credit Agreement or the other Loan Documents or otherwise.

(b)                                 Additionally, and without limiting any other remedy of the Administrative Agent hereunder or under the Credit Agreement or other Loan Documents, each Guarantor hereby acknowledges that this Guaranty constitutes an instrument for the payment of money, and consents and agrees that the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

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SECTION 2.10                    Benefits of Guaranty.  The provisions of this Guaranty are for the benefit of the Administrative Agent and the Lenders and their respective permitted successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Credit Parties, the Administrative Agent and the Lenders, the obligations of the Credit Parties under the Credit Agreement and the other Loan Documents.  In the event all or any part of the Obligations are transferred, endorsed or assigned by the Administrative Agent or any Lender to any Person or Persons as permitted under the Credit Agreement, any reference to an “Administrative Agent”, or “Lender” herein shall be deemed to refer equally to such Person or Persons.

SECTION 2.11                    Termination; Reinstatement.

(a)                                  Subject to subsection (c) below, this Guaranty shall remain in full force and effect until all the Guaranteed Obligations and all the obligations of the Guarantors shall have been paid in full and the Commitments terminated.

(b)                                 No payment made by the Borrower, any Guarantor, or any other Person received or collected by the Administrative Agent or any Lender from the Borrower, any Guarantor, or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the obligations of the Guarantors or any payment received or collected from such Guarantor in respect of the obligations of the Guarantors), remain liable for the obligations of the Guarantors up to the maximum liability of such Guarantor hereunder until the Guaranteed Obligations and all the obligations of the Guarantors shall have been paid in full and the Commitments terminated.

(c)                                  Each Guarantor agrees that, if any payment made by the Borrower or any other Person applied to the Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid or the proceeds of any Collateral are required to be refunded by the Administrative Agent or any Lender to the Borrower, its estate, trustee, receiver or any other Person, including, without limitation, any Guarantor, under any Applicable Law or equitable cause, then, to the extent of such payment or repayment, each Guarantor’s liability hereunder (and any Lien or Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Guaranty shall have been canceled or surrendered (and if any Lien or Collateral securing such Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty shall be reinstated in full force and effect, (and each Guarantor shall take such action as is necessary to reinstate such Lien or Collateral) and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Guarantor in respect of the amount of such payment (or the obligation of such Guarantor to provide such Lien or Collateral securing such obligation).

SECTION 2.12                    Payments.  Payments by the Guarantors shall be made to the Administrative Agent, to be credited and applied to the Guaranteed Obligations in accordance

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with Sections 4.4 and 11.4 of the Credit Agreement, in immediately available Dollars to an account designated by the Administrative Agent or at the Administrative Agent’s Office or at any other address that may be specified in writing from time to time by the Administrative Agent.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to make any Extensions of Credit each Guarantor hereby represents and warrants that:

SECTION 3.1                          Organization; Power; Qualification.  Each of the representations and warranties set forth in Section 6.1(a) of the Credit Agreement is true and correct as of the date hereof with respect to such Guarantor.

SECTION 3.2                          Authorization of Agreement; Enforceability.  Each of the representations and warranties set forth in Section 6.1(c) of the Credit Agreement is true and correct as of the date hereof with respect to such Guarantor.

SECTION 3.3                          Compliance of Guaranty with Laws, etc.  Each of the representations and warranties set forth in Section 6.1(e) of the Credit Agreement is true and correct as of the date hereof with respect to such Guarantor.

SECTION 3.4                          Title to Properties.  Each of the representations and warranties set forth in Section 6.1(r) of the Credit Agreement is true and correct as of the date hereof with respect to such Guarantor.

SECTION 3.5                          Litigation.  Each of the representations and warranties set forth in Section 6.1(u) of the Credit Agreement is true and correct as of the date hereof with respect to such Guarantor.

SECTION 3.6                          Solvency.  As of the Closing Date (or such later date upon which such Guarantor became a party hereto) after giving effect to the Extensions of Credit to be made under the Credit Agreement, such Guarantor (i) has capital sufficient to carry on its business and transactions and all business and transactions in which it engages and is able to pay its debts as they mature, (ii) owns property having a value, both at fair valuation on a going concern basis and at present fair saleable value on a going concern basis, greater than the amount required to pay its probable liabilities (including contingencies) and (iii) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature, subject in each case to the first sentence of Section 2.2.

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ARTICLE IV

MISCELLANEOUS

SECTION 4.1                          Amendments, Waivers and Consents.  None of the terms, covenants, agreements or conditions of this Guaranty may be amended, supplemented or otherwise modified, nor may they be waived, nor may any consent be given, except in accordance with Section 13.2 of the Credit Agreement.

SECTION 4.2                          Notices.  All notices, requests and demands to or upon the Administrative Agent or any Guarantor hereunder shall be effected in the manner provided for in Section 13.1 of the Credit Agreement; provided that notices and communications to the Guarantors shall be directed to the Guarantors at the address of the Borrower set forth in Section 13.1(b) of the Credit Agreement.

SECTION 4.3                          Enforcement Expenses, Indemnification.

(a)                                  Each Guarantor will (i) pay all out-of-pocket expenses (including, without limitation,  all costs of electronic or internet distribution of any information hereunder) of the Administrative Agent in connection with (A) the preparation, execution and delivery of this Guaranty and each other Loan Document, whenever the same shall be executed and delivered, including, without limitation, all out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Administrative Agent and (B) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent or the Lenders relating to this Guaranty or any other Loan Document, including, without limitation, reasonable fees, disbursements and other charges of counsel for the Administrative Agent, (ii) pay all reasonable out-of-pocket expenses of the Administrative Agent and each Lender actually incurred in connection with the administration and enforcement of any rights and remedies of the Administrative Agent and Lenders under this Guaranty, including, without limitation, in connection with any workout, restructuring, bankruptcy or other similar proceeding, creating and perfecting Liens in favor of the Administrative Agent on behalf of the Lenders pursuant to any Security Document, enforcing any Obligations of, or collecting any payments due from, the Borrower or any Guarantor by reason of an Event of Default (including by reason of an Event of Default, in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of this Guaranty or the Parental Entity Guaranty Agreement); consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include the reasonable fees and disbursements of such Persons, (iii) any civil penalty or fine assessed by the U.S. Department of the Treasury’s Office of Foreign Assets Control against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by the Administrative Agent or any Lender as a result of the funding of Loans, the issuance of Letters of Credit, the acceptance of payment or of collateral due under the Loan Documents and (iv) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, partners, employees, agents, officers, advisors and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim (including, without limitation, any Environmental Claims), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Guaranty, any other Loan

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Document, or any documents, reports or other information provided to the Administrative Agent or any Lender or contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including, without limitation, reasonable attorney’s and consultant’s fees, except to the extent that any of the foregoing (A) are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted directly from the gross negligence or willful misconduct of the party seeking indemnification therefor or (B) result from a claim brought by any Credit Party against an indemnitee for breach in bad faith of the obligations under this Guaranty or the other Loan Documents of the party seeking indemnification if such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(b)                                 The agreements in this Section 4.3 shall survive termination of the Commitments and repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

SECTION 4.4                          Governing Law.  This Guaranty, unless otherwise expressly set forth herein, shall be governed by, construed and enforced in accordance with the laws of the State of New York, including Section 5-1401 and Section 5-1402 of the General Obligations Laws of the State of New York, without reference to any other conflicts of law principles thereof.

SECTION 4.5                          Jurisdiction and Venue.

(a)                                  Jurisdiction.  Each Guarantor party hereto hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in New York, New York (and any courts from which an appeal from any of such courts must or may be taken) in any action, claim or other proceeding arising out of any dispute in connection with this Guaranty, any rights or obligations hereunder, or the performance of such rights and obligations.  Each Guarantor hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Guaranty, any rights or obligations hereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 4.2.  Nothing in this Section shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against any Guarantor or its properties in the courts of any other jurisdictions.

(b)                                 Venue.  Each Guarantor party hereto hereby irrevocably waives any objection it may have now or in the future to the laying of venue in the aforesaid jurisdiction in any action, claim or other proceeding arising out of or in connection with this Guaranty or the rights and obligations of the parties hereunder.  Each Guarantor party hereto irrevocably waives, in connection with such action, claim or proceeding, any plea or claim that the action, claim or proceeding has been brought in an inconvenient forum.

SECTION 4.6                          Waiver of Jury Trial.  THE ADMINISTRATIVE AGENT AND EACH GUARANTOR HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY, ANY RIGHTS OR

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OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

SECTION 4.7                          Punitive Damages.  The Administrative Agent, the Lenders, and each Guarantor hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to this Guaranty or other Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any dispute, claim or controversy arising out of, connected with or relating to this Guaranty or any other Loan Document.

SECTION 4.8                          No Waiver by Course of Conduct, Cumulative Remedies.  Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 4.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

SECTION 4.9                          Successors and Assigns.  This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby; provided that, except for any merger, consolidation or similar combination or liquidation permitted by the Credit Agreement, no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent and the Lenders (given in accordance with Section 4.1).

SECTION 4.10                    Severability.  Any provision of this Guaranty or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 4.11                    Headings.  The various headings used in this Guaranty are for convenience only, and neither limit nor amplify the provisions of this Guaranty.

SECTION 4.12                    Counterparts.  This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

SECTION 4.13                    Set-Off.  Each Guarantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time pursuant to Section 13.4

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of the Credit Agreement, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, and provided that an Event of Default shall have occurred and be continuing, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Guarantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  The Administrative Agent and each Lender shall notify such Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Administrative Agent and each Lender under this Section 4.13 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

SECTION 4.14                    Integration.  This Guaranty and the other Loan Documents represent the agreement of the Guarantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

SECTION 4.15                    Acknowledgements.  Each Guarantor hereby acknowledges that:

(a)                                  it has been advised by counsel in the negotiation, execution and delivery of this Guaranty and the other Loan Documents to which it is a party;

(b)                                 neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guaranty or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                                  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantors and the Lenders.

SECTION 4.16                    Releases.  At such time as (a) the Guaranteed Obligations shall have been paid in full and the Commitments have been terminated, this Guaranty and all obligations hereunder (other than those expressly stated to survive such termination) of the Administrative Agent and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, or (b) a Guarantor ceases to be a Subsidiary of the

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Borrower in connection with a transaction expressly permitted under the terms and conditions of the Credit Agreement, such Guarantor shall be released from the Guaranteed Obligations and its obligations hereunder (other than obligations expressly stated to survive the termination of this Guaranty).  At the request and sole expense of any Guarantor following any such termination, the Administrative Agent shall execute and deliver to such Guarantor such documents as such Guarantor shall reasonably request to evidence such termination.

SECTION 4.17                    Additional Guarantors.  Each Subsidiary of the Parent that is required to become a party to this Guaranty pursuant to Section 8.11 of the Credit Agreement shall become a Guarantor for all purposes of this Guaranty upon execution and delivery by such Subsidiary of a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 4.18                    Joint and Several Liability.  The liability of each Guarantor hereunder shall be joint and several with the liability of the Parental Entity Guarantors under the Parental Entity Guaranty Agreement.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, each of the Guarantors has executed and delivered this Guaranty under seal by their duly authorized officers, all as of the day and year first above written.

FRIDAY MORNING, INC., as Guarantor

By:
Name:
Title:

DAYS OF THE WEEK, INC., as Guarantor

By:
Name:
Title:

NIGHTS OF THE WEEK, INC., as Guarantor

By:
Name:
Title:

TUESDAY MORNING PARTNERS, LTD., as Guarantor

By:
Name:
Title:

[Signature Pages Continue]

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WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

Execution Version

COLLATERAL AGREEMENT,

dated as of December 22, 2004,

by and among

TUESDAY MORNING, INC.,

TUESDAY MORNING CORPORATION,

TMI HOLDINGS, INC.,

and certain of its Subsidiaries

as Grantors,

in favor of

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Administrative Agent

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SECTION 7.3. No Waiver by Course of Conduct, Cumulative Remedies
SECTION 7.4. Enforcement Expenses, Indemnification
SECTION 7.5. Waiver of Jury Trial; Preservation of Remedies
SECTION 7.6. Successors and Assigns
SECTION 7.7. Counterparts
SECTION 7.8. Severability
SECTION 7.9. Section Heading
SECTION 7.10. Integration
SECTION 7.11. Governing Law
SECTION 7.12. Jurisdiction and Venue.
SECTION 7.13. Acknowledgements
SECTION 7.14. Additional Grantors
SECTION 7.15. Releases

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SCHEDULES:

Exhibit A	Form of Perfection Certificate

Schedule 3.6	Exact Legal Name; Jurisdiction of Organization; Taxpayer Identification Number; Registered Organization Number; Mailing Address; Chief Executive Office and other Locations
Schedule 3.7	Deposit Accounts
Schedule 3.9	Investment Property and Partnership/LLC Interests

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Execution Version

COLLATERAL AGREEMENT (this “Agreement”), dated as of December 22, 2004, by and among TUESDAY MORNING, INC., a Texas corporation (the “Borrower”), TUESDAY MORNING CORPORATION, a Delaware corporation (the “Parent”), TMI HOLDINGS, INC., a Delaware corporation (“Holdings”), certain of the Parent’s Subsidiaries as identified on the signature pages hereto and any Additional Grantor (as defined below) who may become party to this Agreement (such Subsidiaries and Additional Grantors, collectively, with the Borrower, the Parent and Holdings, the “Grantors”), in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent (in such capacity, the “Administrative Agent”) for the ratable benefit of the banks and other financial institutions (the “Lenders”) from time to time parties to the Credit Agreement, dated as of December 22, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Parent, Holdings, the Lenders, and the Administrative Agent.

STATEMENT OF PURPOSE

Pursuant to the Credit Agreement, the Lenders have agreed to make Extensions of Credit to the Borrower upon the terms and subject to the conditions set forth therein.

Pursuant to the terms of (i) a Subsidiary Guaranty Agreement of even date herewith, and (ii) a Parental Entity Guaranty Agreement of even date herewith, certain Subsidiaries of the Parent who are parties hereto, the Parent and Holdings have guaranteed payment and performance of the Obligations of the Borrower.

It is a condition precedent to the obligation of the Lenders to make their respective Extensions of Credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent, for the ratable benefit of itself and the Lenders.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of itself and the Lenders, as follows:

ARTICLE I

DEFINED TERMS

SECTION 1.1.  Terms Defined in the Uniform Commercial Code.

(a)           The following terms when used in this Agreement shall have the meanings assigned to them in the UCC (as defined in Section 1.2 below) as in effect from time to time:  “Authenticate”, “Certificated Security”, “Deposit Account”, “Financial Assets”, “General Intangible”, “Instrument”, “Inventory”, “Investment Company Security”, “Investment Property”, “Proceeds”, “Record”, “Registered Organization”, “Security”, “Securities Entitlement”,

“Securities Intermediary”, “Securities Account”, “Supporting Obligation”, and “Uncertificated Security”.

(b)           Terms defined in the UCC and not otherwise defined herein or in the Credit Agreement shall have the meaning assigned in the UCC as in effect from time to time.

SECTION 1.2.  Definitions.  The following terms when used in this Agreement shall have the meanings assigned to them below:

“Additional Grantor” means each Subsidiary of the Parent which hereafter becomes a Grantor pursuant to Section 7.14 hereof and Section 8.11 of the Credit Agreement.

“Agreement” means this Collateral Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Collateral” has the meaning assigned thereto in Section 2.1.

“Collateral Account” means any collateral account established by the Administrative Agent as provided in Section 5.2.

“Control” means the manner in which “control” is achieved under the UCC with respect, with respect to any Collateral for which the UCC specifies a method of achieving “control”.

“Controlled Depositary” has the meaning assigned thereto in Section 4.6(a).

“Controlled Intermediary” has the meaning assigned thereto in Section 4.6(a).

“Effective Endorsement and Assignment”  means, with respect to any specific type of Collateral, all such endorsements, assignments and other instruments of transfer reasonably requested by the Administrative Agent with respect to the Security Interest granted in such Collateral, and in each case, in form and substance satisfactory to the Administrative Agent.

“Grantors” has the meaning set forth in the preamble of this Agreement.

“Guarantor” means any Person executing a Guaranty Agreement.

“Guaranty Agreement” means the collective reference to the Subsidiary Guaranty Agreement and the Parental Entity Guaranty Agreement.

“Investment Property Collateral” has the meaning assigned thereto in Section 2.1(a)(v).

 “Issuer” means any issuer of any Investment Property or Partnership/LLC Interests (including, without limitation, any Issuer as defined in the UCC).

 “Material Contracts” has the meaning assigned thereto in the Credit Agreement.

“Material Deposit Account” has the meaning assigned thereto in Section 4.4.

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“Obligations” means with respect to the Borrower, the meaning assigned thereto in the Credit Agreement, and with respect to each Guarantor, the obligations of such Guarantor under the Guaranty Agreement executed by such Guarantor and with respect to all Grantors, all liabilities and obligations of the Grantors hereunder.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Parental Entity Guaranty Agreement” has the meaning assigned thereto in the Credit Agreement.

“Partnership/LLC Interests” means, with respect to any Grantor, the entire partnership, membership interest or limited liability company interest, as applicable, of such Grantor in each partnership, limited partnership or limited liability company owned thereby, including, without limitation, such Grantor’s capital account, its interest as a partner or member, as applicable, in the net cash flow, net profit and net loss, and items of income, gain, loss, deduction and credit of any such partnership, limited partnership or limited liability company, as applicable, such Grantor’s interest in all distributions made or to be made by any such partnership, limited partnership or limited liability company, as applicable, to such Grantor and all of the other economic rights, titles and interests of such Grantor as a partner or member, as applicable, of any such partnership, limited partnership or limited liability company, as applicable, whether set forth in the partnership agreement or membership agreement, as applicable, of such partnership, limited partnership or limited liability company, as applicable, by separate agreement or otherwise.

“Perfection Certificate” means the perfection certificate dated as of even date herewith, substantially in the form of Exhibit A attached hereto, and otherwise in form and substance satisfactory to the Administrative Agent, and duly certified by an officer, partner or member, as applicable, of each Grantor.

“Permitted Liens” means Liens permitted pursuant to Section 10.2 of the Credit Agreement.

“Pledged Investment Property” has the meaning assigned thereto in Section 2.1(a)(iv).

“Proceeds Investment Property” has the meaning assigned thereto in Section 2.1(a)(v).

“Restricted Securities Collateral” has the meaning assigned thereto in Section 5.3(a).

“Sanctioned Country” shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time.

“Sanctioned Person” shall mean (i) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization

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controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Securities Act” means the Securities Act of 1933, including all amendments thereto and regulations promulgated thereunder.

“Security Interests” means the security interests granted pursuant to Article II, as well as all other security interests created or assigned as additional security for the Obligations pursuant to the provisions of the Credit Agreement.

“Subsidiary Guaranty Agreement” has the meaning assigned thereto in the Credit Agreement.

“UCC” means the Uniform Commercial Code as in effect in the State of New York, as amended or modified from time to time.

SECTION 1.3.  Other Definitional Provisions.  Terms defined in the Credit Agreement and not otherwise defined herein shall have the meaning assigned thereto in the Credit Agreement.  The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

ARTICLE II

SECURITY INTEREST

SECTION 2.1.  Grant of Security Interest.

(a)           Each Grantor hereby grants, pledges and collaterally assigns to the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, a security interest in, all of such Grantor’s right, title and interest in the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, and wherever located or deemed located (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(i)            all Deposit Accounts;

(ii)           all Documents covering or related to Inventory;

(iii)          all Inventory;

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(iv)          all Investment Property representing ownership interests of any Grantor in the Subsidiaries of the Parent now existing or hereafter created or acquired (the “Pledged Investment Property”);

(v)           all Investment Property consisting of Proceeds of the sale of Inventory of any Grantor which are Financial Assets or which are Financial Assets credited to a Securities Account (the “Proceeds Investment Property”, and, together with the Pledged Investment Property, the “Investment Property Collateral”);

(vi)          all General Intangibles (i) representing any ownership interests in the Subsidiaries of the Parent now existing or hereafter created or acquired or (ii) relating to any of the foregoing Collateral described in clauses (i) through (v) above; and

(vii)         to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and Supporting Obligations (as now or hereafter defined in the UCC) given by any Person with respect to any of the foregoing.

(b)           Notwithstanding clause (a) of this Section 2.1, the payment and performance of the Obligations shall not be secured by any Hedging Agreement between any Grantor and the Administrative Agent or any Lender or any Affiliate of the Administrative Agent or any Lender.

(c)           Notwithstanding the foregoing grants, no obligation or property of any kind due from, owed by, or belonging to, a Sanctioned Person shall be Collateral.

SECTION 2.2.  Grantors Remain Liable.   Anything herein to the contrary notwithstanding: (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, (c) neither the Administrative Agent nor any Lender shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any Lender be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, and (d) neither the Administrative Agent nor any Lender shall have any liability in contract or tort for any Grantor’s acts or omissions.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

SECTION 3.1.  Existence.  Each Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the requisite

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power and authority to own, lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization other than in such jurisdiction where failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.2.  Authorization of Agreement; No Conflict.  Each Grantor has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of, this Agreement.  This Agreement has been duly executed and delivered by the duly authorized officers of each Grantor and this Agreement constitutes the legal, valid and binding obligation of the Grantors enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.  The execution, delivery and performance by the Grantors of this Agreement will not, by the passage of time, the giving of notice or otherwise, violate any material provision of any Applicable Law or Material Contract and will not result in the creation or imposition of any Lien, other than the Security Interests, upon or with respect to any property or revenues of any Grantor.

SECTION 3.3.  Consents.  No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against any Grantor or any Issuer of this Agreement, except (i) as may be required by laws affecting the offering and sale of securities generally and (ii) filings under the UCC.

SECTION 3.4.  Perfected First Priority Liens.  Each financing statement naming any Grantor as a debtor is in appropriate form for filing in the appropriate filing offices of the states specified on Schedule 3.6.  The Security Interests granted pursuant to this Agreement (a) constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens.

SECTION 3.5.  Title, No Other Liens.  Except for the Security Interests, each Grantor owns each item of the Collateral free and clear of any and all Liens or claims other than Permitted Liens.  Except for the financing statements naming certain of the Grantors as “Debtor” and Fleet National Bank as “Secured Party” filed in connection with the Existing Facility relating to security interests in favor of Fleet National Bank which will be terminated on the Closing Date (which financing statements will be terminated within ten (10) days following the Closing Date), no financing statement under the UCC of any state which names a Grantor as debtor or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders, pursuant to this Agreement or in connection with Permitted Liens.  No Collateral is in the possession or Control of any Person asserting any claim thereto or security interest therein, except that (a) the Administrative Agent or its designee may have possession or

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Control of Collateral as contemplated hereby, (b) a depositary bank may have Control of a Deposit Account owned by a Grantor at such depositary bank and a Securities Intermediary may have Control over a Securities Account owned by a Grantor at such Securities Intermediary, in each case subject to the terms of any Deposit Account control agreement or Securities Account control agreement, as applicable, and to the extent required by Section 4, in favor of the Administrative Agent, and (c) a bailee, consignee or other Person may have possession of the Collateral as contemplated by, and so long as, the applicable Grantors have complied to the satisfaction of the Administrative Agent with the applicable provisions of Section 4.

SECTION 3.6.  State of Organization; Location of Inventory; Other Information.

(a)           The exact legal name of each Grantor is set forth on Schedule 3.6.

(b)           Each Grantor is a Registered Organization organized under the laws of the state identified on Schedule 3.6 under such Grantor’s name.  The taxpayer identification number and Registered Organization number of each Grantor is set forth on Schedule 3.6 under such Grantor’s name.

(c)           All Collateral consisting of Inventory (whether now owned or hereafter acquired) is (or will be) located at the locations specified on Schedule 3.6, except as otherwise permitted hereunder.

(d)           The mailing address, chief place of business, chief executive office and office where each Grantor keeps its books and records relating to Documents, General Intangibles, and Investment Property Collateral in which it has any interest is located at the locations specified on Schedule 3.6 under such Grantor’s name.  As of the date hereof, no Grantor has any other places of business except those separately set forth on Schedule 3.6 under such Grantor’s name.  No Grantor does business nor has done business during the past five (5) years under any trade name or fictitious business name except as disclosed on Schedule 3.6 under such Grantor’s name.  Except as disclosed on Schedule 3.6 under such Grantor’s name, no Grantor has acquired assets from any Person, other than assets acquired in the ordinary course of such Grantor’s business, during the past five (5) years.

SECTION 3.7.  Deposit Accounts.  As of the date hereof, all Deposit Accounts (including, without limitation, cash management accounts that are Deposit Accounts) owned by any Grantor are listed on Schedule 3.7.

SECTION 3.8.  Inventory.  Collateral consisting of Inventory is of good and merchantable quality, free from any defects.  To the knowledge of each Grantor, none of such Inventory is subject to any licensing, Patent, Trademark, trade name or Copyright with any Person that restricts any Grantor’s ability to sell such Inventory.  The completion of the manufacturing process of such Inventory by a Person other than the applicable Grantor would be permitted under any contract to which such Grantor is a party or to which the Inventory is subject.

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SECTION 3.9.  Investment Property; Partnership/LLC Interests.

(a)           As of the date hereof, all Investment Property Collateral (including, without limitation, Securities Accounts and cash management accounts that are Investment Property Collateral) and all Partnership/LLC Interests owned by any Grantor is listed on Schedule 3.9.

(b)           All Pledged Investment Property and all Partnership/LLC Interests issued by any Issuer to any Grantor (i) have been duly and validly issued and, if applicable, are fully paid and nonassessable, (ii) are beneficially owned as of record by such Grantor and (iii) constitute all the issued and outstanding shares of all classes of the capital stock of such Issuer issued to such Grantor.

(c)           None of the Partnership/LLC Interests (i) are traded on a Securities exchange or in Securities markets, (ii) by their terms expressly provide that they are Securities governed by Article 8 of the UCC, (iii) are Investment Company Securities or (iv) are held in a Securities Account.

ARTICLE IV

COVENANTS

Until the Obligations shall have been paid in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 7.1, each Grantor covenants and agrees that:

SECTION 4.1.  Maintenance of Perfected Security Interest; Further Information.

(a)           Each Grantor shall maintain the Security Interest created by this Agreement as a perfected Security Interest having at least the priority described in Section 3.4 and shall defend such Security Interest against the claims and demands of all Persons whomsoever.

(b)           Upon the reasonable request of the Administrative Agent, each Grantor will furnish to the Administrative Agent and the Lenders statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

SECTION 4.2.  Maintenance of Insurance.

(a)           Each Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Collateral against loss by fire, explosion, theft, fraud and such other casualties in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities and (ii) insuring such Grantor and the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, against liability for hazards, risks and liability to persons and property relating to the Collateral.

(b)           All such insurance shall (i) name the Administrative Agent for the ratable benefit of itself and the Lenders as loss payee (to the extent covering risk of loss or damage to tangible

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property constituting Collateral) and as an additional insured as its interests may appear (to the extent covering any other risk), and (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Administrative Agent of written notice thereof.

(c)           Upon the request of the Administrative Agent, each Grantor shall deliver to the Administrative Agent and the Lenders periodic information from a reputable insurance broker with respect to the insurance referred to in this Section 4.2.

SECTION 4.3.  Changes in Locations; Changes in Name or Structure.  No Grantor will, except upon thirty (30) days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of (a) all additional financing statements (executed if necessary for any particular filing jurisdiction) and other instruments and documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the Security Interests and (b) if applicable, a written supplement to the Schedules of this Agreement:

(i)            permit any Deposit Account subject to a control agreement in favor of the Administrative Agent to be held by or at a depositary bank other than the depositary bank identified in such control agreement;

(ii)           permit any of the Inventory, other than Inventory in transit in the ordinary course of business, to be kept at a location other than those listed on Schedule 3.6, except as otherwise permitted hereunder (including as contemplated in Section 4.6(b)); provided, that the Grantors may move Inventory to individual retail store locations that are acquired, created or otherwise opened after the date hereof in accordance with the Credit Agreement; provided, further that no less frequently than on each anniversary of the Closing Date, the Grantors shall provide the Administrative Agent with a list of all locations of Inventory.

(iii)          permit any Investment Property Collateral (other than Certificated Securities delivered to the Administrative Agent pursuant to Section 4.5) subject to a control agreement in favor of the Administrative Agent to be held by or at a Securities Intermediary other than the Securities Intermediary identified in such control agreement;

(iv)          change its jurisdiction of organization or the location of its chief executive office from that identified on Schedule 3.6; or

(v)           change its name, identity or corporate or organizational structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.

SECTION 4.4.  Required Notifications.  (a) Each Grantor shall promptly notify the Administrative Agent, in writing, of: (i) any Lien (other than the Security Interests or Permitted Liens) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder, (ii) the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the Security Interests, and (iii) the acquisition, opening or other ownership by such Grantor of any (A) concentration, sweep or other material Deposit Account (each of the

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foregoing a “Material Deposit Account”) or (B) Proceeds Investment Property, in each case, after the date hereof.

(b)           No less frequently than on each anniversary of the Closing Date, the Grantors shall deliver to the Administrative Agent a current list of all Deposit Accounts of the Grantors.

SECTION 4.5.  Delivery Covenants.  Each Grantor will deliver and pledge to the Administrative Agent, for the ratable benefit of itself and the Lenders, all Certificated Securities, and Partnership/LLC Interests evidenced by a certificate, and, at the request of the Administrative Agent at any time following the occurrence and during the continuance of a an Event of Default, negotiable Documents owned or held by such Grantor, in each case, together with an Effective Endorsement and Assignment and all Supporting Obligations, as applicable, unless such delivery and pledge has been waived in writing by the Administrative Agent.

SECTION 4.6.  Control Covenants.

(a)           Upon the request of the Administrative Agent (i) at any time with respect to all Material Deposit Accounts and all Proceeds Investment Property and (ii) at any time following the occurrence and during the continuance of an Event of Default with respect to all other Deposit Accounts of the Grantors, each Grantor shall instruct (and otherwise use its reasonable efforts) to cause (A) each depositary bank (other than the Administrative Agent) holding a Deposit Account owned by such Grantor and (B) each Securities Intermediary holding any Proceeds Investment Property owned by such Grantor, to execute and deliver a control agreement, sufficient to provide the Administrative Agent with Control of such Deposit Account and otherwise in form and substance reasonably satisfactory to the Administrative Agent (any such depositary bank executing and delivering any such control agreement, a “Controlled Depositary” and any such Securities Intermediary executing and delivering any such control agreement, a “Controlled Intermediary”) within thirty (30) Business Days of such request.  In the event any such depositary bank or Securities Intermediary refuses to execute and deliver such control agreement, the Administrative Agent, in its sole discretion, may require the applicable Deposit Account and Proceeds Investment Property to be transferred to the Administrative Agent or a Controlled Depositary or Controlled Intermediary, as applicable.  Following any such request, all Deposit Accounts and Proceeds Investment Property will be maintained with the Administrative Agent or a Controlled Depositary or Controlled Intermediary, as applicable.

(b)           If (i) any Collateral (other than Collateral specifically subject to the provisions of Section 4.6(a)) exceeding in value $10,000,000 in the aggregate (such Collateral exceeding such amount, the “Excess Collateral”) is at any such time in the possession or control of any consignee, warehouseman, bailee (other than a carrier transporting Inventory to a purchaser in the ordinary course of business), processor, or any other third party, or is stored at any location which is not owned by the Grantors or (ii) if an Event of Default shall have occurred and be continuing, then (a) the Administrative Agent may require that that such Grantor shall notify in writing such Person of the Security Interests created hereby, shall use its reasonable efforts to obtain such Person’s written agreement in writing to hold all such Collateral for the Administrative Agent’s account subject to the Administrative Agent’s instructions, and shall cause such Person to issue and deliver to the Administrative Agent warehouse receipts, bills of lading or any similar documents relating to such Collateral together with an Effective

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Endorsement and Assignment (which documents may include, without limitation, lien subordinations of such third parties and, in the case of leased locations, landlord agreements, in each case, in form and substance reasonably acceptable to the Administrative Agent); provided that if such Grantor is not able to obtain such agreement and cause the delivery of such items, the Administrative Agent, in its sole discretion, may require such Excess Collateral to be moved to another location specified thereby; and (b) the Administrative Agent may require that each Grantor perfect and protect such Grantor’s ownership interests in all Inventory stored with a consignee against creditors of the consignee by filing and maintaining financing statements against the consignee reflecting the consignment arrangement filed in all appropriate filing offices, providing any written notices required to notify any prior creditors of the consignee of the consignment arrangement, and taking such other actions as may be appropriate to perfect and protect such Grantor’s interests in such inventory under Section 2-326, Section 9-103, Section 9-324 and Section 9-505 of the UCC or otherwise.  All such financing statements filed pursuant to this Section 4.6(b) shall be assigned, on the face thereof, to the Administrative Agent, for the ratable benefit of itself and the other Lenders.

SECTION 4.7.  Filing Covenants.  Pursuant to Section 9-509 of the UCC and any other Applicable Law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the Security Interests of the Administrative Agent under this Agreement.  Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the Security Interest in the Collateral granted herein.  Further, a photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.  Grantor hereby authorizes, ratifies and confirms all financing statements and other filing or recording documents or instruments filed by Administrative Agent prior to the date of this Agreement.

SECTION 4.8.  Pledged Investment Property; Partnership/LLC Interests.

(a)           Without the prior written consent of the Administrative Agent, no Grantor will (i) vote to enable, or take any other action to permit, any applicable Issuer to issue any Pledged Investment Property or Partnership/LLC Interests, except for those additional Pledged Investment Property or Partnership/LLC Interests that will be subject to the Security Interest granted herein in favor of the Administrative Agent, or (ii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any Pledged Investment Property or Partnership/LLC Interests or Proceeds thereof.  The Grantors will defend the right, title and interest of the Administrative Agent in and to any Pledged Investment Property and Partnership/LLC Interests against the claims and demands of all Persons whomsoever.

(b)           If any Grantor shall become entitled to receive or shall receive (i) any Certificated Securities (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any

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certificate issued in connection with any reorganization), option or rights in respect of the ownership interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Pledged Investment Property, or otherwise in respect thereof, or (ii) any sums paid upon or in respect of any Pledged Investment Property upon the liquidation or dissolution of any Issuer, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and promptly deliver the same to the Administrative Agent in accordance with the terms hereof.

(c)           Nothing contained in this Agreement shall prohibit any Issuer from reorganizing as a limited liability company or a corporation, provided that (i) such reorganization is permitted by and undertaken in compliance with the provisions of the Credit Agreement,  (ii) such reorganization is undertaken in compliance with the provisions of this Agreement, including, without limitation, Article IV hereof, and (iii) all of the ownership interests in the converted entity shall be pledged to the Administrative Agent as Collateral for the Obligations in accordance with the terms of this Agreement.

SECTION 4.9.  Further Assurances.  Upon the request of the Administrative Agent and at the sole expense of the Grantors, each Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, all applications, certificates, instruments, registration statements, and all other documents and papers the Administrative Agent may reasonably request and as may be required by law in connection with the obtaining of any consent, approval, registration, qualification, or authorization of any Person deemed necessary or appropriate for the effective exercise of any rights under this Agreement.

ARTICLE V

REMEDIAL PROVISIONS

SECTION 5.1.  General Remedies.  If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other Applicable Law.  Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption

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of any credit risk.  The Administrative Agent may disclaim all warranties in connection with any sale or other disposition of the Collateral, including, without limitation, all warranties of title, possession, quiet enjoyment and the like.  The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  To the extent permitted by Applicable Law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder except to the extent any such claims, damages, or demands result solely from the gross negligence or willful misconduct of the Administrative Agent or any Lender, in each case against whom such claim is asserted.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.  The Administrative Agent may reject or refuse to accept any Collateral for credit toward payment of the Obligations that is an obligation or property of any kind due from, owed by, or belonging to, a Sanctioned Person.

SECTION 5.2.  Specific Remedies.

(a)           Upon the occurrence and during the continuance of an Event of Default:

(i)            each Grantor shall forward to the Administrative Agent, on the last Business Day of each week, deposit slips related to all cash, money, checks or any other similar items of payment received by the Grantor during such week, and, if requested by the Administrative Agent, copies of such checks or any other similar items of payment, together with a statement showing the application of all payments on the Collateral during such week and a collection report with regard thereto, in form and substance satisfactory to the Administrative Agent;

(ii)           whenever any Grantor shall receive any cash, money, checks or any other similar items of payment relating to any Collateral (including any Proceeds of any Collateral), such Grantor agrees that it will, within one (1) Business Day of such receipt, deposit all such items of payment into the Collateral Account or in a Deposit Account at a Controlled Depositary, until such Grantor shall deposit such cash, money, checks or any other similar items of payment in the Collateral Account or in a Deposit Account at a Controlled Depositary, such Grantor shall hold such cash, money, checks or any other similar items of payment in trust for the Administrative Agent and Lenders and as property of the Administrative Agent and Lenders, separate from the other funds of such Grantor, and the Administrative Agent shall have the right to transfer or direct the transfer of the balance of each Deposit Account to the Collateral Account.  All such Collateral and Proceeds of Collateral received by the Administrative Agent hereunder shall be held by the Administrative Agent in the Collateral Account as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.4.

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(iii)          the Administrative Agent shall have the right to receive any and all cash dividends, payments or distributions made in respect of any Pledged Investment Property, Partnership/LLC Interests or other Proceeds paid in respect of any Pledged Investment Property or Partnership/LLC Interests, and any or all of any Pledged Investment Property or Partnership/LLC Interests shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Pledged Investment Property or Partnership/LLC Interests at any meeting of shareholders, partners or members of the relevant Issuers and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Investment Property or Partnership/LLC Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Investment Property or Partnership/LLC Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or company structure of any Issuer or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Investment Property or Partnership/LLC Interests, and in connection therewith, the right to deposit and deliver any and all of the Pledged Investment Property or Partnership/LLC Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it; but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and the Administrative Agent and the Lenders shall not be responsible for any failure to do so or delay in so doing.  In furtherance thereof, each Grantor hereby authorizes and instructs each Issuer with respect to any Collateral consisting of Pledged Investment Property and Partnership/LLC Interests to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) except as otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to any Pledged Investment Property or Partnership/LLC Interests directly to the Administrative Agent; and

(iv)          the Administrative Agent shall be entitled to (but shall not be required to) do all other acts which the Administrative Agent may deem necessary or proper to protect its Security Interest granted hereunder, provided such acts are not inconsistent with or in violation of the terms of any of the Credit Agreement, of the other Loan Documents or Applicable Law.

(b)           Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 5.2(a), each Grantor shall be permitted to receive all cash dividends, payments or other distributions made in respect of any Pledged Investment Property and Partnership/LLC Interests, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted

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in the Credit Agreement, and to exercise all voting and other corporate, company and partnership rights with respect to any Pledged Investment Property and Partnership/LLC Interests.

SECTION 5.3.  Registration Rights.

(a)           If the Administrative Agent shall determine that in order to exercise its right to sell any or all of the Collateral it is necessary or advisable to have such Collateral registered under the provisions of the Securities Act (any such Collateral, the “Restricted Securities Collateral”), the relevant Grantor will cause each applicable Issuer (and the officers and directors thereof) to (i) execute and deliver all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register such Restricted Securities Collateral, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of such Restricted Securities Collateral, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.  Each Grantor agrees to cause each applicable Issuer (and the officers and directors thereof) to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 2 (a) of the Securities Act.

(b)           Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Restricted Securities Collateral, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Administrative Agent shall be under no obligation to delay a sale of any of the Restricted Securities Collateral for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c)           Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Restricted Securities Collateral valid and binding and in compliance with any and all other Applicable Laws.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.3 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.3 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to

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assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

SECTION 5.4.  Application of Proceeds.  At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of the Collateral or any Proceeds of the Collateral in payment in whole or in part of the Obligations (after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements) in accordance with Section 11.4 of the Credit Agreement.  Any balance of such Proceeds remaining after shall be paid over to the Borrower, on behalf of the Grantors, or to whomsoever (if such Person is not a Grantor) may be lawfully entitled to receive the same. Only after (i) the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-610 and Section 9-615 of the UCC and (ii) the payment in full of the Obligations and the termination of the Commitments, shall the Administrative Agent account for the surplus, if any, to any Grantor, or to whomever may be lawfully entitled to receive the same (if such Person is not a Grantor).

SECTION 5.5.  Waiver, Deficiency.  Each Grantor hereby waives, to the extent permitted by Applicable Law, all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any Applicable Law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

ARTICLE VI

THE ADMINISTRATIVE AGENT

SECTION 6.1.  Administrative Agent’s Appointment as Attorney-In-Fact.

(a)           Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following upon the occurrence and continuation of an Event of Default:

(i)            in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other

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instruments for the payment of moneys due with respect to any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due with respect to any Collateral whenever payable;

(ii)           pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iii)          execute, in connection with any sale provided for in this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iv)          (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; and (G) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Lenders’ Security Interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(b)           If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement in accordance with the provisions of Section 6.1(a).

(c)           The expenses of the Administrative Agent incurred in connection with actions taken pursuant to the terms of this Agreement, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

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(d)           Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof in accordance with Section 6.1(a).  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the Security Interests created hereby are released.

SECTION 6.2.  Duty of Administrative Agent.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account.  Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers.  The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 6.3.  Authority of Administrative Agent.  Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement to make any inquiry respecting such authority.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1.  Amendments, Waivers and Consents.  None of the terms, covenants, agreements or conditions of this Agreement may be amended, supplemented or otherwise modified, nor may they be waived, nor may any consent be given, except in accordance with Section 13.2 of the Credit Agreement.

SECTION 7.2.  Notices.  All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 13.1 of the Credit Agreement; provided that notices and communications to the Grantors shall be directed to the Grantors at the address of the Borrower set forth in Section 13.1(b).

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SECTION 7.3.  No Waiver by Course of Conduct, Cumulative Remedies.  Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

SECTION 7.4.  Enforcement Expenses, Indemnification.

(a)           Each Grantor will (i) pay all out-of-pocket expenses (including, without limitation,  all costs of electronic or internet distribution of any information hereunder) of the Administrative Agent in connection with (A) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including, without limitation, all out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Administrative Agent and (B) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent or the Lenders relating to this Agreement or any other Loan Document, including, without limitation, reasonable fees, disbursements and other charges of counsel for the Administrative Agent, (ii) pay all reasonable out-of-pocket expenses of the Administrative Agent and each Lender actually incurred in connection with the administration and enforcement of any rights and remedies of the Administrative Agent and Lenders under this Agreement, including, without limitation, in connection with any workout, restructuring, bankruptcy or other similar proceeding, creating and perfecting Liens in favor of the Administrative Agent on behalf of the Lenders pursuant to any Security Document, enforcing any Obligations of, or collecting any payments due from, any Grantor by reason of an Event of Default (including by reason of an Event of Default, in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of this Agreement); consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include, without limitation, the reasonable fees and disbursements of such Persons, (iii) any civil penalty or fine assessed by the U.S. Department of the Treasury’s Office of Foreign Assets Control against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by the Administrative Agent or any Lender as a result of the funding of Loans, the issuance of Letters of Credit, the acceptance of payment or of collateral due under the Loan Documents and (iv) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, partners, employees, agents, officers, advisors and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim (including, without limitation, any Environmental Claims), investigation, litigation or other

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proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Extensions of Credit, this Agreement, any other Loan Document, or any documents, reports or other information provided to the Administrative Agent or any Lender or contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including, without limitation, reasonable attorney’s and consultant’s fees, except to the extent that any of the foregoing (A) are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted directly from the gross negligence or willful misconduct of the party seeking indemnification therefor or (B) result from a claim brought by any Credit Party against an indemnitee for breach in bad faith of the obligations under this Agreement or the other Loan Documents of the party seeking indemnification if such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(b)           Each Grantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all Other Taxes, subject to the terms of the Credit Agreement, including, without limitation, Sections 4.11 and 4.12 thereof, which may be payable or determined to be payable with respect to any of the Collateral.

(c)           The agreements in this Section 7.4 shall survive termination of the Commitments and repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

SECTION 7.5.  Waiver of Jury Trial; Preservation of Remedies.

(a)           Waiver of Jury Trial.  THE ADMINISTRATIVE AGENT AND EACH GRANTOR HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

(b)           Preservation of Certain Remedies.  The parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Loan Document (each a “Dispute”).  Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies, as applicable:  (i) all rights to foreclose against any real or personal property or other security granted under a Loan Document by exercising a power of sale granted in the Loan Documents or under Applicable Law or by judicial foreclosure and sale, including a proceeding to confirm the sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by

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confession of judgment.  Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

SECTION 7.6.  Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto (and shall bind all Persons who become bound as a Grantor to this Collateral Agreement) and their respective successors and assigns permitted hereby; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent (given in accordance with Section 7.1).

SECTION 7.7.  Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

SECTION 7.8.  Severability.  Any provision of this Agreement or any other Loan Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 7.9.  Section Heading.  The Section headings used in this Agreement are for convenience of reference only and neither limit nor amplify the provisions of this Agreement.

SECTION 7.10.  Integration.  This Agreement comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on such subject matter.

SECTION 7.11.  Governing Law.  This Agreement and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of New York, including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York, without reference to any other conflicts of law principles thereof.

SECTION 7.12.  Jurisdiction and Venue.

(a)           Jurisdiction.  Each Grantor party hereto hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in New York, New York (and any courts from which an appeal from any of such courts must or may be taken), in any action, claim or other proceeding arising out of any dispute in connection with this Agreement and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations.  Each Grantor party hereto hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 7.2.  Nothing in this Section shall affect the right of the Administrative Agent or any Lender to serve

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legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against any Grantor or its respective properties in the courts of any other jurisdictions.

(b)           Venue.  Each Grantor party hereto hereby irrevocably waives any objection it may have now or in the future to the laying of venue in the aforesaid jurisdiction in any action, claim or other proceeding arising out of or in connection with this Agreement, any other Loan Document or the rights and obligations of the parties hereunder or thereunder.  Each Grantor party hereto irrevocably waives, in connection with such action, claim or proceeding, any plea or claim that the action, claim or other proceeding has been brought in an inconvenient forum.

SECTION 7.13.  Acknowledgements.

(a)           Each Grantor hereby acknowledges that:  (i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party, (ii) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor, and (iii) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Lenders or among the Grantors and the Lenders.

(b)           Each Issuer party to this Agreement acknowledges receipt of a copy of this Agreement and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it.  Each Issuer agrees to provide such notices to the Administrative Agent as may be necessary to give full effect to the provisions of this Agreement.

SECTION 7.14.  Additional Grantors.  Each Subsidiary of the Parent that is required to become a party to this Agreement pursuant to Section 8.11 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a joinder agreement in form and substance satisfactory to the Administrative Agent.

SECTION 7.15.  Releases.

(a)           At such time as the Obligations shall have been paid in full and the Commitments have been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)           If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at

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the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.  In the event that all the capital stock of any Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement, then, at the request of the Borrower and at the expense of the Grantors, such Grantor shall be released from its obligations hereunder; provided that the Borrower shall have delivered to the Administrative Agent, as soon as practicable but in any event, at least ten (10) Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

TUESDAY MORNING, INC., as Grantor and Issuer

By:
Name:
Title:

TUESDAY MORNING CORPORATION, as Grantor

By:
Name:
Title:

TMI HOLDINGS, INC., as Grantor and Issuer

By:
Name:
Title:

FRIDAY MORNING, INC., as Grantor and Issuer

By:
Name:
Title:

DAYS OF THE WEEK, INC., as Grantor and Issuer

By:
Name:
Title:

[Signature Pages Continue]

NIGHTS OF THE WEEK, INC., as Grantor and Issuer

By:
Name:
Title:

TUESDAY MORNING PARTNERS, LTD., as Grantor and Issuer

By:
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

EXHIBIT A

to

Collateral Agreement

Form of Perfection Certificate

Dated as of                   , 200

TUESDAY MORNING, INC., a Texas corporation (the “Borrower”), TUESDAY MORNING CORPORATION, a Delaware corporation (the “Parent”), TMI HOLDINGS, INC., a Delaware corporation (“Holdings”), the Subsidiaries of the Parent (the “Subsidiary Grantors”, and together with the Borrower, the Parent and Holdings, the “Grantors”, each individually, a “Grantor”) have entered into a Collateral Agreement dated as of the 22nd day of December 2004 (as amended, restated, supplemented or otherwise modified, the “Collateral Agreement”) in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent (the “Administrative Agent”) for the benefit of itself and the lenders (the “Lenders”) who are or may become a party to the Credit Agreement.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Collateral Agreement.

Each Grantor hereby certifies to the Administrative Agent and each Lender as follows:

SECTION 1.           Identification Information.

(a)           The jurisdiction of incorporation, organization or formation of each Grantor and the date of such incorporation, organization or formation is as follows:

(b)           The location of the chief executive office of each Grantor is as follows:

(c)           The exact legal name of each Grantor as it appears in its [Articles or Certificate of Incorporation][Formation] [or] [other applicable document evidencing formation] is as follows:

(d)           Except as set forth herein, (i) no Grantor has changed its identity or organizational structure in any way within the past five years and (ii) no Person has merged or consolidated with or into any Grantor and no Person has liquidated into or transferred all or substantially all of its assets to any Grantor in any way within the past year.

(e)           The following is a list of all other names (including trade names or similar appellations) used by any Grantor or any of their respective divisions or other business units at any time during the past five years:

The taxpayer identification number of each Grantor is as follows:

The registered organization identification number of each Grantor is as follows:

A-1

SECTION 2.           Current Locations.               The following are all the locations where the Grantors maintain any Inventory:

Grantor	Mailing Address	County and State

SECTION 3.           Deposit Accounts:  Each Grantor maintains the following Deposit Accounts:

Grantor	Financial Institution	Account Number	Address of Financial Institution	Account Purpose

SECTION 4.           Unusual Transactions.  Other than as set forth below, all Inventory has been acquired by the Grantors in the ordinary course of business from Persons in the business of selling goods of such kind.

SECTION 5.           Reliance.  The undersigned acknowledges that the Administrative Agent and the Lenders are entitled to rely and have, in fact, relied on the information contained herein, and any successor or assign of the Agent or the Lenders is entitled to rely on the information contained herein.

[Signature Pages to Follow]

A-2

IN WITNESS WHEREOF, the undersigned have executed this Perfection Certificate as of the date first above written.

TUESDAY MORNING, INC.

By:
Name:
Title:

TUESDAY MORNING CORPORATION

By:
Name:
Title:

TMI HOLDINGS, INC.

By:
Name:
Title:

FRIDAY MORNING, INC.

By:
Name:
Title:

DAYS OF THE WEEK, INC.

By:
Name:
Title:

[Signature Pages Continue]

NIGHTS OF THE WEEK, INC.

By:
Name:
Title:

TUESDAY MORNING PARTNERS, LTD.

By:
Name:
Title:

SCHEDULE 3.6

to

Collateral Agreement

Exact Legal Name; Jurisdiction of Organization; Taxpayer Identification Number; Registered Organization Number; Mailing Address; Chief Executive Office and other Locations

1

SCHEDULE 3.7

to

Collateral Agreement

Deposit Accounts

Grantor	Financial Institution	Account Number	Address of Financial Institution	Account Purpose

1

SCHEDULE 3.9

to

Collateral Agreement

Investment Property Collateral and Partnership/LLC Interests

Certificated Securities:

Grantor:

Name of Issuer	Class and Series	Par Value	Certificate Number	Percentage of Ownership Interests of such Class and Series

Securities Accounts (including cash management accounts that are Proceeds Investment Property) and Uncertificated Securities:

Grantor:

Financial Institution	Account Number	Address of Financial Institution	Account Purpose

Name of Issuer	Class and Series	Par Value	Percentage of Ownership Interests of such Class and Series

Partnerships/LLC Interests:

Grantor:

Name of Issuer (including identification of type of entity)	Type of Ownership Interest	Certificate Number (if any)	Percentage of Ownership Interests of such Type